
   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                               SOURCE MEDIA, INC.
         (Exact names of Co-Registrants as specified in their charters)

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
                      DELAWARE                                             13-3700438
           (State or other jurisdiction of                              (I.R.S. Employer
           incorporation or organization)                              Identification No.)
          File No. 333-                     File No. 333-                     File No. 333-
       SMI HOLDINGS, INC.         INTERACTIVE CHANNEL TECHNOLOGIES          IT NETWORK, INC.
  (Exact name of Co-Registrant                  INC.                  (Exact name of Co-Registrant
  as specified in its charter)      (Exact name of Co-Registrant      as specified in its charter)
                                    as specified in its charter)
              TEXAS                            ONTARIO                          DELAWARE
 (State or other jurisdiction of   (State or other jurisdiction of   (State or other jurisdiction of
 incorporation or organization)    incorporation or organization)    incorporation or organization)
           84-1091089                         74-213067                        75-2730723
 (I.R.S. Employer Identification   (I.R.S. Employer Identification   (I.R.S. Employer Identification
              No.)                              No.)                              No.)

          File No. 333-                     File No. 333-                     File No. 333-
       997758 ONTARIO INC.              1229501 ONTARIO INC.         CABLE SHARE INTERNATIONAL INC.
  (Exact name of Co-Registrant      (Exact name of Co-Registrant      (Exact name of Co-Registrant
  as specified in its charter)      as specified in its charter)      as specified in its charter)
             ONTARIO                           ONTARIO                          BARBADOS
 (State or other jurisdiction of   (State or other jurisdiction of   (State or other jurisdiction of
 incorporation or organization)    incorporation or organization)    incorporation or organization)
           APPLIED FOR                       APPLIED FOR                       APPLIED FOR
 (I.R.S. Employer Identification   (I.R.S. Employer Identification   (I.R.S. Employer Identification
              No.)                              No.)                              No.)

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
           File No. 333-
     INTERACTIVE CHANNEL, INC.
   (Exact name of Co-Registrant
   as specified in its charter)

             DELAWARE
  (State or other jurisdiction of
  incorporation or organization)

            75-2730724
  (I.R.S. Employer Identification
               No.)
           File No. 333-
     CABLESHARE (U.S.) LIMITED
   (Exact name of Co-Registrant
   as specified in its charter)
             ILLINOIS
  (State or other jurisdiction of
  incorporation or organization)

            36-3534795
  (I.R.S. Employer Identification
               No.)

                                      4825
            (Primary Standard Industrial Classification Code Number)

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
             5400 LBJ FREEWAY, SUITE 680                                TIMOTHY P. PETERS
                 DALLAS, TEXAS 75240                               5400 LBJ FREEWAY, SUITE 680
          (Address, including zip code, and                            DALLAS, TEXAS 75240
       telephone number, including area code,                            (972) 701-5400
    of Registrant's principal executive offices)        (Name, address, including zip code, and telephone
                                                       number, including area code, of agent for service)

                             ---------------------

                                   Copies to:
                              MICHAEL L. BENGTSON
                                 MARK C. GUNNIN
                                GRANT C. LIGHTLE
                            THOMPSON & KNIGHT, P.C.
                        1700 PACIFIC AVENUE, SUITE 3300
                              DALLAS, TEXAS 75201
                                 (214) 969-1700
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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================================================================================================================================
                                                                           PROPOSED            PROPOSED
              TITLE OF EACH CLASS OF                                        MAXIMUM             MAXIMUM
                 SECURITIES TO BE                     AMOUNT TO BE      OFFERING PRICE         AGGREGATE           AMOUNT OF
                  REGISTERED(1)                        REGISTERED          PER NOTE         OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
12% Senior Secured Notes due 2004.................    $100,000,000           100%            $100,000,000         $29,500.00
--------------------------------------------------------------------------------------------------------------------------------
Guarantees of 12% Senior Secured Notes due 2004...         (2)                (2)                 (2)                 (2)
================================================================================================================================

(1) The issuer of the Notes registered hereby is Source Media, Inc. The guarantees registered hereby are made by SMI Holdings, Inc., Interactive Channel Technologies Inc., IT Network, Inc., Interactive Channel, Inc., 997758 Ontario Inc., 1229501 Ontario Inc., Cable Share International Inc. and Cableshare (U.S.) Limited.

(2) No additional consideration will be received for the guarantees of the Notes registered hereby.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     Information contained herein is subject to change, completion or amendment without notice. These securities may not be sold nor may an offer to buy be accepted prior to the time the Prospectus is delivered in final form. Under no circumstances shall this Prospectus constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                 SUBJECT TO COMPLETION DATED DECEMBER 10, 1997

PROSPECTUS

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[SOURCE MEDIA LOGO]               SOURCE MEDIA, INC.

     OFFER TO EXCHANGE ITS 12% SENIOR SECURED NOTES DUE 2004 THAT HAVE BEEN
                                   REGISTERED
      UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
                       12% SENIOR SECURED NOTES DUE 2004
                            ------------------------
    Source Media, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, this "Prospectus") and in the accompanying Letter of Transmittal (the "Exchange Offer"), to exchange (i) its 12% Senior Secured Notes due 2004 (the "Exchange Notes") for a like aggregate principal amount of its outstanding 12% Senior Secured Notes due 2004 (the "Outstanding Notes"), of which an aggregate principal amount of $100,000,000 is outstanding as of the date hereof. The form and the terms of the Exchange Notes will be the same in all material respects as the form and terms of each of the Outstanding Notes, except that (i) the Exchange Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and hence will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of Outstanding Notes under the Exchange and Registration Rights Agreement dated October 30, 1997 (the "Registration Rights Agreement"). See "The Exchange
Offer -- Purpose and Effect of the Exchange Offer." The Exchange Notes will be initially issued as a single, permanent global certificate. See "Description of Exchange Notes."

    The Outstanding Notes were issued and sold in a transaction exempt from the registration requirements of the Securities Act and may not be offered or sold in the United States unless so registered or pursuant to an applicable exemption under the Securities Act. The Exchange Notes are being offered herewith in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes that the Exchange Notes to be issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. However, the Company has not sought a no-action letter with respect to the Exchange Offer and there can be no assurance the staff of the Commission would make a similar determination with respect to the Exchange Offer. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may nonetheless be deemed to be an "underwriter" under the Securities Act notwithstanding such disclaimer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
                                                        (Continued on next page)
                            ------------------------
      SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE ACQUISITION OF THE EXCHANGE NOTES.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

THE DATE OF THIS PROSPECTUS IS          , 1998.

    Holders of Outstanding Notes whose Outstanding Notes are not tendered and accepted in the Exchange Offer will continue to hold such Outstanding Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the indenture governing the Outstanding Notes and the Exchange Notes. Following consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Outstanding Notes held by them. The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the indenture (the "Indenture"), dated October 30, 1997, governing the Outstanding Notes and the Exchange Notes. The Outstanding Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes."

    The Notes will bear interest at the rate of 12% per annum, payable semi-annually on May 1 and November 1, commencing May 1, 1998. The Notes will mature on November 1, 2004. Except as described below, the Company may not redeem the Notes prior to November 1, 2001. On or after such date, the Company may redeem the Notes, in whole or in part, at any time, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to November 1, 2000, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes with the cash proceeds of one or more public Equity Offerings (as defined) at a redemption price equal to 112.0% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided, that at least $65.0 million of the aggregate principal amount of the Notes remain outstanding immediately after each such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have funds available to repurchase the Notes upon the occurrence of a Change of Control. See "Description of Exchange
Notes -- Redemption -- Optional Redemption Upon Equity Offering" and "Risk Factors -- Change of Control." Other than change of control provisions and other restrictive covenants, including limitations on indebtedness and restricted payments, as applicable, the Indenture does not contain any provisions that afford holders of the Notes protection in the event of a highly leveraged or other transaction that may adversely affect such holders. See "Description of Exchange Notes" and "Risk Factors -- Substantial Leverage; Ability to Service Debt" and "-- Change of Control."

    The Outstanding Notes are and the Exchange Notes will be senior obligations of the Company and will be secured by substantially all of the assets of the Company. The Outstanding Notes rank and the Exchange Notes will rank pari passu in right of payment with all existing and future Senior Indebtedness (as defined) of the Company and will rank senior to all existing and future Subordinated Obligations (as defined) of the Company. The Outstanding Notes are, and the Exchange Notes will be, unconditionally guaranteed (the "Guarantees") by each of the Company's subsidiaries (the "Subsidiary Guarantors"). The Guarantees are and will be senior obligations of the Subsidiary Guarantors and are and will be secured by substantially all of the assets of each Subsidiary Guarantor. The Guarantees rank and will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Subsidiary Guarantors and rank and will rank senior in right of payment to all Subordinated Obligations of the Subsidiary Guarantors. The Outstanding Notes have been designated for trading on the PORTAL Market.

    The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. The Company will accept for exchange any and all validly tendered Outstanding Notes not withdrawn prior
to 5:00 p.m., New York City time, on            , 1997 unless extended by the
Company, (the "Expiration Date"). Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Conditions." The Company has agreed to pay all expenses incident to the Exchange Offer. The Company will not receive any proceeds from the Exchange Offer.

    The Outstanding Notes constitute securities for which there is no established trading market. Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding. The Company does not currently intend to list the Exchange Notes on any securities exchange. To the extent that any Outstanding Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected. No assurances can be given as to the liquidity of the trading market for either the Outstanding Notes or the Exchange Notes.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Except as otherwise specified or dictated by context, (a) all references to "Brite" refer to the Electronic Publishing Division of Brite Voice Systems, Inc., (b) all references to "VNN" refer to Voice News Network, Inc., (c) all references to the "Acquisitions" refer to the acquisition of certain of the assets of Brite and VNN in October 1997, (d) all references to the "Offering" refer to the offering of the Outstanding Notes and Units consisting of the Company's 13 1/2% Senior PIK Preferred Stock and Warrants, (e) all references to the "Transactions" refer to the Acquisitions and the Offering and (e) all references to the "Company" or "Source" include Source Media, Inc. and its wholly-owned subsidiaries, SMI Holdings, Inc. (formerly known as IT Network, Inc.) ("Holdings"), Interactive Channel Technologies, Inc. ("ICT"), IT Network, Inc. ("IT Network") and Interactive Channel, Inc. ("Interactive Channel"). "EBITDA" refers to earnings before interest, taxes, depreciation and amortization. Capitalized terms not elsewhere defined, certain industry and technical terms and company names referred to herein are more precisely identified or defined in "Glossary of Certain Definitions."

                                  THE COMPANY

     Source Media is a leader in providing on-demand information, services and programming through the telephone and cable television, delivered over the Company's proprietary digital operating systems to mass market consumers through its two operating subsidiaries, IT Network and Interactive Channel. IT Network is a leading provider of on-demand information through advertiser-sponsored telephone hotlines advertised in over 100 million Yellow Pages annually and over 24 million newspapers daily. Interactive Channel provides on-demand information and services and can provide Internet access to the cable television industry over existing cable infrastructure and telephone lines.

IT NETWORK

  Overview

     IT Network is the nations' leading provider of voice information services through telephone directories and newspapers with a market share which the Company believes is 10 times its closest competitor in terms of distribution. The Company also provides related support services to a majority of its Yellow Pages directory and newspaper Publisher Partners. The Company sells advertising and provides related support services to in excess of 8,000 advertising clients who pay to sponsor and deliver a promotional message before and after the delivery of the voice information services. The Company is the sole provider of voice information services to eight of the nine largest Yellow Pages directory publishers in the country and believes that it is the only voice information services provider capable of delivering national scope advertising to the mass market in telephone directories and newspapers through one source. During the last twelve months the Company estimates that it has fulfilled over 400 million requests for information.

     The Company and its Publisher Partners place inserts in high circulation publications including more than 500 Yellow Pages directories and 280 daily newspapers. The Publisher Partners, who include Ameritech, Bell Atlantic, BellSouth, Pacific Bell, US West, The Washington Post, The Chicago Sun Times, The San Francisco Chronicle, The Boston Herald and Newsday, distribute their publications in over 150 designated marketing areas ("DMAs") in 46 states. The inserts invite consumers to call a specific local phone number at no additional charge for access to useful voice information on over 800 regularly-updated topics ranging from general information, such as local news, sports and weather updates, to home repair, travel, legal, health and other more specific topics including stock quotes. The Company's voice information system enables callers to navigate to specific topics with a four digit code and often allows the consumer to obtain additional information or talk directly to the advertiser at the push of a button.

     IT Network generates revenues through the following sources:

     - Advertising sales -- direct sales of advertising sponsorships for voice information.

     - Advertiser management -- services provided to Publisher Partners for voice information advertising accounts sold by the Publisher Partners to increase customer satisfaction and renewal rates.

     - Systems management -- technical programming and maintenance of the voice information systems of Publisher Partners and other businesses in local markets.

     - Voice information content -- broadcast of voice information, such as local and national news, weather, sports and stock market information, to the system of a client, typically a Publisher Partner, via satellite or phone line transmission.

     Source believes that IT Network's products and services provide value to:

     - Consumers by providing them easy access to a wide variety of information through advertiser sponsored local calls and, in some cases, the opportunity to directly access the advertisers to obtain additional information, place orders or schedule appointments;

     - Local and national advertisers by providing them with a cost-effective medium to target over 100 million households, offices and hotel rooms in the United States through its Yellow Pages distribution and over 24 million households daily through newspaper inserts to subscribers who, by selecting the topic, have already indicated an interest in the subject of the advertisement; and

     - Publisher Partners by promoting usage of their directories and newspapers, which drives advertising rates as well as providing incremental advertising revenue streams.

  The Telephone Acquisitions

     On October 30, 1997, the Company purchased certain of the electronic publishing assets of Brite for $35.6 million and certain of the electronic publishing assets of VNN for $9.0 million. The Acquisitions have established the Company as the dominant national provider of voice information services to telephone directories and newspapers with a market share in excess of 60% of Yellow Pages that provide interactive advertising and in excess of 43% of all daily U.S. newspapers in terms of circulation. As a result of the combination of the businesses of the top three providers of such information and services, the Acquisitions have added 111 Yellow Pages directories and 280 newspapers to the Company's distribution channels. The Acquisitions have brought in excess of 6,000 clients to the Company's existing advertising base of over 2,000 clients.

     Additionally, the Company believes that the Acquisitions have strengthened IT Network's competitive position by providing it with (i) an expanded market presence establishing it as the dominant domestic provider of voice information services through the Yellow Pages and newspapers, capable of providing advertisers with one source for national voice information distribution; (ii) an increased customer base from which it can leverage complementary product and service offerings; (iii) substantial synergies through the elimination of redundant overhead expenses; and (iv) significant operating leverage as the Company more fully utilizes its existing state-of-the-art facilities.

     IT Network would have had $19.6 million of pro forma monetary revenues and $7.2 million in Pro Forma EBITDA for the twelve months ended December 31, 1996 and $19.7 million in pro forma monetary revenues and $7.3 million in Pro Forma EBITDA for the first nine months of 1997. The Company believes that there is substantial opportunity to grow IT Network's revenue base and continue to improve its cash flow.

INTERACTIVE CHANNEL

  Overview

     Interactive Channel's Cable SuperSites Network ("Cable SuperSites") supplies programming and services which allow a subscriber to access on-demand local and national news, weather, sports and school information, view programming guides and purchase goods, and can allow a subscriber to browse the Internet, send and receive e-mail and access a variety of other offerings over existing cable infrastructure and telephone lines. Cable SuperSites sells interactive advertising space on screens using text, voice and pictures. Cable SuperSites is broadcast by cable operators utilizing the Company's proprietary two-way operating system,

SourceWare. Management believes that SourceWare is the only commercially deployable system providing two-way frames, audio and text over existing digital and analog cable infrastructure. SourceWare enables any cable television system equipped with compatible advanced analog or digital set-top boxes to deliver two-way, on-demand programming with the touch of a television remote. In less than one second, Cable SuperSites subscribers can access interactive programming delivered over the cable system to their television.

  Programming

     Cable SuperSites is a cable network that offers cable operators three programming groups: LocalNet, CableNet and Internet Access.

     LocalNet. LocalNet provides a variety of local and national information on-demand, including local and national news, weather and sports, stock quotes, local school information such as lunch menus, sports schedules and homework and artwork, on-line home shopping with companies such as JC Penney, Hallmark Connections and Waldenbooks, interactive Yellow Pages, television and movie guides, travel information, games and a variety of other features.

     CableNet. CableNet enables other cable channels and advertisers to become interactive. Consumers can toggle back and forth between a cable channel and an advertiser's interactive programs. This programming will enable a viewer to preview future channel program offerings and a summary of recent and future programs and to view and purchase merchandise offered by the cable channel or an advertiser. For example, by pressing a button, consumers can move between the channel itself and the interactive programming provided by a cable channel or its advertiser. The Company currently has agreements to offer this service for CourtTV, Bravo and the Independent Film Channel and is in discussions with 26 additional cable channels.

     The Company believes LocalNet and CableNet on-demand information, which can be delivered over existing cable infrastructure, will appeal to the mass market because it is:

     - easier to access than through a personal computer;

     - less expensive than using a personal computer and/or modem; and

     - significantly faster than delivery of Internet content over standard telephone lines.

     Internet Access. Internet Access can be delivered over Cable SuperSites to subscribers through the television without the need for a personal computer or other additional equipment. Full Internet browsing and e-mail capabilities can be delivered by cable operators over existing cable infrastructure and telephone lines to mass market consumers using an alphanumeric remote control. The Company believes that Internet Access can provide cable operators with a competitive advantage over current satellite television services.

  SourceWare and Subscriber Equipment

     SourceWare is the Company's proprietary operating system based on patented technology and is the only commercially deployable system providing two-way frames, audio and text over existing cable infrastructure. In addition to significant amounts spent by previous developers of the Company's patents, the Company has spent $40.9 million for the acquisition and development of its technology. Consumers require set-top boxes compatible with Cable SuperSites to access the network. Thus, the widespread distribution of Cable SuperSites requires the adoption of advanced analog or digital set-top boxes as the industry standard. Paul Kagan Associates estimates that approximately 22.5 million advanced analog and digital set-top boxes will have been installed by 2002, and the Company believes that 19 million of these boxes will be Cable SuperSites compatible.

     NextLevel (formerly General Instruments), the market leader in cable set-top box manufacturing with a 50% market share in advanced analog set-top boxes and a 70% market share in digital set-top boxes, and the Company have executed an agreement for NextLevel to manufacture advanced analog and digital set-top boxes that are compatible with Cable SuperSites. The Company is working with Scientific Atlanta, the second-largest manufacturer, to make Scientific Atlanta's new generations of advanced analog and digital set-top boxes Cable SuperSites compatible.

  Distribution

     Source has signed distribution agreements for Cable SuperSites with three top cable operators, Cablevision, Marcus and Century, and is currently commercially offering Cable SuperSites on the systems of two of these companies. Cable SuperSites is capable of being delivered to over 63 million cable subscriber households nationwide over existing cable infrastructure. The commercial deployment of Cable SuperSites in Century's Colorado Springs market demonstrated the viability of the SourceWare operating system, high levels of subscriber usage and high ratings. Cable SuperSites achieved viewership which would have ranked it 12th in popularity, ahead of notable channels such as The Disney Channel, E! and CNBC. The Company is currently in discussion with nine of the top 10 domestic cable operators (including Cablevision, Marcus and Century) for carriage of Cable SuperSites. The Company intends to seek distribution as part of a cable operator's premium tiered programming offering.

     The Company believes that Cable SuperSites and SourceWare provide value to:

     - Cable operators by providing them with opportunities for attractive incremental revenue streams, such as a percentage of revenues from cable subscriber fees, Internet Access and e-mail, on-line electronic retailing and advertising revenues, in a market characterized by slowing subscriber growth and limited revenue per subscriber growth. Additionally, Cable SuperSites' local programming content and Internet Access can provide cable operators with an enhanced product offering easily utilized by the average television viewer.

     - Local and national advertisers by providing them with an attractive, cost-effective medium to access a targeted audience.

     - Consumers by providing them with easy access to on-demand local information, convenient on line shopping as well as user-friendly enhanced services that it can provide, such as Internet Access and e-mail.

BUSINESS STRENGTHS

  IT Network

     Acquisitions Create Significant Synergy and Growth Opportunity. Building on the successful acquisitions from GTE and Donnelley, the Brite and VNN Acquisitions have established the Company as the dominant player in the voice information services market and provide significant cost reductions for the combined businesses and revenue growth opportunities. The Company has identified approximately $5.9 million, on an annualized basis, in cost savings from the elimination of redundant fixed operating, sales, facilities and infrastructure expenses. In addition, the Company believes that complementary product offerings, national reach and incremental service offerings will enable the Company to cross-sell products and services to existing customers and increase its appeal to new customers.

     Stable Cash Flow and Margins. IT Network would have had pro forma monetary revenues and a Pro Forma EBITDA of $19.7 million and $7.3 million, respectively, for the first nine months of 1997, and a margin of 37%. The Company believes IT Network has significant opportunities to increase revenues and EBITDA margins driven by increasing consumer demand for on-demand information services and the Company's expanded product and service offerings for its advertising clients.

     Long-term Relationships with Major Publisher Partners. The Company has long-term relationships with many of its top Publisher Partners, including:
BellSouth, Ameritech, Pacific Bell, Bell Atlantic, US West, RH Donnelley, The Washington Post, The Chicago Sun Times, The San Francisco Chronicle, Newsday and The Boston Herald and other major newspapers. Source believes that the quality of its service, the value added to its Publisher Partners, and the strength of its publisher sales and support teams have contributed to these customer relationships.

     Dominant Market Share and National Scope. The Company has over a 60% share of the U.S. Yellow Pages telephone directories with voice information offerings and a 43% share of all U.S. daily newspapers in terms of circulation. In addition, the Company's coverage of 150 DMAs (including 91 of the top 100) in 46 states provides local advertisers with an attractive cost-effective medium to reach a targeted customer base and national advertisers with the only national voice information advertising alternative.

     Ease of Use and Scope of the Distribution Network. The Company's voice information is provided over standard touch-tone telephones at no additional cost. The Company believes that mass market appeal and customer usage are enhanced by the ease of use and widespread availability of its voice information products combined with the quality of the content provided by IT Network. IT Network's products reach over 100 million households, offices and hotel rooms in the United States through Yellow Pages distribution and the readers of over 280 newspapers, with an aggregate daily circulation exceeding 24 million through special inserts.

     Market Opportunity. IT Network's services are currently distributed through only 9% of the over 6,000 Yellow Pages directories and 19% of the approximately 1,500 daily newspapers nationwide. The remainder of the publishers either provide their own advertising services in-house or do not offer voice information products and services. The Company believes that by providing these publishers with incremental revenue sources and outsourcing cost savings there is a significant opportunity for Source to penetrate these distribution channels.

  Interactive Channel

     Successful Deployment. The Company has commercially launched Cable SuperSites as a premium channel in two markets, including Colorado Springs. Subscriber usage has been active, with 20% of subscribers using the service daily and 75% tuning in weekly, achieving viewership which would have ranked it 12th in popularity, ahead of notable channels such as The Disney Channel, E! and CNBC, demonstrating the network's popularity with subscribers.

     Relationships with Top Cable Operators and Technology Providers. The Company has entered into distribution agreements for the Cable SuperSites network with three of the nation's top cable operators: Cablevision, Century and Marcus. Source believes its agreement with NextLevel will enable the Company's SourceWare operating system to be integrated into existing and future advanced analog and digital boxes, providing cable operators and consumers with a SourceWare compatible set-top box.

     Proven, Patented Operating System. The Company believes the SourceWare operating system is the only available system for providing two-way on-demand, text and photographic quality images by sending frames over existing cable infrastructure and telephone lines. The Company has invested $40.9 million in the acquisition and development of this technology in addition to significant amounts spent by previous developers of the Company's products. The Company believes that inclusion of the SourceWare operating system in a cable operator's set-top box will enable a cable operator to increase revenue, subscribers and viewership, while providing an advantage over its competitors, such as secondary "overbuild" cable companies, wireless cable and satellite television.

     Local Content Provider. Cable SuperSites programming offers numerous local features, including regularly-updated news, sports, weather and local school information. With limited on-demand local content available in the majority of cable markets the Company believes there is a large untapped demand for this programming. Because Cable SuperSites can deliver appropriately modified programming that was originally intended for broadcast over the Internet, much of this programming is already available. The Company believes that Cable SuperSites local offerings can create increased cable subscription and usage, while providing cable operators with a significant advantage over its competitors.

     Market Opportunity. The Company believes the cable industry is characterized by slowing subscriber growth potential and limited per subscriber revenue growth. Thus, the Company believes Cable SuperSites offers an attractive and unique opportunity for cable operators to incrementally increase revenues. Currently there are 100 cable operators serving over 63 million cable subscribers nationally, each of which is capable of receiving the Cable SuperSites programming service over existing cable infrastructure.

     Experienced Management Team. The Company's executive management team has extensive experience in managing businesses and integrating acquisitions in the telecommunications and cable television industries, respectively. Collectively, the Company's top five executives have an average of over 12 years in either the telecommunications, voice information services or cable television industries.

BUSINESS STRATEGY

     The Company's strategy for IT Network and Interactive Channel is to capitalize on the growth in consumer demand for easy-to-use, on-demand information sources and programming. The strategy for IT Network is to expand its business through selling additional services to both its existing and acquired client base. The strategy for the Interactive Channel is adoption of its technology as a standard feature in cable industry set-top boxes and widespread carriage of its Cable SuperSites programming package.

  IT Network

     Capitalize on Market Leadership to Increase Revenues. IT Network intends to capitalize on the Acquisitions, which have more than doubled the market share of IT Network while significantly enhancing its customer base, product and service offerings and national scope. The Company believes that the Acquisitions will allow it to cross-sell products and services to existing customers while offering an expanded menu to new customers, which the Company expects will result in increased revenues.

     Market National Scope to National Advertisers. The Company believes it can offer nationwide interactive advertising opportunities through "packaging" of its historical Yellow Pages directory distribution with its acquired directory and newspaper distribution. Before the consolidation achieved through the Acquisitions, no voice information services provider was able to offer advertising with a national scope. The Company believes it will be able to provide a variety of "packages" which are attractive to major national advertisers thereby bringing new customers to the voice information services market.

     Introduce New Interactive Programming. The Company intends to expand its advertising sales revenue through continued development of new interactive programming. Since 1989 the Company has produced innovative programs marketed through its directory distribution channels. New products are developed to address current, local demands such as the interactive employment guides which were developed to address the tight hiring markets in many of the major cities across the United States. The Company believes that many new products can be introduced through its expansive distribution network of publishers and produced within its existing facility.

     Develop New Distribution Methods for Core Products. The Company has successfully tested and is now launching a proprietary publication called Local Source. Local Source is a free standing booklet of interactive information similar to the guides the Company has traditionally published in a section bound in the front of Yellow Page directories. In addition to the Company's traditional offerings, Local Source contains numerous listings of local Internet sites such as school systems, libraries and other web sites of general interest. The booklet is distributed through a partnering arrangement with a local newspaper. The Company believes Local Source is an attractive product for newspapers wishing to offer a niche publication.

     Provide Services to Internet Publishers. The Company believes the same type of services it currently offers to print publishers are in demand by Internet publishers. The need for content, advertising sales and support services will expand as Internet use continues to grow. The Company intends to systematically grow its client base of Internet publishers by offering existing services to new customers as well as offering Internet-related services to the Company's existing customers.

  Interactive Channel

     Technology

     Incorporate Technology within Industry-Standard Set-tops. The Company has entered into an agreement with NextLevel, the industry leader in cable set-top manufacturing with a market share in excess of 62%, to manufacture set-top boxes that are compatible with the Company's SourceWare operating system. The agreement contemplates that both advanced analog and digital set-top boxes will be compatible, which will allow many cable operators to place an order for Cable SuperSites compatible set-tops with their traditional supplier.

     Reduce Technology Cost in Set-tops. The Company believes that it has reduced the incremental cost of the technology within the advanced analog set-top because of the introduction of the Company's new chip. This chip is manufactured by LSI Logic at a cost of $16 and is currently included as part of a $50 FEM. As new generations of advanced analog boxes are manufactured, the Company expects the chip cost will be reduced to $10 and included in the motherboard. Introduction of the Company's technology into digital set-tops can be achieved with little or no incremental cost per set-top. The software download can be accomplished easily by passing the programming over cablelines to the digital boxes with no need for additional hardware.

     Distribution

     Pursue Tiered Carriage Agreements for Cable SuperSites. The Company intends to seek tiered distribution agreements with leading cable companies in markets across the United States to offer the Cable SuperSites in tiers of programming. The tiered approach would provide significant distribution for Cable SuperSites in each local market. Most cable companies offer a premium tiered service with a penetration rate ranging from 31% of basic cable subscribers in systems with one choice to 54% in systems with four tier choices. It is the Company's intent to seek to offer its service within a premium tier.

     Internet Access

     Provide Internet Access to Subscribers over Cable Television. The Company and Spyglass have modified Spyglass' custom software program to translate Internet content into a format that is presentable over the Company's SourceWare operating system. The Company is capable of providing Internet Access, including full browsing capabilities and e-mail, through set-top boxes equipped with its SourceWare operating system. The Company believes that this capability will be attractive to cable operators because it can be offered over existing cable infrastructure and there is no incremental cost to cable operators purchasing set-top boxes compatible with Cable SuperSites.

     Programming

     Continue Development of Enhanced Programming Package. The Company intends to further develop its programming package for, and is seeking to continually add new content providers to, Cable SuperSites. Local content providers, such as school systems and newspapers, will be afforded the opportunity to participate in Cable SuperSites. The Company currently offers classified advertising and catalog shopping and intends to offer automated sports scores.

     Expand CableNet Programming. Cable SuperSites is capable of interacting with all cable networks on a cable system. The Company intends to leverage this capability to induce broadcast channels to offer interactive options within their programming. Also, local advertisers can support their commercials with additional information such as a real estate firm offering interactive tours of homes. Currently, the Company has agreements with Bravo, CourtTV and the Independent Film Channel to provide this service.

                               THE EXCHANGE OFFER

Issuer.....................  Source Media, Inc.

Outstanding Notes..........  The Outstanding Notes were sold by the Company on
                             October 30, 1997 to NatWest Capital Markets Limited ("NatWest") and Prudential Securities Incorporated (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement, dated October 23, 1997 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act or institutional "accredited investors" (as defined in Rule 501
                             (a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or outside the United States in compliance with Regulation S under the Securities Act.

Registration Rights
Agreement..................  Pursuant to the Purchase Agreement, the Company and
                             the Initial Purchasers entered into the
                             Registration Rights Agreement, which grants the holders of the Outstanding Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

Securities Offered.........  $100,000,000 aggregate principal amount of 12%
                             Senior Secured Notes due 2004 (the "Exchange
                             Notes").

The Exchange Offer.........  The Company is offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes that are properly tendered and accepted. The Company will issue Exchange Notes on or promptly after the Expiration Date. As of the date hereof, there is $100,000,000 aggregate principal amount of Outstanding Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (other than as provided herein), and are not subject to any covenant restricting transfer absent registration under the Securities Act. See "The Exchange Offer". The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

                             Based on no-action letters issued by the staff of the Commission to third parties with respect to similar transactions, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement or understanding with any person to participate in, and do not intend to engage in, any distribution of the Exchange Notes. However, the Company has not sought a no-action letter with respect to the Exchange Offer and there can be no assurance that the staff of the Commission would make a similar determination with respect to the

                             Exchange Offer. Each holder of Exchange Notes, other than a broker-dealer, must represent that such conditions have been met. In addition, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may nonetheless be deemed to be an "underwriter" under the Securities Act notwithstanding such disclaimer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreements, the Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration
                             Date; Extensions; Amendments".

Accrued Interest on the
  Exchange Notes...........  Each Exchange Note will bear interest from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid on such Outstanding Notes, from October 30, 1997.

Exchange Date..............  As soon as practicable after the close of the
                             Exchange Offer, the Company will accept for exchange all Outstanding Notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Withdrawal of Tenders."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to customary conditions, certain of which may be waived by the Company. The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. See "The Exchange Offer -- Conditions."

Consequences of Failure to
  Exchange.................  Any Outstanding Notes not tendered pursuant to the
                             Exchange Offer will remain outstanding and continue to accrue interest or accumulate dividends. Such Outstanding Notes will remain "restricted securities" under the Securities Act, subject to the transfer restrictions described herein. As a result, the liquidity of the market for such Outstanding Notes could be adversely affected upon completion of the Exchange Offer. See "Risk
                             Factors -- Consequences of Failure to Exchange" and "The Exchange Offer -- Consequences of Failure to Exchange."

Certain Federal Income Tax
  Considerations...........  The exchange of the Outstanding Notes for Exchange
                             Notes by tendering holders should not be a taxable exchange for U.S. Federal income tax purposes, and such holders should not recognize any taxable gain or loss for U.S. Federal income tax purposes as a result of such exchange. Holders of Exchange Notes will continue to be required to include interest on such Exchange Notes in gross income in accordance with their method of accounting for U.S. Federal income tax purposes. Holders should review the information set forth under "Certain U.S. Federal Income Tax Consequences" for a discussion of certain U.S. Federal income consequences relating to the Outstanding Notes and the Exchange Notes prior to tendering the Outstanding Notes in the Exchange Offer.

Use of Proceeds............  There will be no cash proceeds to the Company from the Exchange Offer. See "Use of Proceeds."

                   PROCEDURES FOR TENDERING OUTSTANDING NOTES

Tendering Outstanding
Notes......................  Each beneficial owner owning interests in
                             Outstanding Notes ("Beneficial Owner") through a DTC Participant (as defined) must instruct such DTC Participant to cause Outstanding Notes to be tendered in accordance with the procedures set forth in this Prospectus and in the applicable Letter of Transmittal. See "The Exchange
                             Offer -- Procedures for Tendering -- Outstanding Notes held by DTC."

                             Each participant (a "DTC Participant") in the Depository Trust Company ("DTC") holding Outstanding Notes through DTC must (i) electronically transmit its acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an Agent's Message (as defined herein) to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth in this Prospectus and in the Letter of Transmittal. By tendering through ATOP, DTC Participants will expressly acknowledge receipt of the accompanying Letter of Transmittal and agree to be bound by its terms and the Company will be able to enforce such agreement against such DTC Participants. See "The Exchange Offer -- Procedures for
                             Tendering -- Outstanding Notes held through DTC" and "-- Guaranteed Delivery
                             Procedures -- Outstanding Notes held through DTC."

                             Each Holder must (i) complete and sign a Letter of Transmittal, and mail or deliver such Letter of Transmittal, and all other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Outstanding Notes, to the Exchange Agent at its address set forth in this Prospectus and in the Letter of Transmittal, or (ii) comply with the guaranteed delivery procedures set forth in this Prospectus. See "The Exchange Offer -- Procedures for Tendering," "-- Exchange Agent" and
                             "-- Guaranteed Delivery Procedures -- Outstanding Notes held by Holders."

                             By tendering, each holder will represent to the Company that, among other things, (i) it is not an affiliate of the Company, (ii) it is not a broker-dealer tendering Outstanding Notes acquired directly from the Company for its own account,
                             (iii) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of such holder and (iv) it has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes. See "The Exchange Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  DTC Participants holding Outstanding Notes through
                             DTC who wish to cause their Outstanding Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may effect a tender in accordance with the procedures set forth in this Prospectus and in the Letter of Transmittal. See "Exchange Offer -- Guaranteed Delivery Procedures." Holders who wish to tender their Outstanding Notes but (i) whose Outstanding Notes are not immediately available and will not be available for tendering prior to the Expiration Date, or (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender in accordance with the procedures set forth in this Prospectus. See "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  The tender of Outstanding Notes pursuant to the
                             Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, in accordance with the procedures set forth in this Prospectus. See "The Exchange
                             Offer -- Withdrawal of Tenders."

Exchange Agent.............  U.S. Trust Company of Texas, N.A. is serving as
                             Exchange Agent in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent."

Shelf Registration
Statement..................  Under certain circumstances described in the
                             Registration Rights Agreement, certain holders of Outstanding Notes (including holders who are not permitted to participate in the Exchange Offer or who may not freely resell Exchange Notes received in the Exchange Offer) may require the Company to file and use best efforts to cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Outstanding Notes by such holders. See "Exchange Offer -- Purpose and Effect of the Exchange Offer."

                               THE EXCHANGE NOTES

Securities Offered.........  $100,000,000 aggregate principal amount of 12%
                             Senior Secured Notes due 2004 that have been registered under the Securities Act. The form and terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except for certain provisions providing for an increase in the interest rate on the Outstanding Notes under circumstances relating to the Exchange Offer. See "Description of the Exchange Notes."

Maturity Date..............  November 1, 2004.

Interest Payment Dates.....  May 1 and November 1 of each year, commencing on
                             May 1, 1998.

Optional Redemption........  Except as described below and under "Change of
                             Control", the Company may not redeem the Notes prior to November 1, 2001. On or after such date, the Company may redeem the Notes, in whole or in part, at any time at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to November 1, 2000, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes with the cash proceeds received from one or more Equity Offerings at a redemption price equal to 112% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least $65 million of the aggregate principal amount of the Notes remain outstanding immediately after each such redemption.

Change of Control..........  Upon the occurrence of a Change of Control, the
                             Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Ranking....................  The Outstanding Notes are, and the Exchange Notes
                             will be, senior secured obligations of the Company and will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company (including the Outstanding Notes) and will rank senior in right of payment to all existing and future Subordinated Obligations of the Company.

Escrow and Disbursement
  Agreement................  The Company has placed approximately $22.6 million of the net proceeds from the Offering, representing funds sufficient to pay the first four interest payments on the Notes, into an Interest Escrow Account to be held by the Escrow Agent for the benefit of the holders of the Notes. Until disbursed in accordance with the Escrow and Disbursement Agreement (as defined), the Interest Escrow Account is designed to secure a portion of the Company's obligations under the Notes. Funds will be disbursed from the Interest Escrow Account only to pay interest on the Notes and, upon certain repurchases or redemptions of the Notes, to pay principal of and premium, if any, thereon. Pending such disbursement, all funds contained in the Interest Escrow Account will be invested in Cash Equivalents (as defined).

Security...................  The collateral securing the Outstanding Notes consists, and the collateral securing the Exchange Notes will consist, of substantially all the assets of the Company, all the capital stock of the Subsidiary Guarantors and the Interest Escrow Account. The collateral securing the Guarantees will consist of substantially all of the assets of the Subsidiary Guarantors.

Guarantees.................  The Outstanding Notes are, and the Exchange Notes
                             will be, unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors. The Guarantees will be senior obligations of the Subsidiary Guarantors and will be secured by substantially all of the assets of the Subsidiary Guarantors. The Guarantees will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Subsidiary Guarantors and will rank senior in right of payment to all existing and future Subordinated Obligations of the Subsidiary Guarantors. The Guarantees may be released upon the occurrence of certain events.

                             The guarantee executed by IT Network contains a covenant that restricts payments of dividends on its capital stock to an amount sufficient to cover debt service on the Notes, redemptions or repurchases of the Notes or the Preferred Stock, dividends on the Preferred Stock and corporate overhead.

Restrictive Covenants......  The indenture under which the Outstanding Notes were, and the Exchange Notes will be, issued (the "Indenture") contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by the Company and its subsidiaries, (ii) the payment of dividends on, and redemption of, capital stock of the Company and the redemption of certain subordinated obligations of the Company, (iii) investments, including investments over a certain amount in Interactive Channel by the Company or any Restricted Subsidiary, (iv) sales of assets and subsidiary stock, (v) transactions with affiliates and (vi) consolidations, mergers and transfers of all or substantially all of the assets of the Company. The Indenture also prohibits certain distributions from subsidiaries. However, all the limitations and prohibitions are subject to a number of important qualifications and exceptions.

Exchange Offer and Absence
of a Public Market for the
  Notes....................  The Exchange Notes will generally be freely transferable (subject to the restrictions discussed elsewhere herein) but will be new securities for which there will not initially be a market. The Outstanding Notes have been designated for trading in the PORTAL market. The Company does not intend to apply for a listing of the Exchange Notes, on any securities exchange or on any automated dealer quotation system. See "Notes Plan of Distribution."

For more complete information regarding the Notes, see "Description of Exchange
                 Notes" and "Description of Outstanding Notes".

                                  RISK FACTORS

     Prospective acquirors of the Exchange Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an acquisition of the Exchange Notes.

                            ORGANIZATIONAL STRUCTURE

     The following table sets forth the Company's organizational structure.

                         Organizational Structure Chart

---------------

(1) ICT holds certain patents and licenses used to deliver Cable SuperSites and performs research and development primarily for Interactive Channel.

(2) The guarantee executed by IT Network contains a covenant that restricts payments of dividends on its capital stock to an amount sufficient to cover debt service on the Notes, redemptions or repurchases of the Notes or the Preferred Stock, dividends on the Preferred Stock and corporate overhead.

(3) The Indenture limits investments in Interactive Channel by the Company and its subsidiaries.

                             SUMMARY FINANCIAL DATA

     The following summary financial data are derived from the consolidated financial statements of the Company, Brite and VNN and the respective notes thereto, as well as the selected financial and pro forma information included elsewhere in this Prospectus. The pro forma consolidated statements of operations data reflect the Transactions as if they had occurred on January 1, 1996. The pro forma consolidated balance sheet data reflect the Transactions as if they had occurred on September 30, 1997. The pro forma consolidated financial data are based on the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements and do not purport to present the results of operations and financial position of the Company as if the Transactions had actually occurred on such dates, nor are they necessarily indicative of the results of operations that may be achieved in the future. The information set forth below should be read in conjunction with "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere herein.

                                                               YEAR ENDED
                                                              DECEMBER 31,           NINE MONTHS ENDED SEPTEMBER 30,
                                                         ----------------------   -------------------------------------
                                                         HISTORICAL   PRO FORMA          HISTORICAL           PRO FORMA
                                                         ----------   ---------   -------------------------   ---------
                                                            1996        1996         1996          1997         1997
                                                         ----------   ---------   -----------   -----------   ---------
                                                                                 (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Monetary revenues......................................   $  8,575    $ 20,662      $ 6,406      $  7,988     $ 19,903
Nonmonetary revenues(1)................................      9,944       9,944        8,041         4,928        4,928
                                                          --------    --------      -------      --------     --------
        Total revenues.................................     18,519      30,606       14,447        12,916       24,831
Monetary cost of sales.................................      3,485       8,625        2,708         4,945       10,150
Nonmonetary cost of sales..............................      9,944       9,944        8,041         4,928        4,928
                                                          --------    --------      -------      --------     --------
        Total cost of sales............................     13,429      18,569       10,749         9,873       15,078
Gross profit...........................................      5,090      12,037        3,698         3,043        9,753
Selling, general and administrative expenses...........     11,747      12,052        8,081        13,803       14,868
Amortization of intangible assets......................      1,031      12,136          774         2,769        9,409
Research and development expenses......................      6,332       6,332        4,414         2,682        2,682
                                                          --------    --------      -------      --------     --------
        Operating loss.................................    (14,020)    (18,483)      (9,571)      (16,211)     (17,206)
Interest (income) expense, net.........................       (175)     11,985         (302)        2,423       10,347
Other (income) expense, net............................         10         (36)        (101)          (60)         (60)
                                                          --------    --------      -------      --------     --------
        Net income (loss)..............................    (13,855)    (30,432)      (9,168)      (18,574)     (27,493)
Preferred stock dividends..............................         --       3,392           --            --        2,821
                                                          --------    --------      -------      --------     --------
        Net income (loss) attributable to common
          stockholders.................................   $(13,855)   $(33,824)     $(9,168)     $(18,574)    $(30,314)
                                                          ========    ========      =======      ========     ========
OTHER DATA:
Monetary revenues:
  ITN..................................................   $  7,543    $ 19,630      $ 5,539      $  7,741     $ 19,656
  Interactive Channel..................................      1,032       1,032          867           247          247
                                                          --------    --------      -------      --------     --------
        Total monetary revenues........................      8,575      20,662        6,406         7,988       19,903
EBITDA:(2)
  ITN..................................................         60       7,157           99         1,265        7,257
  Interactive Channel..................................     (8,734)     (8,734)      (6,388)       (9,752)      (9,752)
  Corporate............................................     (3,418)     (3,372)      (1,762)       (3,334)      (3,334)
                                                          --------    --------      -------      --------     --------
        Total EBITDA...................................    (12,092)     (4,949)      (8,051)      (11,821)      (5,829)
Depreciation and Amortization ("D & A"):
  ITN..................................................        361       9,653          238           868        7,855
  Interactive Channel..................................      1,577       3,845        1,181         3,462        3,462
                                                          --------    --------      -------      --------     --------
        Total D & A....................................      1,938      13,498        1,419         4,330       11,317
Capital expenditures:
  ITN..................................................        591         908          119           126          229
  Interactive Channel..................................      2,088       2,088        1,330         1,549        1,549
                                                          --------    --------      -------      --------     --------
        Total capital expenditures.....................      2,679       2,996        1,449         1,675        1,778
Ratio of earnings to cover combined fixed charges and
  preferred stock dividends(3).........................        nmf         nmf          nmf           nmf          nmf

                                                              AS OF SEPTEMBER 30, 1997
                                                              -------------------------
                                                              HISTORICAL     PRO FORMA
                                                              -----------    ----------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................    $ 4,158       $ 28,603
Restricted cash and restricted cash equivalents(4)..........         --         22,584
Working capital.............................................        944         24,389
Total assets................................................     24,689        121,543
Long-term debt and capitalized lease obligations (including
  current maturities).......................................     19,525        100,055
Senior PIK Preferred Stock..................................         --         13,321
Total stockholders' equity (capital deficiency).............     (4,240)        (2,237)

---------------

(1) Nonmonetary revenues and nonmonetary cost of sales associated with barter transactions are included in the consolidated statements of operations at the estimated fair values of advertising time and information content received and represent the exchange of advertising time for information content. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 of Notes to Consolidated Financial Statements.

(2) EBITDA should not be considered in isolation from or as a substitute for net income (loss), cash flows from operating activities or other consolidated statement of operations or cash flows statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(3) The ratio of earnings to cover combined fixed charges and preferred stock dividends is not a meaningful figure due to the fact that in the periods presented fixed charges, which include interest expense, and preferred stock dividends, exceeded earnings by an amount equal to the net loss.

(4) The Company has placed approximately $22.6 million of the net proceeds from the Offering, representing funds sufficient to pay the first four interest payments on the Notes, into an Interest Escrow Account to be held by the Escrow Agent for the benefit of the holders of the Notes.

                                  RISK FACTORS

     Any investment in the Exchange Notes involves a high degree of risk. Prospective purchasers of the Exchange Notes should carefully consider the risk factors set forth below, as well as the other information contained in this Prospectus. This Prospectus contains forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "expect," "project," "intend," "plan," "anticipate," "estimate," "goal" in connection therewith or comparable terminology. Actual results may differ materially from those projected in the forward-looking statements as a result of any number of factors, including risk factors set forth below.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     The Company is highly leveraged and substantially all its assets are subject to security interests securing the Notes. After giving pro forma effect to the Transactions, the Company would have had total indebtedness at September 30, 1997 of approximately $100 million (99% of total capitalization excluding the Preferred Stock). See "Capitalization" and "Unaudited Pro Forma Condensed Consolidated Financial Statements."

     The degree to which the Company is leveraged, together with the covenants imposed by the Notes and the Preferred Stock, could have adverse consequences to holders of the Notes, including the following: (i) substantial cash flow from the Company's operations will be required for the payment of principal and interest on its indebtedness and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future, whether for acquisitions, capital expenditures, further development of Cable SuperSites, refinancings or otherwise, may be impaired; (iii) the Company may be more leveraged than certain of its competitors, which may place it at a competitive disadvantage; (iv) the Indenture imposes significant financial and operating restrictions; and (v) the Company's high degree of leverage makes it more vulnerable to changes in economic conditions and may limit its ability to withstand competitive pressures and technological developments, consummate acquisitions and capitalize on significant business opportunities.

     The Company will require substantial cash flow to meet its interest payment obligations with respect to the Notes and any other borrowings. For the year ended December 31, 1996 and nine months ended September 30, 1997, the Company's Pro Forma EBITDA would have been $(3.0) million and $(5.8) million, respectively. For the same periods, the Company's pro forma interest expense, as adjusted to give effect to the Transactions, would have been $12.0 million and $10.3 million, respectively. The Company's cash flow is dependent on the Company's future performance and is subject to financial, economic and other factors, some of which are beyond its control. If the Company is unable to generate such cash flow from operations or otherwise to satisfy its interest obligations on the Notes and other indebtedness, it may be required to refinance all or a portion of such obligations or to sell assets. The Company expects that any payment of the principal of any of the Notes or any other borrowings, whether upon maturity, acceleration, redemption or other repurchase obligation, such as a change of control, may have to be refinanced in whole or in part or financed by the sale of assets or similar transactions. The Indenture contains restrictions on the Company's ability to incur additional indebtedness and to sell assets and, notwithstanding such restrictions, the Company may not be able to effect a refinancing or sell assets on acceptable terms when needed.

INSUFFICIENT COLLATERAL

     The proceeds of any sale of the Collateral following an event of default under the Indenture would most likely not be sufficient to repay the Notes in full. Although the Collateral consists of substantially all the assets of the Company, most of the Company's assets consist of goodwill, other intangibles and accounts receivable. The tangible assets comprising the Collateral, which, as of September 30, 1997, had a book value of approximately $5.7 million, will consist primarily of production, computer and other equipment. If a bankruptcy proceeding were to be commenced by or against the Company and the bankruptcy court were to conclude that the Notes were inadequately secured, the holders of the Notes would have only an unsecured deficiency claim to the extent of such inadequacy and would not be entitled to post-petition interest. Any deficiency claim (whether or not in a bankruptcy proceeding involving the Company) of the holders of the Notes would rank pari passu with any deficiency claims of all other general unsecured creditors. In addition, the ability of the holders of the Notes to effect a sale of the Collateral may be subject to certain bankruptcy limitations in the event of a bankruptcy proceeding involving the Company.

HISTORICAL AND PROJECTED LOSSES

     The Company has reported an operating loss and a net loss in each year since its inception, including EBITDA of $(12.1) million, an operating loss of $14.0 million and a net loss of $13.9 million in the year ended December 31, 1996. For the full year, the Company's operating losses were experienced in the Interactive Channel and IT Network, although IT Network reached a break-even position in the third and fourth quarters. While the Company expects its EBITDA will improve as a result of the Acquisitions, the Company expects to continue to incur substantial operating losses through 1998 and may incur substantial operating losses thereafter. There can be no assurance that the Company will be able to operate profitably at any time or that the Company will not require additional funds to implement its business plan.

NO PRIOR HISTORY OF COMBINED OPERATIONS; RISK OF CANCELLATION OF ACQUIRED CONTRACTS

     Prior to the Acquisitions, the operations of the Company, Brite and VNN were conducted as separate and distinct businesses, each with its own management team, sales force and operations. The Company intends to manage its operations and the operations of Brite and VNN as an integrated entity. While the Company believes, based on its history with prior acquisitions, that it can successfully integrate the operations of Brite and VNN, there can be no assurance that this will be the case. There also can be no assurance that the Company will be able to realize expected operating and economic efficiencies following the Acquisitions. Many of the customer contracts of Brite and VNN acquired by the Company are either non-transferrable, or terminable at will or with little or no notice. There can be no assurance that the customers under such contracts will not terminate them or that the Company will be able to renew such contracts. In addition, certain customer contracts of Brite acquired by the Company have expired. The termination or non-renewal of such contracts would adversely affect the Company's business.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to offer to repurchase all or a portion of the outstanding Notes or Preferred Stock at 101% of, in the case of the Notes, the principal amount thereof, plus accrued and unpaid interest to the date of repurchase, and, in the case of the Preferred Stock, the liquidation preference plus accumulated and unpaid dividends. The source of funds for any such payment at maturity or earlier repurchase will be the Company's available cash or cash generated from operating or other sources, including, without limitation, borrowings or sales of assets or equity securities of the Company. There can be no assurance that sufficient funds will be available to pay such principal, liquidation preference or to make any required repurchase. If an offer to repurchase the Notes is required to be made and the Company does not have available funds sufficient to pay for Notes tendered for repurchase, an event of default would occur under the Indenture. The occurrence of an event of default could result in acceleration of maturity of the Notes. See "Description of Exchange Notes." Similarly, if the Company is required to offer to repurchase the outstanding Preferred Stock and the Company does not have available funds sufficient to repurchase shares of the Preferred Stock tendered for repurchase, a voting rights triggering event would occur under the Certificate of Designation, giving the holders of Preferred Stock the right to elect two directors.

CONSEQUENCES OF A FAILURE TO EXCHANGE

     The Outstanding Notes have not been registered under the Securities Act or any state securities laws, and therefore, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the right of the Company and the Trustee (as defined) in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Outstanding Notes that remain outstanding after the consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of

Outstanding Notes that remain outstanding will not be entitled to any rights to have such Outstanding Notes registered under the Securities Act or to any similar rights under the Registration Agreement (subject to certain limited exceptions). The Company currently intends to register under the Securities Act Outstanding Notes that remain outstanding after consummation of the Exchange Offer only if such Outstanding Notes are held by Initial Purchasers or persons ineligible to participate in the Exchange Offer (other than due solely to the status of such holder as an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). If Outstanding Notes are tendered and accepted in the Exchange Offer, the market for untendered Outstanding Notes is likely to diminish; accordingly, holders who do not tender their Outstanding Notes may encounter difficulties in selling such notes following the Exchange Offer. The Exchange Notes and any Outstanding Notes that remain outstanding after consummation of the Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of the Notes have taken certain actions or exercised certain rights under the Indenture.

ACCESS TO CHANNELS ON CABLE SYSTEMS AND UNCERTAINTY OF SUBSCRIBER ACCEPTANCE

     The Company's ability to offer Cable SuperSites on any cable television system depends on obtaining an agreement from the cable operator on terms satisfactory to the Company. There is intense competition among suppliers of programming for access to channels. The Company currently has three agreements in place with cable operators and is providing programming in Colorado Springs, Colorado and Denton, Texas. Two of these agreements may be terminated with little or no notice. The Company expects that any future distribution agreements may be terminated with little or no notice. The Company is in active discussions to obtain channel access for Cable SuperSites with other cable systems. There can be no assurances that such additional agreements will be entered into.

     Even if the Company does have channel access, there can be no assurance that a significant market for on-demand interactive television will develop or that cable subscribers will use the television as a source of on-demand information and services. In addition, the Interactive Channel will be competing with other on-demand information and entertainment sources. This competition includes services offering access to the Internet through the television. There can be no assurance that Cable SuperSites will prove more desirable than such services. If Cable SuperSites does not achieve market acceptance, Source will be unable to implement its business strategy and Source's business will be materially adversely affected.

EVOLVING NATURE OF BUSINESS; ACQUISITION RISKS

     The on-line information and services industry is experiencing rapid change. Products or technologies developed by others could render obsolete or otherwise significantly diminish the value of the Company's products or technologies, Interactive Channel or IT Network. The Company's future performance will depend substantially on its ability to respond to competitive developments, to upgrade its technologies and programming, to commercialize products and services incorporating upgraded technologies and programming and to adapt its operational and financial control systems as necessary to respond to continuing changes in its businesses. There can be no assurance that the Company will be successful in these efforts.

     In addition, Source may consider strategic acquisitions in either of its lines of business from time to time. Any assessment of potential acquisitions is necessarily inexact and its accuracy is inherently uncertain. There can be no assurances that management of Source would recognize the risks and uncertainties associated with such an acquisition. In addition, the purchase price of any such acquisitions would have to be funded either with Common Stock or cash. Future issuances of Common Stock could have a dilutive effect on the Company's current shareholders and any expenditure of cash could impair the ability of the Company to service its debt or fund operations, or both, any of which could have a material adverse effect on Source's business, financial condition or results of operations.

AVAILABILITY OF PROGRAMMING

     The success of the Interactive Channel is highly dependent on the availability of high-quality programming applications. The Company depends on independent programming sources, such as third-party suppliers, local media, retailers and information service providers, to create, produce and update the programming disseminated on Cable SuperSites at no, or minimal, cost to the Company. There can be no assurance that Source will succeed in attracting and retaining such independent programming sources. If independent programming sources do not develop high quality, up-to-date information, shopping, entertainment and other programming applications that are capable of being delivered on Cable SuperSites and that appeal to subscribers, or if such suppliers are unwilling to provide such applications to Source on terms favorable to Source, Source would have to increase the extent to which it supplements these independent programming services with its internal programming, which would increase the cost of operating Cable SuperSites.

RELIANCE UPON PROPRIETARY TECHNOLOGY

     Source often enters into confidentiality or license agreements with certain of its employees, consultants and other outside parties, and generally seeks to control access to and distribution of its proprietary information. Despite these precautions, it may be possible for third parties to copy or otherwise obtain and use Source's products or technology without authorization, or to independently develop similar products and technology. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. There can be no assurance that the steps taken by Source will prevent misappropriation of its technology or that litigation will not be necessary in the future to enforce Source's intellectual property rights, to protect Source's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in the invalidation of Source's proprietary rights and, in any event, could result in substantial costs and diversion of management time, either of which could have a material adverse effect on Source's business.

UNAVAILABILITY OF EQUIPMENT; RELIANCE ON SOLE SUPPLIER

     The Company and NextLevel have entered into an agreement to incorporate the Company's SourceWare operating system in its advanced-analog and digital set-top boxes. Although NextLevel has agreed to manufacture set-top boxes compatible with the Company's technology, NextLevel has not agreed to manufacture such units in any certain quantities. If NextLevel fails to incorporate the Company's SourceWare operating system into its set-top boxes or fails to manufacture them in sufficient quantities, the Company would be required to seek to enter into such arrangement with a different set-top box manufacturer or continue to purchase its own set-top boxes. Because NextLevel produces over 62% of the United States' set-top boxes, an agreement with any other manufacturer would not be as beneficial to the Company. In addition, if the Company were required to purchase its own set-top boxes, the Company estimates that its capital costs related to such purchases would increase significantly, compared to the estimated cost of incorporating the Company's SourceWare operating system into NextLevel's set-top boxes. If the Company is forced to pursue either of these alternatives, its business prospects and financial condition would be materially adversely affected.

     To incorporate SourceWare technology in advanced analog set-top boxes requires the addition of the Company's chip for such set-top boxes to access Cable SuperSites. Consequently, such chip is likely to be a key factor in the success of the Interactive Channel. LSI Logic is currently the only manufacturer of these chips and is therefore the Company's sole supplier of this important component. The Company has no guaranteed supply arrangements with LSI Logic, and there can be no assurance that LSI Logic will be able to meet its requirements. Unless alternative supply sources are identified for this chip, the Company could be subject to pricing risks, delivery delays and quality control problems or even unavailability of this component, any of which would have a material adverse effect on the Company.

HOLDING COMPANY STRUCTURE

     Source is a holding company with no business operations of its own. The Company's only material assets are the direct and indirect equity interests in its subsidiaries, through which the Company conducts its business operations. Accordingly, Source will be dependent upon the earnings and cash flows of, and dividends and distributions from, its direct and indirect equity interest in its subsidiaries to pay its expenses, meet its obligations and pay interest and principal on the Notes and dividends on the Preferred Stock. There can be no assurance that these direct and indirect equity interests in Source's subsidiaries will generate sufficient earnings and cash flows to pay dividends to distribute funds to Source to enable Source to pay its expenses and meet its obligations to pay interest and principal on the Notes and dividends on the Preferred Stock.

RELIANCE ON KEY PERSONNEL

     The Company's future performance depends in large part on the services of certain executive officers and other key personnel, the loss of any one of which could be detrimental to the Company's success. In addition, for the Company to implement its strategy and continued development and growth, it will be necessary for the Company to attract and retain qualified personnel in all areas.

COMPETITION

     In an industry characterized by extensive capital requirements and rapid technological change, Source faces potential competition for the acceptance of its on-line programming and services from a number of companies, most of which have significantly greater financial, technical, manufacturing and marketing resources than Source and may be in a better position to compete in the industry. In addition, Source faces competition for advertiser revenues from other media, including radio, television, newspapers, and magazines. Source believes that for the foreseeable future, public access to on-line television will generally be through cable operators. Accordingly, Source must compete with other providers of television programming to establish relationships with cable operators to gain channel access.

     In addition, certain RBOCs have provided voice information services in the past. There can be no assurance that the RBOCs will not provide such services again in the future. If one or more RBOCs were to begin providing such services, the resulting competition could have a material adverse effect on the Company's financial condition and results of operations.

GOVERNMENT REGULATION

     The telecommunications and cable television industries are subject to extensive regulation by federal, state and local governmental agencies. Existing regulations were substantially affected by the passage of the Telecommunications Act of 1996 ("1996 Telecom Act") in February 1996, which allowed cable television companies and telephone companies both to enter and participate in new lines of business. This introduced the possibility of new, non-traditional competition for both cable television and telephone companies and resulted in greater potential competition for Source. The outcome of federal and state administrative proceedings may also affect the nature and extent of competition that will be encountered by Source. In addition, future regulations may prevent Source from generating revenues from sales of database information about consumers obtained by Source from its television and telephone business. BellSouth is also allowed to terminate its agreement with the Company if it determines that regulatory changes would impact the Company's ability to perform under such agreement. These competitive developments, as well as other regulatory requirements relating to privacy issues, may have a material adverse effect on Source's business.

FRAUDULENT CONVEYANCE; LIMITATION ON SUBSIDIARY GUARANTORS

     Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Subsidiary Guarantors' issuance of the Guarantees. To the extent that a court were to find that (x) a Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by the Company of the Notes. The Indenture contains a savings clause, which generally will limit the obligations of each Subsidiary Guarantor under its Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Guarantee of any Subsidiary Guarantor was avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any of the Guarantees.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Subsidiary Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, was greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. In addition, each foreign Subsidiary Guarantor is limited by applicable local law as to the amount that it can guarantee.

     Based upon financial and other information, the Company and the Subsidiary Guarantors believe that the Guarantees are being incurred for proper purposes and in good faith and that the Company and each Subsidiary Guarantor is solvent and will continue to be solvent after issuing its Guarantee, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company.

LACK OF PUBLIC MARKET

     The Outstanding Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Outstanding Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes. See "-- Consequences of a Failure to Exchange." Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company) without compliance with the registration and prospectus delivery requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the financial condition of the Company. The Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Subject to certain provisions set forth in the Registration Agreement, the Company has agreed that, for a period of up to 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. However, under certain circumstance, the Company has the right to require that Participating Broker-Dealers suspend the resale of Exchange Notes pursuant to this Prospectus. Notwithstanding that the Company may cause the resale of Exchange Notes pursuant to this Prospectus to be suspended, the Company has no obligation to extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with such resales. See "The Exchange Offer -- Resale of Exchange Notes."

EXCHANGE OFFER ELIGIBILITY AND PROCEDURES

     Any holder of the Outstanding Notes who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or any broker-dealer who purchased Outstanding Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "The Exchange Offer -- Resale of Exchange Notes."

     Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company set forth in "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

     Issuance of the Exchange Notes in exchange for the Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the required documents. Therefore, holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange. See "The Exchange Offer -- Procedures for Tendering."

                                USE OF PROCEEDS

     The net proceeds to the Company from the Offering are estimated to be approximately $113.6 million after deducting the estimated fees and expenses of $6.4 million payable by the Company. Of the net proceeds of the Offering, the Company used (i) $35.6 million to fund the purchase price of the Brite Acquisition, (ii) $9.0 million to fund the purchase price of the VNN Acquisition, (iii) approximately $22.0 million to repay existing debt and (iv) approximately $22.6 million to fund the Interest Escrow Account. Approximately $24.4 million is intended to be used for general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth the unaudited capitalization of the Company as of September 30, 1997 (i) on an actual basis and (ii) giving pro forma effect to the Transactions and the application of the estimated $113.6 million in net proceeds from the Offering described under "Use of Proceeds." The table should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto in this Offering Memorandum.

                                                              AS OF SEPTEMBER 30, 1997
                                                              -------------------------
                                                                ACTUAL       PRO FORMA
                                                              ----------    -----------
                                                                   (IN THOUSANDS)
Cash and cash equivalents...................................    $  4,158      $ 28,603
Restricted cash and restricted cash equivalents(1)..........          --        22,584
                                                                --------      --------
          Total.............................................    $  4,158      $ 51,187
                                                                ========      ========
Long-term debt, including current maturities:
  Existing debt.............................................    $ 19,470            --
  Senior Secured Notes due 2004.............................          --      $100,000
  Capital lease obligations.................................          55            55
                                                                --------      --------
          Total.............................................      19,525       100,055
Minority interests in consolidated subsidiaries.............       3,130         3,130
Senior PIK Preferred Stock..................................          --        13,321
Stockholders' equity (capital deficiency):
  Common Stock, $.001 par value (50,000,000 shares
     authorized; 11,874,578 shares issued)(2)...............          12            12
  Less treasury stock, at cost (381,351 shares).............      (3,758)       (3,758)
  Capital in excess of par value............................      75,153        80,682(3)
  Accumulated deficit and other.............................     (75,647)      (79,173)
                                                                --------      --------
          Total stockholders' equity (capital deficiency)...      (4,240)       (2,237)
                                                                ========      ========
          Total capitalization..............................    $ 18,415      $114,269
                                                                ========      ========

---------------

(1) The Company has placed approximately $22.6 million of the net proceeds realized from the sale of the outstanding Notes, representing funds sufficient to pay the first four interest payments on the outstanding Notes, into an Interest Escrow Account to be held by the Escrow Agent for the benefit of the holders of the Notes.

(2) Excludes 8,491,974 shares of Common Stock reserved for future issuance as of September 30, 1997. Since September 30, 1997, the Company has (i) issued 86,763 shares of Common Stock in connection with the exercise of stock options, (ii) cancelled stock options representing the right to purchase an aggregate of 120,403 shares of Common Stock, (iii) issued warrants to purchase 164,917 shares of Common Stock in connection with interest paid-in-kind to existing Senior Secured Noteholders and (iv) issued 33,000 shares of Common Stock under terms of a settlement agreement. As of September 30, 1997, 8,491,974 shares of Common Stock were reserved for future issuance, consisting of (a) an aggregate of 1,752,078 shares subject to options then outstanding at a weighted average exercise price of $6.27 per share, (b) 6,500,520 shares reserved for issuance upon the exercise of warrants then outstanding at a weighted average exercise price of $8.06 per share, (c) 206,376 shares reserved for issuance upon the exercise of certain exchange rights and (d) 33,000 shares to be issued under terms of a settlement agreement. See "Description of Capital Stock."

(3) Includes a $5.5 million change in capital in excess of par attributable to issuance of the Warrants.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the nine-month period ended September 30, 1997 have been derived from the unaudited consolidated financial statements of the Company and the unaudited financial statements of Brite and VNN. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 are based on the historical audited consolidated financial statements of the Company and the audited financial statements of Brite and VNN. The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the Transactions and the application of the net proceeds therefrom and the January 14, 1997 purchase by the Company of all of the outstanding shares of ICT held by the minority shareholders of ICT (the "ICT Purchase"), as described in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 was prepared as though the Transactions occurred on such date. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 1997 and for the year ended December 31, 1996 were prepared as if the Transactions and the ICT Purchase had occurred as of January 1, 1996 and give effect to the elimination of certain costs of sales and selling, general and administrative expenses.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements reflect pro forma adjustments that are based upon available information and factually supportable assumptions that the Company believes are reasonable and do not necessarily reflect the results of operations or the financial position of the Company that actually would have resulted had the Transactions or ICT Purchase to which pro forma effect is given, been consummated as of the date or for the periods indicated. In preparing the Unaudited Pro Forma Condensed Consolidated Financial Statements, the Company believes it has utilized reasonable methods to conform the basis of presentation.

     The Acquisitions will be accounted for by the purchase method of accounting, under which the purchase prices of Brite and VNN will be allocated to the tangible and intangible assets and liabilities of Brite and VNN, respectively, based upon their respective fair values. The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based upon certain assumptions made by management regarding the Transactions and a preliminary estimate of the purchase price allocation. Actual accounting adjustments for the Transactions may differ from the pro forma adjustments based on the balances of the assets and liabilities of Brite and VNN and the final purchase price allocation.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company, Brite and VNN and other financial information pertaining to the Company including "Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                             ASSETS
                                                   HISTORICAL           PRO FORMA
                                            ------------------------    ADJUSTING      PRO FORMA
                                             SOURCE    BRITE    VNN      ENTRIES        SOURCE
                                            --------   ------   ----    ---------      ---------
Current assets:
  Cash and cash equivalents...............  $  4,158   $   --   $ --     $24,445(1)    $ 28,603
  Restricted cash and restricted cash
     equivalents..........................        --       --     --      11,599(2)      11,599
  Accounts receivable.....................     1,157    3,225    389      (3,614)(3)      1,157
  Deferred expenses.......................     1,039       --     27         (27)(3)      1,039
  Prepaid expenses and other current
     assets...............................       893       10     13         (23)(3)        893
                                            --------   ------   ----     -------       --------
          Total current assets............     7,247    3,235    429      32,380         43,291
Noncurrent portion of restricted cash and
  restricted cash equivalents.............        --       --     --      10,985(2)      10,985
Property and equipment, net...............     5,710      241    490         550(4)       6,991
Intangible assets, net....................    10,757      286     --      43,983(4)      55,026
Other non-current assets..................       975       --     --       4,275(5)       5,250
                                            --------   ------   ----     -------       --------
          Total assets....................  $ 24,689   $3,762   $919     $92,173       $121,543
                                            ========   ======   ====     =======       ========

                   LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Current liabilities:
  Trade accounts payable..................  $    814   $  394   $ 42     $  (436)(6)   $    814
  Accrued payroll.........................       441      151     38        (189)(6)        441
  Other accrued liabilities...............     1,433       24     11         (35)(7)      1,433
  Amounts payable related to
     acquisitions.........................        --       --     --       1,000(8)       1,000
  Unearned income.........................     3,586       80     --         (80)(6)      3,586
  Current portion of capital lease
     obligations..........................        29       --     --          --             29
                                            --------   ------   ----     -------       --------
          Total current liabilities.......     6,303      649     91         260          7,303
Other non-current liabilities.............        --       --     58         (58)(6)         --
Long-term debt, net of discount...........    19,470       --     --      80,530(9)     100,000
Capital lease obligations.................        26       --     --          --             26
Minority interests in consolidated
  subsidiaries, net of note receivable and
  accrued interest from minority
  stockholder.............................     3,130       --     --          --          3,130
Senior PIK Preferred Stock................        --       --     --      13,321(10)     13,321
Stockholders' equity:
  Common stock............................        12       --     --          --             12
  Less treasury stock, at cost............    (3,758)      --     --          --         (3,758)
  Capital in excess of par value..........    75,153       --     --       5,529(10)     80,682
  Retained earnings (accumulated
     deficit).............................   (75,505)   3,113    770      (7,409)(11)   (79,031)
  Foreign currency translation............       (40)      --     --          --            (40)
  Notes receivable and accrued interest
     from stockholders....................      (102)      --     --          --           (102)
                                            --------   ------   ----     -------       --------
          Total stockholders' equity
            (capital deficiency)..........    (4,240)   3,113    770      (1,880)        (2,237)
                                            --------   ------   ----     -------       --------
          Total liabilities and
            stockholders' equity (capital
            deficiency)...................  $ 24,689   $3,762   $919     $92,173       $121,543
                                            ========   ======   ====     =======       ========

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                   Statements

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                 HISTORICAL             PRO FORMA
                                        ----------------------------    ADJUSTING      PRO FORMA
                                         SOURCE     BRITE      VNN       ENTRIES        SOURCE
                                        --------    ------    ------    ---------      ---------
STATEMENT OF OPERATIONS DATA:
Monetary revenues.....................  $  8,575    $9,412    $2,425    $    250(12)   $ 20,662
Nonmonetary revenues..................     9,944        --        --          --          9,944
                                        --------    ------    ------    --------       --------
          Total revenues..............    18,519     9,412     2,425         250         30,606
Monetary cost of sales................     3,485     4,685     1,592      (1,137)(13)     8,625
Nonmonetary cost of sales.............     9,944        --        --          --          9,944
                                        --------    ------    ------    --------       --------
          Total cost of sales.........    13,429     4,685     1,592      (1,137)        18,569
Gross profit..........................     5,090     4,727       833       1,387         12,037
Selling, general and administrative
  expenses............................    11,747     1,792       272      (1,759)(14)    12,052
Amortization of intangible assets.....     1,031        --        --      11,105(15)     12,136
Research and development expenses.....     6,332        --        --          --          6,332
                                        --------    ------    ------    --------       --------
Operating income (loss)...............   (14,020)    2,935       561      (7,959)       (18,483)
Interest (income) expense, net........      (175)       --        --      12,160(16)     11,985
Other (income) expense, net...........        10        --        --         (46)(17)       (36)
                                        --------    ------    ------    --------       --------
Income (loss) before income taxes.....   (13,855)    2,935       561     (20,073)       (30,432)
Provision for income taxes............        --        --       223        (223)(18)        --
                                        --------    ------    ------    --------       --------
Net income (loss).....................   (13,855)    2,935       338     (19,850)       (30,432)
Preferred stock dividends.............        --        --        --       3,392(19)      3,392
                                        --------    ------    ------    --------       --------
          Net income (loss)
            attributable to common
            stockholders..............  $(13,855)   $2,935    $  338    $(23,242)      $(33,824)
                                        ========    ======    ======    ========       ========
          Net loss per common share...  $  (1.39)                                      $  (3.40)
                                        ========                                       ========
Weighted average common shares
  outstanding.........................  9,935,455                                      9,935,455
                                        ========                                       ========
OTHER DATA:
Monetary revenues:
  IT Network..........................  $  7,543    $9,412    $2,425    $    250       $ 19,630
  Interactive Channel.................     1,032        --        --          --          1,032
                                        --------    ------    ------    --------       --------
          Total monetary revenues.....  $  8,575    $9,412    $2,425         250         20,662
D&A:
  IT Network..........................       361       307       148       8,837          9,653
  Interactive Channel.................     1,577        --        --       2,268          3,845
                                        --------    ------    ------    --------       --------
          Total D&A...................     1,938       307       148      11,105         13,498
Capital expenditures:
  IT Network..........................       591       111       206          --            908
  Interactive Channel.................     2,088        --        --          --          2,088
                                        --------    ------    ------    --------       --------
          Total capital
            expenditures..............     2,679       111       206          --          2,996
Pro forma ratio of earnings to cover
  combined fixed earnings and
  preferred stock dividends:(20)                                                            nmf

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                   Statements

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                              HISTORICAL               PRO FORMA
                                    -------------------------------    ADJUSTING      PRO FORMA
                                      SOURCE       BRITE      VNN       ENTRIES         SOURCE
                                    ----------    -------    ------    ---------      ----------
STATEMENT OF OPERATIONS DATA:
Monetary revenues.................  $    7,988    $ 9,804    $1,923    $    188(12)   $   19,903
Nonmonetary revenues..............       4,928         --        --          --            4,928
                                    ----------    -------    ------    --------       ----------
          Total revenues..........      12,916      9,804     1,923         188           24,831
Monetary cost of sales............       4,945      4,818     1,131        (744)(13)      10,150
Nonmonetary cost of sales.........       4,928         --        --          --            4,928
                                    ----------    -------    ------    --------       ----------
          Total cost of sales.....       9,873      4,818     1,131        (744)          15,078
Gross profit......................       3,043      4,986       792         932            9,753
Selling, general and
  administrative
  expenses........................      13,803      2,687       215      (1,837)(14)      14,868
Amortization of intangible
  assets..........................       2,769         --        --       6,640(15)        9,409
Research and development
  expenses........................       2,682         --        --          --            2,682
                                    ----------    -------    ------    --------       ----------
Operating income (loss)...........     (16,211)     2,299       577      (3,871)         (17,206)
Interest (income) expense, net....       2,423         --        --       7,924(16)       10,347
Other (income) expense, net.......         (60)        --        --          --              (60)
                                    ----------    -------    ------    --------       ----------
Income (loss) before income
  taxes...........................     (18,574)     2,299       577     (11,795)         (27,493)
Provision for income taxes........          --         --       231        (231)(18)          --
                                    ----------    -------    ------    --------       ----------
          Net income (loss).......     (18,574)     2,299       346     (11,564)         (27,493)
Preferred stock dividends.........          --         --        --       2,821(19)        2,821
                                    ----------    -------    ------    --------       ----------
          Net income (loss)
            attributable to common
            stockholders..........  $  (18,574)   $ 2,299    $  346    $(14,385)      $  (30,314)
                                    ==========    =======    ======    ========       ==========
          Net loss per common
            share.................  $    (1.64)                                       $    (2.68)
                                    ==========                                        ==========
Weighted average common shares
  outstanding.....................  11,292,655                                        11,292,655
                                    ==========                                        ==========
OTHER DATA:
Monetary revenues:
  IT Network......................  $    7,741    $ 9,804    $1,923    $    188       $   19,656
  Interactive Channel.............         247         --        --          --              247
                                    ----------    -------    ------    --------       ----------
          Total monetary
            revenues..............       7,988      9,804     1,923         188           19,903
D&A:
  IT Network......................         868        225       123       6,640            7,855
  Interactive Channel.............       3,462         --        --          --            3,462
                                    ----------    -------    ------    --------       ----------
          Total D&A...............       4,330        225       123       6,640           11,317
Capital expenditures:
  IT Network......................         126         54        49          --              229
  Interactive Channel.............       1,549         --        --          --            1,549
                                    ----------    -------    ------    --------       ----------
          Total capital
            expenditures..........       1,675         54        49          --            1,778
Pro forma ratio of earnings to
  cover combined fixed earnings
  and preferred stock
  dividends:(20)..................                                                           nmf

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                   Statements

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     On January 14, 1997, the Company acquired all of the outstanding shares of ICT held by minority shareholders in exchange for approximately 1,390,000 shares of the Company's common stock, making ICT a wholly-owned subsidiary of the Company. The Company also issued options to purchase 177,000 shares of the Company's common stock at exercise prices ranging from $1.43 to $4.96 per share to certain employees and directors of ICT in exchange for their outstanding options to purchase ICT common shares, and incurred cash expenses related to the transaction of approximately $801,000. The aggregate purchase price for the acquisition of the ICT minority interest was approximately $11.3 million, and the acquisition was accounted for by the purchase method of accounting.

     On October 30, 1997, the Company acquired purchase certain of the voice information services assets of Brite. The purchase price of the Brite acquisition was approximately $35.6 million in cash. The Brite acquisition was accounted for by the purchase method of accounting.

     On October 30, 1997, the Company acquired the voice information services assets of VNN. The purchase price of the VNN acquisition was $9.0 million in cash. The VNN Acquisition is being accounted for by the purchase method of accounting.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the following unaudited pro forma adjustments:

 (1) Represents the (i) receipt of gross proceeds of $120.0 million from the Offering, (ii) payment of $6.4 million issuance costs related to the Offering, (iii) payment of approximately $44.6 million as the purchase price in the Acquisitions, (iv) payment of approximately $22.0 million in connection with the repayment of the Company's senior secured notes plus accrued interest thereon and (v) deposit of approximately $22.6 million into the Interest Escrow Account for the first four interest payments on the Notes.

 (2) Represents the establishment of the Interest Escrow Account to service the first four interest payments of the Notes.

 (3) Represents the elimination of Brite and VNN accounts receivable, deferred expenses and prepaid expenses, which were not included in the purchased assets of Brite and VNN.

 (4) Represents the elimination of Brite's historical intangible assets of $286,000 plus management's estimated value of property and equipment, contract rights and goodwill based on a preliminary allocation of the purchase price of the Acquisitions in accordance with the purchase method of accounting as follows:

Initial purchase price......................................  $44,550,000
Estimated fees and expenses associated with exiting
  activities, terminating employees and relocating certain
  employees of the acquired companies.......................    1,000,000
                                                              -----------
          Total purchase price..............................  $45,550,000
                                                              ===========

     The Company is currently in the process of obtaining an independent appraisal of the allocation of the purchase price. The preliminary allocation is as follows:

                                                                           AMORTIZATION
                 DESCRIPTION                       BRITE         VNN          PERIOD
                 -----------                    -----------   ----------   ------------
Property and equipment........................  $   791,000   $  490,000     3 years
Contract rights...............................   16,000,000    3,400,000     5 years
Goodwill......................................   19,557,000    5,312,000     5 years

 (5) Represents the (i) write-off of the Company's historical deferred financing fees of approximately $1.0 million which will be charged to earnings as an extraordinary item upon the early repayment of its historical debt as part of the Transactions plus (ii) the recording of deferred financing fees and expenses associated with the Notes in the amount of approximately $5.3 million.

 (6) Represents the elimination of Brite and VNN accounts payable, accrued payroll, unearned income and other non-current liabilities which were not assumed in the purchase of Brite and VNN.

 (7) Represents the elimination of Brite and VNN other accrued liabilities which were not assumed in the purchase of Brite and VNN.

 (8) Represents the accrual of $1.0 million of estimated costs associated with exiting activities, terminating employees and relocating certain employees of the acquired companies.

 (9) Represents the (i) repayment of approximately $22.0 million of the Company's senior secured notes, net of approximately $2.4 million of note discount, as a result of the Offering and (ii) addition of $100.0 million in Notes pursuant to the Offering.

(10) Represents the addition of $20.0 million in Preferred Stock pursuant to the Offering, net of (i) warrants with an approximate value of $5.5 million which is recorded against capital in excess of par value and (ii) financing fees and expenses of approximately $1.2 million associated with the Units.

(11) Represents the (i) write-off of approximately $2.4 million of note discount which will be charged to earnings as an extraordinary item in connection with the repayment of approximately $22.0 million of the Company's senior secured notes, (ii) write-off of approximately $1.0 million of the Company's historical deferred financing charges and (iii) elimination of substantially all of Brite and VNN historical retained earnings which were not assumed as part of the Brite acquisition.

     The Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the following unaudited pro forma adjustments:

(12) Represents rental revenues associated with certain voice information services equipment purchased as part of the Transactions which are not included in the historical revenues of Brite.

(13) Represents the (i) elimination of certain historical expenses totaling $989,000 and $647,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, associated with subscriptions to certain wire services and programming transmission which are non-recurring due to the termination of the related agreements upon closing of the Transactions, and (ii) the elimination of certain historical expenses associated with the allocation of general corporate overhead to VNN by Tribune Media Services, Inc. totaling $148,000 and $97,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, which are non-recurring subsequent to the Transactions.

(14) Represents the elimination of certain historical expenses associated with
     (i) allocation of general corporate overhead to Brite by Brite Voice Systems, Inc., and to VNN by Tribune Media Services, Inc., totaling $1,359,000 and $1,457,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, which is non-recurring subsequent to the Transactions, and (ii) rent, advertising and trade promotional expenses totaling $400,000 and $380,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, which are non-recurring because these costs relate to functions which will either be provided by existing Company personnel or will not be required by the Company due to the termination of related agreements or obligations upon closing of the Transactions.

(15) Represents (i) the amortization of intangible assets resulting from the Acquisitions totaling $8,837,000 and $6,640,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, and
     (ii) the amortization of intangible assets (patents) resulting from the ICT Purchase totaling $2,268,000 for the year ended December 31, 1996. The estimated value of the patents, $11.3 million, will be amortized over a five-year period on the straight-line method.

(16) Represents pro forma interest expense and amortization of deferred financing costs as shown below based upon pro forma debt levels and the applicable interest rates. The table below presents pro forma interest expense, noted with the respective interest rates, and pro forma amortization of deferred financing costs:

                                                                YEAR ENDED        NINE MONTHS ENDED
                                                             DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                             -----------------    ------------------
                                                                     (DOLLARS IN THOUSANDS)
     Senior Secured Notes (12%)............................       $12,000               $ 9,000
     Reduction of interest expense on current notes
       outstanding (13%)...................................          (590)               (1,638)
     Pro forma amortization of deferred financing costs....           750                   562
                                                                  -------               -------
               Total pro forma interest expense
                 adjustments...............................       $12,160               $ 7,924
                                                                  =======               =======

      Pro forma interest expense does not include approximately $1.0 million and $732,000 of interest income for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, which would have been realized on the net excess proceeds of the Offering assuming the Transactions had taken place on January 1, 1996.

(17) Represents the elimination of minority interest in the gains or losses of consolidated subsidiaries resulting from the ICT Purchase.

(18) Represents the elimination of income tax provision due to the Company's net operating loss carryforwards, which are available to reduce income tax provisions.

(19) Represents (i) preferred stock dividends on the Preferred Stock at a rate equal to 13.5% per annum per share, payable quarterly, (ii) amortization of discount related to warrants associated with the Units, and (iii) amortization of approximately $1.1 million in financing costs associated with the issuance of the Units.

(20) The ratio of earnings to cover combined fixed charges and preferred stock dividends is not a meaningful figure due to the fact that in the periods presented fixed charges, which include interest expense and preferred stock dividends, exceeded earnings by an amount equal to the net loss.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The historical statement of operations and balance sheet data as of and for each of the years in the five-year period ended December 31, 1996 have been derived from the Consolidated Financial Statements of the Company, which have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data for the nine months ended September 30, 1996 and 1997 and as of September 30, 1997 have been derived from unaudited financial statements included elsewhere herein. In the opinion of the Company's management, the unaudited consolidated financial statements include all adjustments consisting of normal recurring accruals and other adjustments as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" necessary for the fair presentation of financial position and of the results of operations for those periods. The results of operations for the nine months ended September 30, 1997 may not be indicative of results that may be expected for the full year ending December 31, 1997. The pro forma consolidated statements of operations data reflect the Transactions and the ICT Purchase as if they had occurred on January 1, 1996 and give effect to the elimination of certain costs of sales and selling, general and administrative expenses. The pro forma consolidated balance sheet data reflect the Transactions as if they had occurred on September 30, 1997.

     The information contained in this section should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and Notes thereto and the "Unaudited Pro Forma Condensed Consolidated Financial Statements" included elsewhere in this Prospectus.

                                                                               YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------------------------
                                                                               HISTORICAL                        PRO FORMA
                                                           ---------------------------------------------------   ---------
                                                            1992       1993       1994       1995       1996       1996
                                                           -------   --------   --------   --------   --------   ---------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
STATEMENT OF OPERATIONS DATA:
Monetary revenues........................................  $ 5,594   $  6,431   $  9,194   $  9,342   $  8,575   $ 20,662
Nonmonetary revenues(1)..................................   14,049     18,752     21,749     15,944      9,944      9,944
                                                           -------   --------   --------   --------   --------   --------
       Total revenues....................................   19,643     25,183     30,943     25,286     18,519     30,606
Monetary cost of sales...................................    3,509      4,456      5,248      4,937      3,485      8,625
Nonmonetary cost of sales(1).............................   14,049     18,752     21,749     15,944      9,944      9,944
                                                           -------   --------   --------   --------   --------   --------
       Total cost of sales...............................   17,558     23,208     26,997     20,881     13,429     18,569
Gross profit.............................................    2,085      1,975      3,946      4,405      5,090     12,037
Selling, general and administrative expenses.............    5,433      6,785      8,987      7,952     11,747     12,052
Amortization of intangible assets........................      139      1,656      1,684      1,031      1,031     12,136
Research and development expenses........................      220      1,339      2,706      3,750      6,332      6,332
Write-down of intangible expenses........................       --         --      1,900         --         --         --
                                                           -------   --------   --------   --------   --------   --------
Operating loss...........................................   (3,707)    (7,805)   (11,331)    (8,328)   (14,020)   (18,483)
Interest (income) expense, net...........................      615        227        296        137       (175)    11,985
Other (income) expense, net..............................      (19)      (140)     1,230       (277)        10        (36)
Charges related to financing incentives..................       --      2,026         --      1,581         --         --
                                                           -------   --------   --------   --------   --------   --------
       Net loss..........................................   (4,303)    (9,918)   (12,857)    (9,769)   (13,855)   (30,432)
Preferred stock dividends................................       --        769      1,621        833         --      3,392
                                                           -------   --------   --------   --------   --------   --------
       Net loss attributable to common stockholders......  $(4,303)  $(10,687)  $(14,478)  $ 10,602)  $(13,855)  $(33,824)
                                                           =======   ========   ========   ========   ========   ========
       Net loss per common share.........................  $ (1.20)  $  (2.66)  $  (3.22)  $  (1.65)  $  (1.39)  $  (3.40)
                                                           =======   ========   ========   ========   ========   ========
Weighted average common shares outstanding...............    3,599      4,022      4,498      6,413      9,935      9,935
                                                           =======   ========   ========   ========   ========   ========
OTHER DATA:
Monetary revenues:
 IT Network..............................................  $ 5,350   $  6,370   $  8,344   $  9,339   $  7,543   $ 19,630
 Interactive Channel.....................................      244         61        850          3      1,032      1,032
                                                           -------   --------   --------   --------   --------   --------
       Total monetary revenues...........................    5,594      6,431      9,194      9,342      8,575     20,662
EBITDA:(2)
 IT Network..............................................     (822)    (2,895)    (2,163)      (298)        60      7,157
 Interactive Channel.....................................      (72)      (382)    (4,713)    (4,445)    (8,734)    (8,734)
 Corporate...............................................   (2,310)    (5,051)    (4,890)    (3,890)    (3,418)    (3,372)
                                                           -------   --------   --------   --------   --------   --------
       Total EBITDA......................................   (3,204)    (8,328)   (11,766)    (8,633)   (12,092)    (4,949)
D & A:
 IT Network..............................................      315        342        470        458        361      9,653
 Interactive Channel.....................................      170      1,790      1,946      1,374      1,577      3,845
                                                           -------   --------   --------   --------   --------   --------
       Total D & A.......................................      485      2,132      2,416      1,832      1,938     13,498
Capital expenditures:
 IT Network..............................................      136        881        195         17        591        908
 Interactive Channel.....................................      666        448        217        241      2,088      2,088
                                                           -------   --------   --------   --------   --------   --------
       Total capital expenditures........................      802      1,329        412        258      2,679      2,996
Ratio of earnings to cover combined fixed charges and
 preferred stock dividends(3)............................      nmf        nmf        nmf        nmf        nmf        nmf

                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                                           -------------------------------------
                                                                  HISTORICAL           PRO FORMA
                                                           -------------------------   ---------
                                                              1996          1997         1997
                                                           -----------   -----------   ---------

STATEMENT OF OPERATIONS DATA:
Monetary revenues........................................    $ 6,406      $  7,988     $ 19,903
Nonmonetary revenues(1)..................................      8,041         4,928        4,928
                                                             -------      --------     --------
       Total revenues....................................     14,447        12,916       24,831
Monetary cost of sales...................................      2,708         4,945       10,150
Nonmonetary cost of sales(1).............................      8,041         4,928        4,928
                                                             -------      --------     --------
       Total cost of sales...............................     10,749         9,873       15,078
Gross profit.............................................      3,698         3,043        9,753
Selling, general and administrative expenses.............      8,081        13,803       14,868
Amortization of intangible assets........................        774         2,769        9,409
Research and development expenses........................      4,414         2,682        2,682
Write-down of intangible expenses........................         --            --           --
                                                             -------      --------     --------
Operating loss...........................................     (9,571)      (16,211)     (17,206)
Interest (income) expense, net...........................       (302)        2,423       10,347
Other (income) expense, net..............................       (101)          (60)         (60)
Charges related to financing incentives..................         --            --           --
                                                             -------      --------     --------
       Net loss..........................................     (9,168)      (18,574)     (27,493)
Preferred stock dividends................................         --            --        2,821
                                                             -------      --------     --------
       Net loss attributable to common stockholders......    $(9,168)     $(18,574)    $(30,314)
                                                             =======      ========     ========
       Net loss per common share.........................    $ (0.92)     $  (1.64)    $  (2.68)
                                                             =======      ========     ========
Weighted average common shares outstanding...............      9,933        11,293       11,293
                                                             =======      ========     ========
OTHER DATA:
Monetary revenues:
 IT Network..............................................    $ 5,539      $  7,741     $ 19,656
 Interactive Channel.....................................        867           247          247
                                                             -------      --------     --------
       Total monetary revenues...........................      6,406         7,988       19,903
EBITDA:(2)
 IT Network..............................................         99         1,265        7,257
 Interactive Channel.....................................     (6,388)       (9,752)      (9,752)
 Corporate...............................................     (1,762)       (3,334)      (3,334)
                                                             -------      --------     --------
       Total EBITDA......................................     (8,051)      (11,821)      (5,829)
D & A:
 IT Network..............................................        238           868        7,855
 Interactive Channel.....................................      1,181         3,462        3,462
                                                             -------      --------     --------
       Total D & A.......................................      1,419         4,330       11,317
Capital expenditures:
 IT Network..............................................        119           126          229
 Interactive Channel.....................................      1,330         1,549        1,549
                                                             -------      --------     --------
       Total capital expenditures........................      1,449         1,675        1,778
Ratio of earnings to cover combined fixed charges and
 preferred stock dividends(3)............................        nmf           nmf          nmf

                                                                    AS OF DECEMBER 31,                     AS OF SEPTEMBER 30,
                                                     ------------------------------------------------   -------------------------
                                                                        HISTORICAL                      HISTORICAL    PRO FORMA
                                                     ------------------------------------------------   ----------   ------------
                                                      1992      1993       1994      1995      1996        1997          1997
                                                     -------   -------   --------   -------   -------   ----------   ------------
                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..........................  $   297   $ 1,235   $    127   $17,479   $ 4,303    $ 4,158       $28,603
Restricted cash and restricted cash
  equivalents(4)...................................       --        --         --        --        --         --        22,584
Working capital (deficit)..........................   (6,040)   (3,329)    (7,608)   12,223      (467)       944        24,389
Total assets.......................................   10,992    13,248      8,219    24,195    15,897     24,689       121,543
Long-term debt and capital lease obligations
  (including current maturities)...................    4,917       701        653       219     4,720     19,525       100,055
Redeemable convertible preferred stock(5)..........       --    10,065     16,236        --        --         --            --
Senior PIK Preferred Stock.........................       --        --         --        --        --         --        13,321
Total stockholders' equity (capital deficiency)....   (4,569)   (8,202)   (21,965)   13,037        30     (4,241)       (2,237)

---------------

(1) Nonmonetary revenues and nonmonetary cost of sales associated with barter transactions are included in the consolidated statements of operations at the estimated fair values of advertising time and information content received and represent the exchange of advertising time for information content. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 of Notes to Consolidated Financial Statements.

(2) EBITDA should not be considered in isolation from or as a substitute for net income (loss), cash flows from operating activities or other consolidated statement of operations or cash flows statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(3) The ratio of earnings to cover combined fixed charges and preferred stock dividends is not a meaningful figure due to the fact that in the periods presented fixed charges, which includes interest expense, and preferred stock dividends, exceeded earnings by an amount equal to the net loss.

(4) The Company has placed approximately $22.6 million of the net proceeds realized from the Offering, representing funds sufficient to pay the first four interest payments on the Notes into an Interest Escrow Account to be held by the Escrow Agent for the benefit of the holders of the Notes.

(5) All of the outstanding redeemable convertible preferred stock was converted to Common Stock as part of the Merger. See Note 1 of Notes to Consolidated Financial Statements.

                           FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus under the captions "Prospectus Summary," "Use of Proceeds," "Risk Factors," "Unaudited Pro Forma Condensed Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: ability to secure distribution for the Cable SuperSites; failure to make available advanced analog or digital set-top boxes incorporating the Company's technology; general economic and business conditions; industry trends; competition; equipment costs and availability; the loss of any significant customers; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulation; and other factors referenced in this Prospectus. See "Risk Factors." Forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Source Media is a leader in providing on-demand information, services and programming through the telephone and cable television, delivered over the Company's proprietary digital operating systems to mass market consumers through its two operating subsidiaries, IT Network and Interactive Channel. IT Network is a leading provider of on-demand information through advertiser-sponsored telephone hotlines advertised in over 100 million Yellow Pages annually and over 24 million newspapers daily. Interactive Channel provides on-demand information and services and can provide Internet access to the cable television industry over existing cable infrastructure and telephone lines.

     IT Network is the nation's leading provider of voice information services through telephone directories and newspapers with a market share which management believes is 10 times its closest competitor in terms of distribution. The Company also provides related support services to a majority of its Yellow Pages directory and newspaper Publisher Partners. The Company sells advertising and provides related support services to in excess of 8,000 advertising clients who pay to sponsor and deliver a promotional message before and after the delivery of the voice information services. The Company is the sole provider of voice information services to eight of the nine largest Yellow Pages directory publishers in the country and believes that it is the only voice information services provider capable of delivering national scope advertising to the mass market in telephone directories and newspapers through one source.

     Interactive Channel's Cable SuperSites supplies programming and services which allow a subscriber to access on-demand local and national news, weather, sports and school information, view programming guides and purchase goods and can allow a subscriber to browse the Internet, send and receive e-mail and access a variety of other attractive offerings over existing cable infrastructure and telephone lines. Cable SuperSites sells interactive advertising space on screens using text, voice and pictures. Cable SuperSites is broadcast by cable operators utilizing the Company's proprietary two-way operating system, SourceWare. Management believes that SourceWare is the only commercially deployable system providing two-way frames, audio and text over existing cable infrastructure, both digital and analog. SourceWare enables any cable television system equipped with compatible advanced analog or digital set top boxes to deliver two-way, on-demand programming with the touch of a television remote. In less than one second, Cable SuperSites subscribers can access interactive programming delivered over the cable system to their television.

     The Company has earned monetary revenues through advertising sponsorships in the Network Guide, which are recorded as unearned income when billed and recognized on a straight-line basis as earned over the terms of the respective contracts (which are typically from three to 12 months). The Company also has earned monetary revenues from sales of voice information services, principally its Consumer Tips service, to certain Publisher Partners. The Company is beginning to earn a significant percentage of its monetary revenues by acting as a sales agent for advertising in directories published by Publisher Partners and providing voice information services in those directories.

     In each of its markets, the Company has entered into nonmonetary barter agreements with local television and radio stations. These media sponsors provide the Company with advertising time on their stations and update local news, weather and sports voice information messages in exchange for promotional messages and print advertisements in the Network Guide. Revenues and cost of sales associated with these nonmonetary barter transactions are included in the Company's consolidated statements of operations at the estimated fair value of the on-air advertisements and information content provided to the Company by media sponsors. The Company expects that nonmonetary revenues as a percentage of total revenues will continue to decline in the future as the Company earns a higher percentage of its revenues as a service provider or sales agent rather than from sales of advertising in the Network Guide.

     On January 14, 1997, the Company acquired all of the outstanding shares that it did not already own of ICT in exchange for approximately 1,390,000 shares of the Company's common stock, making ICT a wholly-owned subsidiary of the Company. ICT owns the patented technology utilized by the Company for the Cable SuperSites channel and provides research and development services for the Company. The Company's historical consolidated results of operations and financial condition include ICT as the Company owned a majority interest in ICT before the acquisition of the remaining interest.

     THE PERIOD-TO-PERIOD COMPARISONS SET FORTH BELOW DO NOT GIVE EFFECT TO THE TRANSACTIONS AND ONLY REFLECT HISTORICAL INFORMATION OF THE COMPANY.

NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

     Monetary revenues increased 25 percent to $8.0 million for the nine months ended September 30, 1997 from $6.4 million for the nine months ended September 30, 1996. The net increase of $1.6 million was the result of an increase of $3.1 million attributable to the Company's voice information services related to new service contracts acquired from Donnelly and GTE as well as the introduction of the Company's LocalSource product. This increase was partially offset by declines of (i) $710,000 attributable to the Network Guide product, (ii) $620,000 attributable to ICT and (iii) $213,000 attributable to the Company's Consumer Tips service.

     The decline in Network Guide monetary revenues primarily reflects the termination of distribution in 20 DMAs, 14 of which are located within the Ameritech region, three within the Southwestern Bell region and three within the DonTech region. Total Network Guide revenues in the 20 terminated DMAs were $275,000 for the nine months ended September 30, 1997 compared with $1.8 million for the nine months ended September 30, 1996. Network Guide revenues within the Company's other 30 existing DMAs declined slightly during the first nine months of 1997 compared with the same period in 1996. These declines were partially offset by increases of $905,000 related to 17 new DMAs.

     The decrease in ICT's revenues in the first nine months of 1997 compared with the same period in 1996 reflects a portion of the one-time license fee paid in 1996 to ICT by GTE Corporation and GTE MainStreet for the use of ICT's United States patents as part of an agreement to end litigation between ICT and GTE, as well as certain hardware and software sales made in connection with a trial of ICT technology.

     The decline in Consumer Tips revenues is the result of the February 1996 termination of the Company's agreement with Ameritech. Ameritech Consumer Tips revenues ended completely in the second quarter of 1996.

     Nonmonetary revenues and nonmonetary cost of sales declined 39 percent to $4.9 million for the nine months ended September 30, 1997 from $8.0 million for the nine months ended September 30, 1996.

Substantially all of this $3.1 million decrease in nonmonetary revenues and nonmonetary cost of sales occurred because of the termination of distribution agreements in certain DMAs and because, in other DMAs, the Company reduced the amount of space devoted to information provided by media sponsors for lesser amounts of promotional advertising.

     Monetary cost of sales increased 83 percent to $4.9 million for the nine months ended September 30, 1997 from $2.7 million for the nine months ended September 30, 1996. This increase resulted from (i) operating personnel salaries, depreciation expenses, and various other operating expenses totaling $1.7 million attributable to Interactive Channel operations in Colorado Springs and Denton, (ii) a $356,000 write-off of electronic components used by the Company for building set-top boxes and (iii) increased operating personnel salaries and various other operating expenses totaling $256,000 incurred by IT Network to support new services and advertising contracts acquired from Donnelly and GTE as well as its new LocalSource product. In the prior period, costs incurred by Interactive Channel were research and development in nature, because Cable SuperSites had not been commercially deployed.

     Selling, general and administrative expenses, including amortization of intangible assets, increased 87 percent to $16.6 million for the nine months ended September 30, 1997 from $8.9 million for the nine months ended September 30, 1996. This increase resulted from (i) certain programming, personnel salaries, subscriber acquisition, travel and various other Interactive Channel expenses totaling $5.5 million, (ii) increased customer service, sales, marketing and administrative expenses incurred by IT Network to support new services and advertising contracts acquired from Donnelly and GTE as well as its new LocalSource product and (iii) costs associated with, and settlement of, an ongoing legal dispute in the third quarter of 1997. Amortization of intangible assets increased by $2.0 million during the nine months ended September 30, 1997 as a result of the amortization of patents related to the Company's acquisition of the remaining shares of ICT during the first quarter of 1997 as well as the amortization of certain contract rights acquired from Donnelly and GTE. In the prior period, costs incurred by Interactive Channel were research and development in nature, because Cable SuperSites had not been commercially deployed.

     Research and development expenses declined 39 percent to $2.7 million for the nine months ended September 30, 1997 from $4.4 million for the nine months ended September 30, 1996. This decrease reflects lower Interactive Channel development expenses following the commercial introduction of Cable SuperSites.

     Other income and expenses. Net interest expense was $2.4 million for the nine months ended September 30, 1997 compared with net interest income of $301,000 for the nine months ended September 30, 1996, reflecting interest expense on higher debt balances outstanding during the first nine months of 1997 as well as the approximate $1.1 million estimated fair market value of warrants issued by the Company related to an interest payment in kind on an outstanding senior debt security compared to net interest income generated from the proceeds from a public offering of the Company's common stock in December 1995 during the first nine months of 1996.

YEARS ENDED DECEMBER 31, 1996 AND 1995

     Monetary revenues declined 8% to $8.6 million for the year ended December 31, 1996 from $9.3 million for the year ended December 31, 1995. The net decline of $767,000 included declines of $1.5 million attributable to the Network Guide product and $884,000 attributable to the Company's Consumer Tips service. These declines were partially offset by (i) increases of $1.0 million in revenues attributable to product development trials of Cable SuperSites and license fees from ICT technology, and (ii) $597,000 related to the Company's other voice information services.

     The decline in Network Guide monetary revenues primarily reflects the termination of distribution of the Network Guide in 18 DMAs, eight of which are located within the Southwestern Bell region, six of which are located within the Ameritech region, three of which are located within the DonTech region and one of which is located in the BellSouth region. Total Network Guide revenues within the 18 terminated DMAs were $1.1 million for the year ended December 31, 1996 and $2.8 million for the year ended December 31, 1995. These declines were partially offset by increases of $137,000 related to 12 new DMAs in which the Network Guide is distributed and $54,000 in the Company's other 41 existing DMAs. In June 1997, the Company and

Ameritech entered into a definitive agreement pursuant to which the Company will be the exclusive voice information sales agent and service provider in up to 38 Ameritech Yellow Pages directories for a three-year period commencing in the fourth quarter of 1997.

     Until February 1, 1996, the Company published the Network Guide in Yellow Pages directories in certain DMAs within the Ameritech region and produced the related voice information messages in exchange for a share of the Network Guide revenues generated in those DMAs. The Company's agreement with Ameritech was terminated by Ameritech, and the Network Guide has not been included in any Ameritech Yellow Pages directories published after September 1996. Accordingly, revenues in those Ameritech DMAs will end in the third quarter 1997 due to the conclusion of revenue from Network Guide contracts in effect prior to the termination of the Ameritech agreement. In early 1997, in connection with the pending settlement of litigation between the parties, the Company and Ameritech agreed to enter into a definitive agreement pursuant to which the Company will be the exclusive voice information sales and service provider in up to 38 Ameritech Yellow Pages directories for a three year period commencing in January 1998. Total monetary revenues for both the Network Guide and Consumer Tips products in the Ameritech region accounted for approximately 20 and 32% of the Company's monetary revenues in 1996 and 1995, respectively. The Company expects to partially offset such revenue declines in future periods with revenues generated through (i) its sales agency agreement with Donnelley to sell the Network Guide in Yellow Pages published by Donnelley in five top-100 DMAs in the mid-Atlantic region, (ii) its purchase of certain assets from Donnelley and a related voice information service contract with Donnelley under which the Company will provide voice information services in Yellow Pages published by Donnelley in eight top-100 DMAs located throughout the United States, (iii) its sales agency agreement with GTE to sell the Network Guide in Yellow Pages published by GTE in four top-100 DMAs located throughout the United States, (iv) its purchase of certain assets from GTE and a related voice information service contract with GTE under which the Company will provide voice information services in Yellow Pages published by GTE in 9 top-100 DMAs located throughout the United States, and (v) its recently-signed sales agency agreement with SNET to sell the Network Guide in Yellow Pages published by SNET in a top-100 DMA located in the northeastern United States.

     The decline in Consumer Tips revenues is the result of the February 1996 termination of the Company's agreement with Ameritech. Consumer Tips revenues, which were $213,000 and $1.1 million for the years ended December 31, 1996 and 1995, respectively, ended completely in the second quarter of 1996.

     Nonmonetary revenues and nonmonetary cost of sales declined 38% to $9.9 million for the year ended December 31, 1996 from $15.9 million for the year ended December 31, 1995. Substantially all of this $6.0 million decline in nonmonetary revenues and nonmonetary cost of sales occurred because of the termination of distribution agreements in certain DMAs and because, in other DMAs, the Company reduced the amount of space devoted to information provided by media sponsors in its Network Guide and, accordingly, renewed its barter contracts with such media sponsors for lesser amounts of promotional advertising.

     Monetary cost of sales declined 29% to $3.5 million for the year ended December 31, 1996 from $4.9 million for the year ended December 31, 1995. In certain regions, the Company has operated under comprehensive Network Guide agreements whereby the Company has agreed to share a portion of its advertising revenues with the Publisher Partner in return for pages in the Publisher Partner's Yellow Pages directories and use of the Publisher Partner's voice information equipment and telephone lines. As DMAs within a region become governed by such a Network Guide agreement, the Company's monetary cost of sales reflect increasing revenue sharing expense and declining Yellow Pages purchase expense and telephone line charges in such region. Monetary cost of sales for the years ended December 31, 1996 and December 31, 1995 was primarily comprised of (i) revenue sharing expenses associated with Network Guide agreements with Ameritech, DonTech and BellSouth of $1.9 million and $2.0 million, respectively, a 9% decrease, resulting from lower monetary revenues in certain regions pursuant to revenue-sharing operating agreements, (ii) operations personnel salaries of $494,000 and $584,000, respectively, a 15% decrease, (iii) Yellow Pages purchase expenses of $454,000 and $1.2 million, respectively, a 63% decrease, reflecting the discontinuation of distribution in all eight DMAs within the Southwestern Bell region as well as lower Yellow Pages purchase prices and the Company's decision to purchase fewer pages in the Pacific Bell region, (iv) telephone line charges of $292,000 and $369,000, respectively, a 21% decrease, primarily reflecting fewer DMAs in the Southwestern Bell region, and (v) satellite broadcasting charges of $141,000 and $357,000, respectively, a 60% decline, reflecting the Company's decision in 1996 to update its voice information systems via telephone lines rather than satellites. Monetary cost of sales attributable to the Interactive Channel were minimal as the related revenues primarily consisted of sales of programming and license fees.

     Selling, general and administrative expenses, including amortization of intangible assets increased 42% to $12.8 million for the year ended December 31, 1996 from $9.0 million for the year ended December 31, 1995. This increase resulted primarily from increased subscriber acquisition costs associated with the commercial introduction of Cable SuperSites. These costs included such items as advertising agency creative fees, television production costs of commercials and an infomercial, promotional, direct mail and newspaper advertising fees.

     Research and development expenses increased 72% to $6.3 million for the year ended December 31, 1996 from $3.8 million for the year ended December 31, 1995. This increase occurred due to (i) the addition of personnel by the Company and by ICT to support business development activities as well as to continue the development of cable converter boxes that were intended to be deployed in Cable SuperSites subscriber households, (ii) the continued modification of Cable SuperSites on-line television technology to operate on a UNIX-based platform which increases the speed and capacity of Cable SuperSites headend equipment,
(iii) the continued development of a Windows-based media presentation workstation that could be used by the Company and others to create and edit programming for Cable SuperSites, and (iv) other related development activities associated with the commercial introduction of Cable SuperSites.

     Other Income and Expenses. Net interest income was $175,000 for the year ended December 31, 1996 compared with net interest expense of $137,000 for the same period in 1995, reflecting interest earned during 1996 on the proceeds from a public offering of the Company's common stock in December 1995. The Company incurred $1.6 million of charges related to financing incentives during 1995 as a result of the issuance of certain warrants in January 1995 and in connection with interim financings in May 1995.

YEARS ENDED DECEMBER 31, 1995 AND 1994

     Monetary revenues increased 2% to $9.3 million for the year ended December 31, 1995 from $9.2 million for the year ended December 31, 1994. The net increase of $148,000 included an increase of $1.2 million attributable to the Network Guide product, partially offset by a decline of $847,000 in revenues earned by ICT and a decline of $242,000 attributable to the Company's Consumer Tips service. The increase in Network Guide monetary revenues was generated by expansion in 19 new DMAs and slightly increased monetary revenues among the Company's 37 other DMAs. Revenue increases in certain existing DMAs occurred primarily because of (i) the creation of a sales force focusing exclusively on selling health and legal advertising, (ii) the allocation of additional resources to target national advertisers and (iii) the centralization of customer service operations, which has allowed the sales force more time to engage in selling activities. The decline in ICT's revenues in 1995 compared to 1994 reflects hardware sales and consulting services delivered by ICT in 1994 to Bell Atlantic in connection with Bell Atlantic's interactive Yellow Pages trial, which did not recur in 1995. Decreased Consumer Tips revenues in the BellSouth region for the 1995 period, resulting from the non-renewal of the Company's contract with BellSouth, were partially offset by increasing Consumer Tips revenues in the Ameritech region. There were $13,000 in revenues recorded for BellSouth Consumer Tips in the year ended December 31, 1995, compared with $555,000 in the year ended December 31, 1994.

     Nonmonetary revenues and nonmonetary cost of sales declined 27% to $15.9 million for the year ended December 31, 1995 from $21.7 million for the year ended December 31, 1994. Substantially all of this $5.8 million decline occurred because, in certain DMAs, the Company reduced the amount of space in its Network Guide printed menu of available programming devoted to information provided by media sponsors and, accordingly, renewed its barter contracts with such media sponsors for lesser amounts of promotional advertising.

     Monetary cost of sales declined 6% to $4.9 million for the year ended December 31, 1995 from $5.2 million for the year ended December 31, 1994. In certain regions, the Company has operated under comprehensive Network Guide agreements whereby the Company has agreed to share a portion of its advertising revenues with the Publisher Partner in return for pages in the Publisher Partner's Yellow Pages directories and use of the Publisher Partner's voice information equipment and telephone lines. As DMAs within a region become governed by such a Network Guide agreement, the Company's monetary cost of sales reflect increasing revenue sharing expense and declining Yellow Pages purchase expense and telephone line charges in such region. Monetary cost of sales for the years ended December 31, 1995 and December 31, 1994 was primarily comprised of (i) revenue sharing expenses associated with Network Guide agreements with Ameritech, DonTech and BellSouth of $2.0 million and $1.9 million, respectively, an 8% increase, resulting from higher monetary revenues in certain regions pursuant to revenue-sharing operating agreements,
(ii) Yellow Pages purchase expenses of $1.2 million and $1.2 million, respectively, a 2% increase, reflecting lower Yellow Pages purchase expense in those regions operating pursuant to revenue sharing agreements, offset by increased Yellow Pages purchase expense attributable to the Company's expansion in the Pacific Bell region, (iii) operations personnel salaries of $584,000 and $812,000, respectively, a 28% decrease, reflecting certain cost-cutting measures implemented by the Company in the last six months of 1994, (iv) telephone line charges of $369,000 and $444,000, respectively, a 17% decrease reflecting certain cost-cutting measures implemented by the Company in the last six months of 1994 and (v) satellite broadcasting charges of $357,000 and $358,000, respectively, nearly unchanged.

     Selling, general and administrative expenses, including amortization of intangible assets and write-down of intangible assets, declined 29% to $9.1 million for the year ended December 31, 1995 from $12.6 million for the year ended December 31, 1994. This decline resulted primarily from (i) the nonrecurrence of a $1.9 million write-down of intangible assets recorded during the year ended December 31, 1994 to reflect impairment of the value of such assets in that period, (ii) lower amortization of intangible assets of $653,000 resulting from such write-down, (iii) lower administrative expenses of $539,000 resulting from certain cost-cutting measures implemented by the Company in the last six months of 1994, (iv) the nonrecurrence of $456,000 of expense incurred in 1994 related to the issuance of warrants to an outside advisory committee that assists the Company in certain matters and (v) the nonrecurrence of $415,000 of expense incurred in 1994 related to a demand made by Revenue Canada for repayment of certain refundable tax credits taken by ICT in 1988. These declines were partially offset by increased administrative expenses during 1995 attributable to ICT.

     Research and development expenses increased 39% to $3.8 million for the year ended December 31, 1995 from $2.7 million for the year ended December 31, 1994. This increase was the result of the addition of personnel both within the Company and at ICT required to support business development activities as well as to begin development of cable converter boxes, the modification of Cable SuperSites on-line television technology to operate on a UNIX-based platform, and the development of a Windows-based media presentation workstation.

     Other Income and Expenses. Net interest expense declined 54% to $137,000 for the year ended December 31, 1995 from $296,000 for the same period in 1994 as the Company fulfilled certain interest expense obligations effective in June 1995. The Company incurred $1.6 million of charges related to financing incentives during 1995 as a result of the issuance of certain warrants in January 1995 and in connection with interim financings in May 1995. Included in other (income) expense for 1994 was a non-recurring expense of $1.4 million related to a discontinued public offering.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company has experienced substantial operating losses and net losses as a result of its efforts to (i) develop, deploy and support IT Network, (ii) acquire a controlling interest in ICT, and (iii) develop, conduct trials and commercially launch Cable SuperSites. As of September 30, 1997, the Company had an accumulated deficit of approximately $75.5 million and had used cumulative net cash in operations of $48.6 million. The difference at September 30, 1997 between the accumulated deficit and cumulative net cash used in operations since inception was attributable primarily to nonmonetary charges related to financing incentives, write-down of intangible assets, depreciation and amortization and other non-cash expenses. The Company expects that these losses will increase in the quarter ended December 31,

1997 as a result of, among other things, its continuing expenditures relating to its efforts to commercially introduce, deploy and enhance Cable SuperSites, non-recurring charges related to the early extinguishment of its April 1996 senior secured notes (the "Extinguished Aggregate Second Tranche Notes") and non-recurring charges related to transition costs associated with the Brite and VNN acquisitions. The Company may incur operating losses at similar or greater levels in 1998, although it expects that cash used in operations will decline as a result of the Brite and VNN acquisitions discussed below.

     Since its inception through September 30, 1997, the Company has financed its operations primarily through an aggregate $65.7 million raised from various financing activities, including the incurrence of debt and issuance of the Company's common stock. In April 1997, the Company issued $15.0 million of the Extinguished Aggregate Second Tranche Notes and amended $5.8 in outstanding Extinguished Aggregate Second Tranche Notes so that the terms would be identical to the new Extinguished Aggregate Second Tranche Notes and also issued warrants to purchase 2,500,000 shares of Common Stock at an exercise price of $6.00 per share. As of September 30, 1997, the Company had cash and cash equivalents totaling $4.2 million.

     As of September 30, 1997, the Company had commitments to pay approximately $330,000 to a manufacturer in connection with electronic components used in the manufacturing of set-top boxes.

     The Company expects that during 1998, (i) depreciation and amortization will increase by more than $7.0 million, (ii) net interest expense will increase by more than $7.0 million, (iii) preferred stock dividends (which the Company expects to pay in kind during the first five years subsequent after the Offering) will increase by approximately $3.0 million and (iv) capital expenditures will be approximately $8.0 million. The Interest Escrow Account will be used to fund the first four interest payments. The Company believes its resources will be sufficient to meet the Company's anticipated cash needs for working capital and other capital expenditures related to the further development of Cable SuperSites and IT Network at least through 1999.

     The Company's future capital requirements will depend on many factors, including, but not limited to, (i) the operating results of IT Network, including the Company's ability to successfully integrate the businesses purchased through the Acquisitions into its existing business, (ii) the success and timing of the development, introduction and deployment of Cable SuperSites,
(iii) the number of file servers and set-top boxes which the Company purchases in support of Cable Supersites, (iv) the levels of advertising expenditures necessary to increase awareness of Cable Supersites, (v) the extent of market acceptance of such products, (vi) potential acquisitions or asset purchases and
(vii) competitive factors.

NET OPERATING LOSS CARRYFORWARDS

     At December 31, 1996, Holdings had net operating loss carryforwards of approximately $42.2 million for U.S. Federal income tax purposes, which begin to expire in 2003. The Internal Revenue Code of 1986, as amended (the "Code"), imposes limitations on the use of net operating loss carryforwards if certain stock ownership changes occur. Consequently, the Company's utilization of pre-1996 net operating losses is limited to approximately $3.5 million in a given year.

                                    BUSINESS

GENERAL

     Source Media is a leader in providing on-demand information, services and programming through the telephone and cable television, delivered over the Company's proprietary digital operating systems to mass market consumers through its two operating subsidiaries, IT Network and Interactive Channel. IT Network is a leading provider of on-demand information through advertiser-sponsored telephone hotlines advertised in over 100 million Yellow Pages annually and over 24 million newspapers daily. Interactive Channel provides on-demand information and services and can provide Internet access to the cable television industry over existing cable infrastructure and telephone lines.

     IT Network is the nations' leading provider of voice information services through telephone directories and newspapers with a market share which management believes is 10 times its closest competitor in terms of distribution. The Company also provides related support services to a majority of its Yellow Pages directory and newspaper Publisher Partners. The Company sells advertising and provides related support services to in excess of 8,000 advertising clients who pay to sponsor and deliver a promotional message before and after the delivery of the voice information services. The Company is the sole provider of voice information services to eight of the nine largest Yellow Pages directory publishers in the country and believes that it is the only voice information services provider capable of delivering national scope advertising to the mass market in telephone directories and newspapers through one source.

     Interactive Channel's Cable SuperSites supplies programming and services which allow a subscriber to access on-demand local and national news, weather, sports and school information, view programming guides and purchase goods and can allow a subscriber to browse the Internet, send and receive e-mail and access a variety of other attractive offerings over existing cable infrastructure and telephone lines. Cable SuperSites sells interactive advertising space on cable screens using text, voice and pictures. Cable SuperSites is broadcast by cable operators utilizing the Company's proprietary two-way operating system, SourceWare. Management believes that SourceWare is the only commercially deployable system providing two-way audio and text frames over existing digital and analog cable infrastructure. SourceWare enables any cable television system equipped with compatible advanced analog or digital set-top boxes to deliver two-way, on-demand programming with the touch of a television remote. In less than one second, Cable SuperSites subscribers can access interactive programming delivered over the cable system to their television.

     On October 30, 1997, the Company purchased certain of the electronic publishing assets of Brite for $35.6 million and certain of the assets of VNN for $9.0 million. The Acquisitions have established the Company as the dominant national provider of voice information services to telephone directories and newspapers with a market share in excess of 60% of Yellow Pages that provide interactive advertising and in excess of 43% of all daily U.S. newspapers in terms of circulation. As a result of the combination of the businesses of the top three providers of such information and services, the Acquisitions have added 111 Yellow Pages directories and 280 newspapers to the Company's distribution channels. The Acquisitions have brought in excess of 6,000 clients to its existing advertising base of over 2,000 clients.

     The Company's operations are conducted through its subsidiaries, IT Network, Inc., Interactive Channel, Inc. and Interactive Channel Technologies Inc. On January 14, 1997, Source acquired all of the outstanding shares of ICT that it did not already own in exchange for 1,390,000 shares of Common Stock, making ICT a wholly-owned subsidiary of the Company. ICT owns the patented technology utilized by Source for the Cable SuperSites and provides research and development services for Source. In October 1997, Holdings formed IT Network, Inc. and Interactive Channel, Inc. as wholly-owned operating subsidiaries.

     The Company is a Delaware corporation whose principal executive offices are located at 5400 LBJ Freeway, Suite 680, Dallas, Texas 75240, and whose telephone number is (972) 701-5400.

BUSINESS STRENGTHS

  IT Network

     Acquisitions Create Significant Synergy and Growth Opportunity. Building on the successful acquisitions from GTE and Donnelley, the Brite and VNN Acquisitions establish the Company as the dominant player in the voice information services market and provide significant cost reductions for the combined businesses and revenue growth opportunities. The Company has identified approximately $5.9 million, on an annualized basis, in cost savings from the elimination of redundant fixed operating, sales, facilities and infrastructure expenses. In addition, complementary product offerings, national reach and incremental service offerings will enable the Company to cross-sell products and services to existing customers and increase its appeal to new customers.

     Stable Cash Flow and Margins. IT Network would have had pro forma monetary revenues and Pro Forma EBITDA of $19.7 million and $7.3 million, respectively, for the first nine months of 1997, and a margin of 37%. The Company believes IT Network has significant opportunities to increase revenues and EBITDA margins driven by increasing consumer demand for on-demand information services and the Company's expanded product and service offerings for its advertising clients.

     Long-term Relationships with Major Publisher Partners. The Company has long-term relationships with many of its top Publisher Partners, including BellSouth, Ameritech, Pacific Bell, Bell Atlantic, US West, RH Donnelley, The Washington Post, The Chicago Sun Times, The San Francisco Chronicle, Newsday, and The Boston Herald, and other major newspapers. Source believes that the quality of its service, the value added to its Publisher Partners, and the strength of its publisher sales and support teams have contributed to these customer relationships.

     Dominant Market Share and National Scope. Pro forma for the Acquisitions, the Company has a 60% share of the U.S. Yellow Pages telephone directories with voice information offerings and a 43% share of all U.S. newspapers in terms of daily circulation. In addition, the Company's coverage of over 150 DMAs (including 91 of the top 100) in 46 states provides local advertisers with an attractive cost-effective medium to reach a targeted customer base and national advertisers with the only national voice information services advertising alternative.

     Ease of Use and Scope of the Distribution Network. The Company's voice information services is provided over standard touch-tone telephones at no additional cost. The Company believes that mass market appeal and customer usage are enhanced by the ease of use of its voice information services products and widespread availability combined with the quality of the content provided by IT Network. IT Network's products reach over 100 million households, offices and hotel rooms in the United States through Yellow Pages distribution and the readers of over 280 newspapers, with an aggregate daily circulation exceeding 24 million through special inserts.

     Market Opportunity. IT Network's services are currently distributed through only 9% of the over 6,000 Yellow Pages directories and 19% of the approximately 1,500 daily newspapers nationwide. The remainder of the publishers either provide their own advertising services in-house or do not offer voice information products and services. The Company believes that by providing these publishers with incremental revenue sources and outsourcing cost savings there is a significant opportunity for Source to penetrate these distribution channels.

  Interactive Channel

     Successful Deployment. The Company has commercially launched Cable SuperSites as a premium channel in two markets, including Colorado Springs. Subscriber usage has been active, with 20% of subscribers using the service daily and 75% tuning in weekly, achieving viewership which would have ranked it 12th in popularity, ahead of notable channels such as The Disney Channel, E! and CNBC, demonstrating the network's popularity with subscribers.

     Relationships with Top Cable Operators and Technology Providers. The Company has entered into distribution agreements for Cable SuperSites with three of the nation's top cable operators: Cablevision, Century and Marcus. Source believes its agreement with NextLevel will enable the Company's SourceWare operating system to be integrated into existing and future advanced analog and digital boxes, providing cable operators and consumers with a SourceWare compatible set-top box.

     Proven, Patented Operating System. The Company believes the SourceWare operating system is the only available system for providing two-way on-demand, text and photographic quality images by sending frames over existing cable infrastructure and telephone lines. In addition to significant amounts spent by previous developers of the Company's patents, the Company has spent $41.9 million for the acquisition and development of its technology through September 30, 1997, comprised of $19.7 million for the acquisition of ICT, $5.2 million for capital expenditures and $17.0 million in research and development. The Company believes that inclusion of the SourceWare operating system in a cable operator's set-top box will enable a cable operator to increase revenue, subscribers and viewership, while providing an advantage over its competitors, such as secondary "overbuild" cable companies, wireless cable and satellite television.

     Local Content Provider. Cable SuperSites programming offers numerous local features, including regularly-updated news, sports, weather and local school information. With limited on-demand local content available in the majority of cable markets, the Company believes there is a large untapped demand for this programming. Because Cable SuperSites can deliver appropriately modified programming that was originally intended for broadcast over the Internet, much of this programming is already available. The Company believes that Cable SuperSites local offerings can create increased cable subscription and usage, while providing cable operators with a significant advantage over its competitors.

     Market Opportunity. The Company believes the cable industry is characterized by slowing subscriber growth potential and limited per subscriber revenue growth. Thus, the Company believes Cable SuperSites offers an attractive and unique opportunity for cable operators to incrementally increase revenues. Currently there are 100 cable operators serving over 63 million cable subscribers nationally, each of which is capable of receiving Cable SuperSites programming service over existing cable infrastructure.

     Experienced Management Team. The Company's executive management team has extensive experience in managing businesses and integrating acquisitions in the telecommunications and cable television industries, respectively. Collectively, the Company's top five executives have an average of over 12 years in either the voice information services or cable television industries.

BUSINESS STRATEGY

     The Company's strategy for IT Network and Interactive Channel is to capitalize on the growth in consumer demand for easy-to-use, on-demand information sources and programming. The strategy for IT Network is to expand its business through selling additional services to both its existing and acquired client bases. The strategy for Interactive Channel is adoption of its technology as a standard feature in cable industry set-top boxes and widespread carriage of its Cable SuperSites' programming package.

  IT Network

     Capitalize on Market Leadership to Increase Revenues. IT Network intends to capitalize on the Acquisitions, which have more than doubled the market share of IT Network while significantly enhancing its customer base, product and service offerings and national scope. The Acquisitions, will allow the Company to cross-sell products and services to existing customers while offering an expanded menu to new customers, which the Company expects will result in increased revenues.

     Market National Scope to National Advertisers. The Company believes it can offer nationwide interactive advertising opportunities through "packaging" of its historical Yellow Pages directory distribution with its acquired directory and newspaper distribution. Before the consolidation achieved through the Acquisitions, no voice information services provider was able to offer advertising with a national scope. The Company believes it will be able to provide a variety of "packages" which are attractive to major national advertisers thereby bringing new customers to the voice information services market.

     Introduce New Interactive Programming. The Company intends to expand its advertising sales revenue through continued development of new interactive programming. Since 1989 the Company has produced innovative programs marketed through its directory distribution channels. New products are developed to address current, local demands such as the interactive employment guides which were developed to address the tight hiring markets in many of the major cities across the United States. The Company believes that many new products can be introduced through its expansive distribution network of publishers and produced within its existing facility.

     Develop New Distribution Methods for Core Products. The Company has successfully tested and is now launching a proprietary publication called Local Source. Local Source is a free standing booklet of interactive information similar to the guides the Company has traditionally published in a section bound in the front of Yellow Page directories. In addition to the Company's traditional offerings, Local Source contains numerous listings of local Internet sites such as school systems, libraries and other web sites of general interest. The booklet is distributed through a partnering arrangement with a local newspaper. The Company believes Local Source is an attractive product for newspapers wishing to offer a niche publication.

     Provide Services to Internet Publishers. The Company believes the same type of services it currently offers to print publishers are in demand by Internet publishers. The need for content, advertising sales and support services will expand as Internet use continues to grow. The Company intends to systematically grow its client base of Internet publishers by offering existing services to new customers as well as offering Internet-related services to the Company's existing customers.

  Interactive Channel

     Technology

     Incorporate Technology within Industry-Standard Set-tops. The Company has entered into an agreement with NextLevel, the industry leader in cable set-top manufacturing with a market share in excess of 62%, to manufacture set-top boxes that are compatible with the Company's SourceWare operating system. The agreement contemplates that both advanced analog and digital set-top boxes will be compatible, which will allow many cable operators to place an order for Cable SuperSites compatible set-tops with their traditional supplier.

     Reduce Technology Cost in Set-tops. The Company believes that it has reduced the incremental cost of the technology within the advanced analog set-top because of the introduction of the Company's new chip. This chip is manufactured by LSI Logic at a cost of $16 and is currently included as part of a $50 FEM. As new generations of advanced analog boxes are manufactured, the Company expects the chip cost will be reduced to $10 and included in the motherboard. Introduction of the Company's technology into digital set-tops can be achieved with little or no incremental cost per set-top. The software download can be accomplished easily by passing the programming over cablelines to the digital boxes with no need for additional hardware.

     Distribution

     Pursue Tiered Carriage Agreements for Cable SuperSites. The Company intends to seek tiered distribution agreements with leading cable companies in markets across the United States to offer Cable SuperSites in tiers of programming. The tiered approach would provide significant distribution for Cable SuperSites in each local market. Most cable companies offer a premium tiered service with a penetration rate ranging from 31% of basic cable subscribers in systems with one choice to 54% in systems with four tier choices. It is the Company's intent to seek to offer its service within a premium tier.

     Internet Access

     Provide Internet Access to Subscribers over Cable Television. The Company and Spyglass have modified Spyglass' custom software program to translate Internet content into a format that is presentable over the Company's SourceWare operating system. The Company is capable of providing Internet Access, including full browsing capabilities and e-mail, through set-top boxes equipped with its SourceWare operating system. The Company believes that this capability will be attractive to cable operators because it can be offered over existing cable infrastructure and there is no incremental cost to cable operators purchasing set-top boxes compatible with Cable SuperSites.

     Programming

     Continue Development of Enhanced Programming Package. The Company intends to further develop its programming package for, and is seeking to continually add new content providers to, Cable SuperSites. Local content providers, such as school systems and newspapers, will be afforded the opportunity to participate in the Cable SuperSites channel. The Company currently offers classified advertising and catalog shopping and intends to offer automated sports scores.

     Expand CableNet Programming. Cable SuperSites is capable of interacting with all cable networks on a cable system. The Company intends to leverage this capability to induce broadcast channels to offer interactive options within their programming. Also, local advertisers can support their commercials with additional information such as a real estate firm offering interactive tours of homes. Currently, the Company has agreements with Bravo, CourtTV and the Independent Film Channel to provide this service.

INDUSTRY BACKGROUND

     The Company believes that there is an opportunity for mass market use of on-line interactive services, and the consumer demand for these services has grown in recent years. The Company is seeking to take advantage of the perceived opportunity by offering interactive, on-demand information services over the telephone and television. The Company believes that it can accomplish this over the telephone by offering useful, easy-to-access information and over the television by offering a means by which interactive programming content can be offered to consumers. This consumer demand is evidenced by the following industry data. According to OPUS Research, the amount spent on Yellow Pages advertising has grown from $9.8 billion in 1996 to a projected $11.9 billion in 1998 and is projected to grow to $14.1 billion in 2002. OPUS Research estimates that $80 million was spent on interactive Yellow Pages advertising in 1996, $215 million will be spent in 1998 and $548 million will be spent in 2002. The Yellow Pages Publishers Association also reports that of the approximately 6,000 Yellow Pages directories published in 1996, 819 offered interactive advertisements. In addition, OPUS Research reports that in 1994 $250 million was spent on interactive advertising in newspapers, $287 million will be spent in 1998 and $567 million will be spent in 2002. The telephone information services industry has also experienced growth in the pay-per-call segment, in which "900" number revenue has grown from $650 million in 1994 to a projected $950 million in 1998 and $1.3 billion in 2002.

     The Company believes that, as consumers become more familiar with and accustomed to interactive information services such as those found on the Internet, they will expect these services in each communications medium. The Company believes that this expectation will cause an increase in demand for interactive, on-demand information services, including a demand for such information and services over the telephone and television. Jupiter Communications estimates that the number of Internet households worldwide will grow from an estimated 23.4 million in 1996 to 66.6 million by 2000. International Data Corporation estimates that Internet advertising will grow from $180 million in 1996 to $2.9 billion in 2000 and that Internet commerce will grow from $318 million in 1995 to $95.8 billion in 2000.

IT NETWORK

  Overview

     IT Network is the nations' leading provider of voice information services through telephone directories and newspapers with a market share which management believes is 10 times its closest competitor in terms of distribution. The Company also provides related support services to a majority of its Yellow Pages directory and newspaper Publisher Partners. The Company sells advertising and provides related support services to in excess of 8,000 advertising clients who pay to sponsor and deliver a promotional message before and after the delivery of the voice information. The Company is the sole provider of voice information services to eight of the nine largest Yellow Pages directory publishers in the country and believes that it is the only voice information services provider capable of delivering national scope advertising to the mass market in telephone directories and newspapers through one source. During the last twelve months the Company estimates that it has fulfilled over 400 million requests for information.

     The Company and its Publisher Partners place inserts in high circulation publications including more than 500 Yellow Pages directories and 280 daily newspapers. The Publisher Partners, who include Ameritech, Bell Atlantic, BellSouth, Pacific Bell, US West, The Washington Post, Newsday, The Chicago Sun Times, The San Francisco Chronicle, Newsday and The Boston Herald, distribute their publications in over 150 DMAs in 46 states. The inserts invite consumers to call a specific local phone number at no additional charge for access to useful voice information on over 800 regularly-updated topics ranging from general information, such as local news, sports and weather updates, to home repair, travel, legal, health and other more specific topics including stock quotes. The Company's voice information system enables callers to navigate to specific topics with a four digit code and often allows the consumer to obtain additional information or talk directly to the advertiser at the push of a button.

  Products and Services

     Network Guide. The Company's principal voice information product, the Network Guide, is an eight to 16 page insert bound in the front of Yellow Pages directories. The Network Guide contains a local phone number and list of four-digit codes used to access regularly-updated advertiser-sponsored information on over 800 topics ranging from general information, such as local and national news, weather and sports, to more specific topics, such as health, legal, travel and home repair.

     Consumer Tips. Consumer Tips are advertiser-sponsored messages accessed using a local phone number and 4-digit code interspersed throughout a Yellow Pages directory. Consumer Tips are headings and related messages such as plumbing, roofing and moving companies.

     Local Source. Local Source is a guide of local business Internet addresses for a specific community that is printed semi-annually and distributed in newspapers as a stand-alone insert. The Company sells print and audio advertising in Local Source.

     Publisher Partner Support Services. The Company provides the following services and support to its Publisher Partners who offer similar telephone directory and newspaper voice information products and services:

     - Sales Agency. The Company sells advertising on behalf of its Publisher Partners that distribute similar voice information products.

     - Advertiser Management. The Company provides support to the Publisher Partners' advertising clients by providing advertisers with call statistics and by updating their voice information advertisements on a regular basis to increase advertiser satisfaction and renewal rates.

     - Voice Information Content. The Company provides hundreds of daily broadcast voice information content updates, such as national or local news, to its Yellow Pages and newspaper Publisher Partners over satellite or telephone lines. To date, this is the predominant service the Company has provided to its newspaper Publisher Partners.

     - Systems Management. The Company provides technical and maintenance of voice information systems for certain of its Publisher Partners and their local businesses.

     New Products and Developments. The Company's marketing group develops products and services to address local market trends. New products are developed to address current, local demands such as the interactive Employment Guide which was developed to address the tight hiring markets in many of the major cities across the United States. Examples of such other new products are an expanded Sports Guide and the Recipe Guide. Additionally, the Company is beginning to market its voice information content for delivery over the Internet.

     Set forth below are examples of the Network Guide topics available to consumers.

      NEWS & WEATHER                  INSURANCE & FINANCE                 TRAVEL GUIDE
      --------------                  -------------------                 ------------
Local News                   Types of Life Insurance Coverage       Finding the Lowest Fares
New Headlines                Social Security Health Insurance       Common Myths about the
World News                   How Is Your Auto Insurance Rate        Travel Business
Local Weather                Determined?
National Weather Overview    Dow Jones Averages

          SPORTS                             LEGAL                           HEALTH
          ------                             -----                           ------
Sports Scoreboard            How to Choose an Attorney              Causes of Alcoholism
Local Sports                 What to do if Injured                  Drug Abuse of Teens
NFL Report                   Physician Negligence                   Why Marriages Fail
TV Sports Events             Product Liability                      Workaholic Behavior
Ski Report                                                          Stress Management
                                                                    Muscles and Ligaments
                                                                    Injuries

  Distribution

     The Company's printed list of information topics, including the Network Guide, Consumer Tips and Local Source, are delivered to consumers through advertisements or inserts in Yellow Pages directories and/or local newspapers. Through its arrangements with the Publisher Partners, the Company has been able to (i) reduce its distribution costs and (ii) establish broad distribution of its printed list of information topics to gain cost-efficient exposure. IT Network's products and services are available in over 150 DMAs, in 46 states and accessible through the Yellow Pages to over 100 million households, offices and hotel rooms in the United States and through inserts in daily newspaper with an aggregate circulation of over 24 million.

     Pursuant to its agreements with its Yellow Pages Publisher Partners, the Company sells advertising and provides advertiser management, systems management and information services. The Company either purchases the pages for a flat fee and retains all revenues in excess of that fee or splits the revenue with the Yellow Pages Publisher Partner by retaining a percentage without purchasing the pages. In revenue splitting arrangements, the amount retained by the Company depends on the level of advertiser management, system management and information content services provided to the Publisher and the amount charged for the services. The Company's typical agreement with its Yellow Pages Publisher Partners is three years in duration with a range of one to five years.

     Pursuant to its agreements with its newspaper Publisher Partners, the Company provides voice information content to newspaper publishers for a fee. The fee is determined by the amount of content purchased, the size of the market and the circulation of the newspaper. These agreements typically have a term of one year.

     Yellow Pages. The following table provides information as of November 30, 1997 regarding the number and approximate distribution of directories in which Source and Brite distribute voice information services or act as a sales agent or service provider.

                    PUBLISHER PARTNER                       NUMBER OF DIRECTORIES    DISTRIBUTION
                    -----------------                       ---------------------    ------------
GTE.......................................................           190              22,003,835
Ameritech.................................................            38              12,779,000
Pacific Bell..............................................            37              14,253,940
BellSouth.................................................            35              13,579,835
SNET......................................................            26               2,465,341
Bell Atlantic.............................................            18               6,657,829
RH Donnelley..............................................            16               5,833,656
Sprint....................................................            13               1,519,653
Cincinnati Bell...........................................             5               1,468,085
Brite Acquisition.........................................           111              18,000,000
Other Independents........................................            31               2,274,642
                                                                     ---             -----------
          Total...........................................           520             100,835,816
                                                                     ===             ===========

     Newspapers. The information services business that the Company acquired in the Brite and VNN Acquisitions is used to provide voice information to a variety of sources. Currently, the service is provided to over 280 daily newspapers with an aggregate daily circulation of over 24 million representing 43% of U.S. daily newspaper circulation. The Company's newspaper Publisher Partners include The Washington Post, Newsday, The Chicago Sun Times, The San Francisco Chronicle, The Boston Herald, The Houston Chronicle, The Miami Herald, The Atlanta Constitution, The St. Louis Post-Dispatch, The Hartford Courant, The Orange County Register, The Arizona Republic, The Indianapolis Star and The Fort Worth Star-Telegram. Currently, contracts with newspapers generate approximately $500 to $2,500 per month.

  Marketing Strategy to Constituents

     Consumer. IT Network's strategy to attract consumers includes three primary elements: (i) to provide easily accessed voice information on topics of interest to consumers; (ii) to deliver a printed list of information topics to the consumer's home for easy reference; and (iii) to promote to consumers the availability and usefulness of its voice information services. By attracting consumers to use the voice information products, the Company increases usage of its Publisher Partners publications, which supports both interactive and traditional advertising rates.

     The Company continues to develop new voice information topics intended to expand and diversify its consumer base. New topics that are currently being provided include Local Source, a "Definitive Guide to Local Information and Internet Services" that is being produced in conjunction with local newspaper Publisher Partners. The Company is also developing topics such as an Employment Guide, an expanded Sports Guide and a Recipe Guide.

     In order to increase awareness, the Company has developed relationships with local television and radio stations. These media sponsors promote the Company's voice information services to their audiences and sponsor certain of the information topics in the Network Guide. The Company utilizes local radio and television personalities to provide the local news, sports and weather programming on the Network Guide. Consequently, consumers accessing local sports information on the Network Guide hear the voice of a local sportscaster. Currently, all arrangements with media sponsors are nonmonetary, with the Company exchanging advertising for production programming and promotion. As of November 30, 1997, the Company had media relationships with over 35 radio stations and 15 television stations, including two ABC affiliates, six CBS affiliates, five NBC affiliates and one Fox affiliate, in the various markets in which it distributed the Network Guide on such date. Media sponsors may also participate in "custom pages," such as a music page offering information on current musical hits.

     Advertisers. The Company believes IT Network attracts advertisers by providing them with a cost-effective and efficient medium to target consumers. In 1996, the Company fulfilled over 300 million consumer requests for voice information. This medium provides advertisers with the opportunity to reach those consumers who have indicated an interest in a particular product or service by virtue of their call. The direct-connect feature of IT Network, available with certain topics, allows callers to access sponsors directly to obtain additional information, place orders or to schedule appointments. Advertisers pay the Company for the right to sponsor and deliver a promotional message before and after the delivery of specific voice information. Typically, an average voice information sponsorship is paid in three installments, has a cost of approximately $8,500 per page and a duration of one year. In some instances, the Company's printed list of information topics includes a print advertisement for the sponsor of a topic. The price of the print advertisement is based on the costs of advertisements in the host directory. The Company has over 8,000 advertising clients. The typical advertising client is a local hospital or law firm. The Company's marketing efforts to advertisers combines a national and local sales team consisting of 19 persons that is led by a Vice President of Sales.

     Publisher Partners. The Company believes that IT Network's products and services are attractive to its Publisher Partners because they support usage of the printed product, which supports advertising rates, and provides incremental revenue streams through sales of new types of advertising and its advertising support services. The Company is pursuing additional channels of distribution of its printed list of information topics, such as additional daily and weekly newspapers and other print publications. Through these alternate distribution channels, the Company believes it may decrease its reliance on Yellow Pages directories, thereby increasing its operating flexibility, and still improve exposure of its printed information list to consumers. The Company also intends to expand into new markets as it obtains agreements with advertisers or customers sufficient to support the Company's operations in those markets. The Company manages its relationships with its Publisher Partners with a market manager assigned to each Publisher Partner to act as a liaison between the Company and the Publisher Partner.

  Programming and Technology

     Local media personalities are able to update the local programming by using any touch-tone telephone. Local news, weather and sports information typically is provided by a local network television station, and a variety of concert, top ten music lists and event information is provided by local radio stations.

     The Company supports IT Network through a network that connects individual computer systems in each of the local markets via telephone lines from the Company's central administration facility in Irving, Texas. Multiple telephone lines are connected to each system to process local calls. Using a wide variety of telephony protocols including ISDN, WAN, FTP, frame relay and digital and analog dial ups, the Company transmits updated information from its central administration facility to individual markets throughout the day, seven days a week. As part of the Brite Acquisition, the Company is acquiring Brite's SatVision transmission system, consisting of four satellites to uplink satellite transponders and satellite receivers.

     Widely distributed information, such as national news, weather and sports, is updated from the Company's headquarters. The Company obtains this information from various sources such as United Press International. The Company's copywriters prepare written scripts from the information, and the written scripts are then used to produce recordings with mixed background music and voice. The Company also edits and produces local advertisers' messages. The finished audio recording is loaded into a central computer system and transmitted to the individual markets throughout the day. The information is available to callers immediately after it has been updated. A majority of the voice information delivered by IT Network is produced at the Company's headquarters.

REVENUE

     The Company has earned monetary revenues through four major types of service, each of which is necessary for a successful voice information product.

     Advertising sales -- direct sales of advertising sponsorships for voice information. Generally, the advertiser purchases a print advertisement as well as audio advertisements played both before and after the desired audio content. Revenues are generated as a percentage of the advertising contract. In most markets, the Company sells advertising on behalf of a publisher as a sales agent. However, in some markets, the Company sells advertising on its own behalf for print distribution, such as the Network Guide, which it has purchased at a flat rate per page. The Company's advertising sales consist of sales, of advertisements in the Network Guide, Consumer Tips and Local Source.

     Advertiser management -- services provided to Publisher Partners for voice information advertising accounts sold by their internal sales force to increase customer satisfaction and renewal rates. The service includes contacting the advertising customer on a routine basis to provide call count statistics and solicit any desired changes to the sponsors' audio message. Also included is the production and loading of any updated audio messages. Billing is based upon the number of clients and the desired frequency of advertiser contact.

     Systems management -- technical programming and maintenance of the voice information systems deployed in the local markets. This service is provided to the owner of the audiotex system, which is generally the Yellow Pages publisher or newspaper publisher. Billing for services is based upon the number and size of the system being managed.

     Voice information content -- broadcasting voice information content to the system of a subscriber, typically one of the Company's Publisher Partners, via satellite or phone line transmission. News, weather, stock market information and sports updates are examples of information which is broadcast throughout the day, seven days a week. Billing is based upon the size of the market and the types of information provided.

THE TELEPHONE ACQUISITIONS

     On October 30, 1997, Source purchased certain of the electronic publishing assets of Brite for $35.6 million and all of the assets of VNN for $9.0 million. The Acquisitions have established the Company as the dominant national provider of voice information and services to telephone directories and newspapers with market share in excess of 60% of Yellow Pages that provide interactive advertising and 43% of all daily newspapers in terms of circulation as a result of the combination of the businesses of the top three providers of such information and services.

     Brite derived revenues from all four of the Company's primary revenue streams: advertiser sales, advertiser management, systems management and voice information content, and VNN derived revenues from information services. Brite provided voice information services to 111 directories with a distribution of over 18 million. VNN and Brite provided voice information to 280 newspapers with a daily circulation of over 24 million. The Acquisitions have brought in excess of 6,000 clients to the Company's existing advertising base of 2,000 clients.

     The Company believes that the Acquisitions have strengthened IT Network's competitive position by providing it with (i) an expanded market presence establishing it as the dominant domestic provider of voice information services and information through the Yellow Pages and newspapers, capable of providing advertisers with one source for national voice information distribution; (ii) an increased customer base from which it can leverage complementary product and service offerings; (iii) substantial synergies through the elimination of redundant fixed operating expenses; and (iv) significant operating leverage as the Company more fully utilizes its existing state-of-the-art facilities.

     IT Network would have had $19.6 million of pro forma monetary revenues and $7.2 million in Pro Forma EBITDA for the twelve months ended December 31, 1996 and $19.7 million in pro forma monetary revenues and $7.3 million in Pro Forma EBITDA for the nine months ended September 30, 1997. The Company believes that there is substantial opportunity to grow IT Network's revenue base and continue to grow its cash flow.

INTERACTIVE CHANNEL

  Overview

     Interactive Channel's Cable SuperSites supplies programming and services which allow a subscriber to access on-demand local and national news, weather, sports and school information, view programming guides and purchase goods, and can allow a subscriber to browse the Internet, send and receive e-mail, and access a variety of other attractive offerings, over existing cable infrastructure and telephone lines. Cable SuperSites sells interactive advertising space on screens using text, voice and pictures. Cable SuperSites is broadcast by cable operators utilizing the Company's patented two-way operating system, SourceWare. The Company believes that SourceWare is the only commercially deployable system providing two-way frames, audio and text over existing cable infrastructure, both digital and analog. SourceWare enables any cable television system equipped with advanced analog or digital set-top boxes to deliver two-way, on-demand programming with the touch of a television remote. In less than one second, cable subscribers can access interactive programming delivered over the cable system to their television. The Company has distribution agreements with Century, Cablevision and Marcus and Cable SuperSites is commercially available as a stand-alone premium channel in two of these systems.

  Cable SuperSites Distribution Plan

     The Company's Cable SuperSites distribution plan consists of three principal elements: subscriber equipment and technology, programming and distribution.

     SOURCEWARE AND EQUIPMENT

     SourceWare is the Company's proprietary operating system based on patented technology and the Company believes it is the only commercially deployable system providing two-way frames, audio and text over existing cable infrastructure. The widespread distribution of Cable SuperSites requires the adoption of advanced analog or digital set-top boxes as the industry standard. Subscribers will require set-top boxes compatible with Cable SuperSites to access the network. Paul Kagan Associates estimates that approximately 22.5 million advanced analog and digital set-top boxes will have been shipped by 2002, of which the Company estimates that 19.1 million set-top boxes will be compatible with Cable SuperSites.

     To obtain access to Cable SuperSites on a cable system subscriber must utilize a cable set-top box appropriately modified with SourceWare, the subscriber's telephone line and an alphanumeric remote control. NextLevel (formerly General Instruments), the market leader in cable set-top box manufacturing with a 50% market share in advanced analog set-top boxes and a 70% market share in digital set-top boxes, has agreed to manufacture advanced analog and digital set-top boxes that are compatible with Cable SuperSites. The Company is working with Scientific Atlanta, the second-largest manufacturer, to make Scientific Atlanta's new generations of advanced analog and digital set-top boxes compatible with Cable SuperSites.

     Digital Set-top Boxes. In a digital cable system, a digital set-top box can be made compatible with Cable SuperSites by downloading SourceWare from the cable operator's head-end to the digital set-top box at no incremental cost.

- NextLevel. NextLevel has agreed to distribute, sell, service and warranty digital platforms that are compatible with the Company's proprietary interactive television technologies. Cable SuperSites is commercially available and being co-marketed with NextLevel for their DCT-1000 digital set-top boxes. SourceWare requires only 64 kilobytes of the 700 kilobytes of memory equipped in standard DCT-1000 digital set-top boxes. NextLevel has established its Horizon Developers Program to attract additional programming applications, all of which require memory, for use on its DCT-1000 platform. These applications include SourceWare (64 kbts), Prevue (700 kbts), WINK (300 kbts), ACTV, Cablesoft (300 kbts) and Worldgate.

- Scientific Atlanta. Scientific Atlanta's Explorer digital set-top box is designed to accommodate multiple third party applications. The Company and Scientific Atlanta are currently performing the work necessary to ensure that SourceWare is compatible with the Explorer operating system, and the Company expects that the Explorer will be compatible with Cable SuperSites. There is a prototype of the Explorer that operates using SourceWare.

     Advanced Analog Set-top Boxes. Cable SuperSites will also be available through advanced analog set-top boxes. NextLevel and Scientific Atlanta share equally the advanced analog set-top market. The Company's SourceWare technology is compatible with NextLevel's existing CFT 2200 current advanced analog set-top box through the use of an FEM inserted in the back of the set-top box.

- NextLevel. For deployment in advanced analog cable systems, SourceWare technology has been developed on a chip manufactured by LSI Logic. NextLevel has agreed to manufacture its current generation of advanced analog set-top boxes so that they are compatible with the use of an FEM. The FEM module is available for production at an approximate cost of $50 which the Company has assumed for the Distribution Plan that it will purchase.

     NextLevel is currently developing its next generation advanced analog set-top boxes, which are estimated to be commercially available by the fourth quarter of 1998. NextLevel has agreed to manufacture these set-top boxes so that they are compatible with Cable SuperSites at minimal incremental cost to the purchaser. This will be accomplished by including on the motherboard a chip manufactured to the Company's specifications by LSI Logic at an estimated cost of $16 per chip. The Company estimates that the cost of the new chip can be reduced to $10 by integrating discreet functions onto the chip at a one-time cost to the Company of approximately $150,000.

- Scientific Atlanta. Scientific Atlanta is currently working on a next generation advanced analog set-top box. During this design phase, the Company is providing them with specifications to allow Scientific Atlanta to make this new set-top compatible with Cable SuperSites and the Company believes that the next generation of Scientific Atlanta set-top boxes will be compatible with Cable SuperSites.

     Head-end Equipment. To offer Cable SuperSites, the cable operator's local facilities require a multimedia file server to be provided by the Company. The multimedia file server is assembled by the Company from hardware and software components utilizing the Unix operating system available from several sources. All images to be broadcast on Cable SuperSites, together with their associated audio segments, are digitized and stored in the multimedia file server at the cable operator's facility. This computer equipment accesses the compressed digitized picture and sound, decompresses the image and sound and transmits them to the subscriber's television. The images are photographic quality images created from photographs, slides or CD ROMs. The multimedia file server is capable of transmitting still-frame images to the subscriber via various distribution media, including coaxial cable, UHF, wireless cable or satellite.

     PROGRAMMING

     The Company believes that widespread distribution of Cable SuperSites by cable operators in premium tiers can be achieved by delivering programming that attracts viewers and achieves high subscriber ratings and usage. The Company believes that subscribers enjoy Cable SuperSites because it provides them with easy access to on-demand local information, convenient on-line shopping and can provide as user-friendly enhanced services such as Internet Access and e-mail.

     LocalNet. LocalNet provides a variety of local and national information on-demand, including local and national news, weather and sports, stock quotes, local school information such as lunch menus, sports schedules and homework and artwork, on-line home shopping with companies such as JC Penney, Hallmark Connections and Waldenbooks, interactive Yellow Pages, television and movie guides, travel information, games, and a variety of other features. The Company's local partners supply and update certain content in exchange for advertising time spots to sell advertising ("ad avails"). Additionally, much of Cable SuperSites' programming can be offered in multiple markets without modification and other programming is created by inserting into pre-established templates local information provided by a media partner, Yellow Pages publisher or cable network. As a result, the Company believes that it will be able to quickly assemble a programming package for new markets.

     CableNet. CableNet enables other cable channels and advertisers to become interactive. Consumers can toggle back and forth between a cable channel and an advertiser's interactive programs. This programming will enable a viewer to preview future channel program offerings and a summary of recent and future programs and to view and purchase merchandise offered by the cable channel or an advertiser. For example, by pressing a button, consumers can move between the channel itself and the interactive programming provided by a cable channel or its advertiser. The Company currently has agreements to offer this service for CourtTV, Bravo and the Independent Film Channel and is in discussions with 26 additional cable channels.

     Internet Access. Internet Access can be delivered over Cable SuperSites to subscribers through the television without the need for a personal computer or other additional equipment. Full Internet browsing and e-mail capabilities can be delivered by cable operators over existing cable infrastructure and telephone lines to mass market consumers using an alphanumeric remote control. Internet Access can provide cable operators with a competitive advantage over current satellite television services.

     DISTRIBUTION

     The Company's efforts to contract for distribution are concentrated because ten cable operators control 60% of the 63 million cable subscribers. To offer Cable SuperSites in a market, the Company must have a carriage or affiliation agreement with the cable operator. These agreements authorize the cable operator to sell and promote Cable SuperSites and contain standard industry terms and conditions, such as pricing, revenue sharing and joint marketing arrangements. The Company currently has agreements with three of the top ten cable operators, and two of these, Century and Cablevision, contemplate distribution in multiple markets.

     Obtaining distribution from a cable operator typically consists of three steps: (i) presentations and product demonstration to senior corporate and system management, (ii) technical due diligence regarding system operations and compatibility and (iii) financial and business negotiations. The Company intends to seek distribution as part of a cable operator's tiered programming offering in markets which have in excess of 20,000 subscribers. There are approximately 650 markets with an aggregate of 36 million subscribers in these markets.

     The Company believes that it will be able to achieve widespread Cable SuperSites distribution because it provides cable operators with an attractive source of incremental revenue streams, such as a percentage of revenues from cable subscriber fees, Internet Access fees, on-line electronic retailing and advertising revenues, in a market characterized by slowing subscriber growth and limited revenue per subscriber growth. Additionally, Cable SuperSites' local programming content and Internet Access can provide cable operators with an enhanced product offering giving them a competitive advantage over the satellite television alternative.

PROPRIETARY RIGHTS AND INTELLECTUAL PROPERTY

     Patents. The deployment and operation of Cable SuperSites utilizes technology owned by ICT. The technology is the subject of three United States patents issued to ICT expiring in 2005, 2007 and 2008, respectively, and two Canadian patents. The Cable SuperSites patents issued in the United States protect a system for delivering still-frame television images and accompanying audio to television viewers in response to viewer requests. This protection covers multiple transmission media, including UHF, microwave, cable line and satellite. The patents cover technology within such a system that enables different viewers to receive video images over different television channels. In addition, the patents include protection for the implementation of an interactive television system on a cable network.

     The Company owns nine United States patents related to interactive home shopping services. The patents have expiration dates from 2005 through 2010. The Company's patents cover technology for the selection, storage, retrieval and presentation of video and audio messages in the form of still-frame images presented over an interactive cable television system. Although the Company has utilized the technology covered by these nine patents in its initial commercial introduction of the Cable SuperSites, the Company believes that one or more of the patents may be utilized in connection with the development of future applications for the Cable SuperSites.

     Source relies on ICT for research and development of on-line television services, the assembly of multimedia file servers and the development of certain set-top box integrated circuits. ICT is currently developing a Windows-based media production workstation that could be used by Source and others to create and edit programming for the Cable SuperSites.

COMPETITION

     In an industry characterized by significant capital requirements and rapid technological change, the Company faces potential competition for the acceptance of its on-demand programming and services from a number of companies, many of which have significantly greater financial, technical, manufacturing and marketing resources than the Company and may be in a better position to compete in the industry. In addition, the Company faces competition for advertiser revenues from other media, including radio, television, newspapers, and magazines.

     IT Network. The Company is aware of other companies currently offering some of the information services provided by IT Network. Consumers can call a variety of "900" services for information provided by, among others, Dow Jones & Company, Inc., AT&T, GTE and certain major newspaper publishers. Callers are generally charged for calls to these "900" services. In most of its markets, the Company is aware of a number of companies, local newspapers or radio stations that provide free on-demand telephone programming similar to that offered by IT Network. Other competitors, such as some of the RBOCs, certain independent directories and a subsidiary of Century Telephone Enterprises, and others have indicated an intent to do so. These competitors may use RBOC or non-RBOC Yellow Pages directories, newspapers, mailers or other print media to distribute guides listing their programming services. In addition to these current providers of on-demand telephone services, potential competitors include any information service provider, as well as the RBOCs.

     Interactive Channel. The Company believes that for the foreseeable future consumer access to on-demand television would generally be through telephone lines and cable systems. The Company believes that there are competitors offering services similar to the Company's three types of Cable SuperSites programming. Net Channel and WebTV offer Internet access through the television but require a consumer to purchase hardware and are incompatible with standard cable television. In addition, @Home offers Internet services through the cable system but is incompatible with the television. Wink provides a silent text overlay (with some graphics) displayed when a consumer presses a button on a television remote control. The overlay can be timed to coordinate with broadcast programming and is delivered over a vertical blanking interval. This service is similar to the Company's CableNet programming but cannot provide sound and provides only minimal graphics. Worldgate has announced that it is testing a product that can deliver Internet access. The concept that Worldgate has announced is similar to CableNet but does not have the local programming component of LocalNet. GTE MainStreet is an on-demand navigational system being commercially deployed in Clearwater, Florida, and Ventura, California, and offers interactive programming over coaxial cable systems. As a result of the settlement of patent litigation, the Company has licensed its technology to GTE for a fee. GTE MainStreet does not provide Internet access or programming similar to CableNet. Wink, Worldgate and GTE MainStreet are all available without the purchase of additional equipment.

     To the extent one or more competitors is successful in developing an on-demand television service, the business of the Company could be materially adversely affected. The Company believes that, for the foreseeable future, the public's access to on-demand television will generally be achieved through cable operators. Therefore, the Company must compete with other potential on-demand television service providers, as well as other sources of programming, to establish relationships with cable operators. In addition, the on-demand television industry and Cable SuperSites face competition for consumer usage from personal computer on-demand services. Many of those seeking to develop an on-demand television service are also seeking to develop, or have shifted their development efforts to, personal computer on-demand services, in particular, those offered over the Internet's World Wide Web. Thus, the Company faces competition in the interactive and on-line services market from companies in both the on-demand television and on-demand personal computer services industries.

EMPLOYEES

     As of November 30, 1997, the Company had a total of 182 full- and part-time employees. None of the Company's employees are subject to a collective bargaining agreement. The Company has experienced no work stoppages and believes that it has good relations with its employees.

REGULATORY MATTERS

     The telecommunications and cable television industries are subject to extensive regulation by federal, state and local governmental agencies. Existing regulations were substantially affected by the passage of the 1996 Telecom Act in February 1996. This legislation was implemented in administrative proceedings conducted by the Federal Communications Commission ("FCC") and state regulatory agencies.

     Most current regulatory and legislative activity addresses how telephone companies and cable television companies may enter new lines of business, the manner in which they can participate in new lines of business and the rates they can charge consumers. Local exchange carriers, including the RBOC's, will be facing more serious competition and will be able to enter new markets. Cable television companies are now also permitted to provide telephone service. The outcome of pending federal and state administrative proceedings may also affect the nature and extent of competition that will be encountered by the Company.

     The on-line information and services industry is evolving and will be affected in the future by laws, regulations and policies adopted at the federal, state and local levels of government. There are many laws, regulations and policies, both existing and proposed, at all levels of government that may impact, in varying degrees, the manner in which the Company deploys Cable Supersites and IT Network products and services. Neither the outcome of these proposals, nor their impact upon the on-line information and services industry in general or on the Company in particular, can be predicted at this time.

FACILITIES AND EQUIPMENT

     The Company's corporate office is located in leased office space at 5400 LBJ Freeway, Suite 680, Dallas, Texas. Source leases approximately 16,200 square feet of office space at 5400 LBJ Freeway for its corporate offices and Cable SuperSites. This lease expires in September 2001. The Company also subleases from GTE Directories Corporation approximately 18,500 square feet of office space at 5601 Executive Drive, Irving, Texas, where it conducts IT Network operations. This sublease expires in September 1999. The Company believes that this state-of-the-art facility is one of the most advanced in the industry. The Company also has offices in major DMAs where it maintains the on-line voice response system that supports IT Network voice information services. The Company has one sales office under a lease expiring in early 1998. Sales representatives typically work out of their homes.

     As part of the Brite Acquisition, the Company intends to lease approximately 10,000 square feet at the Brite facilities in Wichita and will acquire satellite transmission facilities. The Company believes that the existing facilities are suitable to meet its requirements for the immediate future. See "Business -- Cable SuperSites -- Equipment" for a discussion of certain equipment related to Cable SuperSites.

LEGAL PROCEEDINGS AND CLAIMS

     Lerch. On December 15, 1993, Marvin Lerch, the former Chief Executive Officer and a former shareholder of ICT, and certain of his relatives who are also former ICT shareholders, commenced a legal proceeding in Ontario, Canada in the Ontario Court (General Division) against Source and certain executive officers of Source and a director of ICT on the grounds that the defendants took actions intended to depress the value of ICT to allow Source to acquire a portion of ICT at a favorable price. The plaintiffs seek, among other things, orders that certain actions by ICT's board were invalid; a declaration that ICT's board was incapable of managing its affairs due to conflicts of interest; an injunction against Source from voting its ICT shares for three years; purchase by the defendants of the plaintiffs' ICT shares for Cdn$20 per share or exchange of the plaintiffs' ICT shares for Source Common Stock of equal value; and damages in the amount of Cdn$8 million to compensate the plaintiffs for the reduced value of their ICT shares and damages in the amount of Cdn$6 million to compensate Mr. Lerch for the loss of certain ICT stock options. ICT disputes all of the claims and no trial date has as yet been set. The plaintiffs have amended their statement of claim for punitive damages in the amounts of Cdn$1 million against Source and an aggregate of Cdn$2 million against certain officers of Source. Although the ultimate outcome of this action cannot be determined at this time, management believes the claims are without merit and intends to vigorously defend its positions. In addition, management believes the ultimate outcome of these actions will not have a material impact on the consolidated financial condition or results of operations of Source.

     On January 25, 1994, Mr. Lerch also commenced a proceeding against ICT and several persons who are, or have been, officers and directors of ICT claiming wrongful termination of Mr. Lerch's employment with ICT and sought damages in the amount of Cdn$350,000. ICT denied the claim. The trial of this action began in London, Ontario on April 23, 1996 and was completed May 3, 1996. Judgment was rendered against ICT in the amount of Cdn$200,000. ICT's appeal of this decision was denied and ICT has applied for review of this decision before a three judge panel, which granted the Company leave to appeal the decision. A decision on the Company's appeal is not expected for approximately two years.

     Others. The Company is aware of certain claims against the Company and ICT that have not developed into litigation, or if they have, are dormant. Further, the Company and ICT are parties to ordinary routine litigation incidental to their business, none of which is expected to have a material adverse effect on the Company's results of operations or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers and directors of the Company:

              NAME                AGE                POSITION WITH THE COMPANY
              ----                ---                -------------------------
Timothy P. Peters...............  40     Chairman of the Board and Chief Executive Officer
John J. Reed....................  40     President and Director
W. Scott Bedford................  40     Chief Operating Officer, Chief Financial Officer
                                           and Treasurer
Daniel D. Maitland..............  46     Executive Vice President and President of IT
                                           Network
W. Thomas Oliver................  55     Executive Vice President and President of
                                           Interactive Channel
Maryann Walsh...................  49     General Counsel and Secretary
David L. Kuykendall.............  43     Director
James L. Greenwald..............  70     Director
Michael J. Marocco..............  38     Director
Robert H. Alter.................  68     Director
Robert J. Cresci................  54     Director
Barry Rubenstein................  54     Director

     Timothy P. Peters has served as a director of Holdings since its inception in 1988 and was elected Chief Executive Officer in December 1992 and Chairman of the Board of Holdings in August 1994. Mr. Peters was President of Holdings from 1988 to 1996. Mr. Peters has served as Chairman of the Board, Chief Executive Officer and a director of the Company since June 23, 1995, the effective date of the Merger and was President from that date until 1996. In 1986, Mr. Peters founded Information Express, Co., an operator-assisted Yellow Pages company that served the Denver area, where he acted as a Vice President from 1986 to 1988.

     John J. Reed has served as a director of Holdings since its inception in 1988 and as President of Holdings since 1996. Mr. Reed has served as a director of the Company since June 23, 1995, the effective date of the Merger and served as Executive Vice President from that date until 1996, when he was appointed President. From 1990 to December 1996, Mr. Reed served in various positions with Holdings, including Executive Vice President of Sales and Marketing. Mr. Reed was Chairman of the Board of ICT from November 1991 to October 1993. From 1986 to 1989, Mr. Reed was President of Reed & Associates, a Dallas-based real estate brokerage and professional services firm, of which he is the sole shareholder. Mr. Reed has conducted business through this firm from time to time since 1989.

     W. Scott Bedford has served as Chief Operating Officer of Holdings since December 1992 and has been acting Chief Financial Officer and Treasurer since December 1997. Mr. Bedford has served as Chief Operating Officer since June 23, 1995, the effective date of the Merger and has been acting Chief Financial Officer and Treasurer since December 1997. From 1988 to December 1992, Mr. Bedford served in various positions with Holdings, including Executive Vice President, Vice President of Sales and Secretary. From its inception in 1988 to September 1997, Mr. Bedford served as a director of Holdings and from June 23, 1995 to September 1997 served as a director of the Company. From October 1993 until January 1997, Mr. Bedford served as Chairman of the Board of ICT.

     Daniel D. Maitland has served as President of IT Network since October 1997, prior to which he had served as President of the Company's telephone division since November 1996 and as an Executive Vice President of the Company since September 1997. In 1986, Mr. Maitland founded BDR Audiotex Inc., a telephone information services company. In 1990, that company was merged with Perception Technology. Mr. Maitland became the Executive Vice President and General Manager of Perception Electronic Publishing. In 1993, Perception Technology merged with Brite Voice Systems.

     W. Thomas Oliver has served as President of the Interactive Channel since October 1997, prior to which he had served as President of the Company's television division since June 1996 and as an Executive Vice President of the Company since September 1997. Mr. Oliver was Executive Vice President of DMX from 1994 to 1995; President and Chief Executive Officer of International Cablecasting Technologies from 1987 to 1994 and a Senior Vice President of Home Box Office from 1973 to 1987.

     Maryann Walsh has served as General Counsel of the Company since January 1995 and Secretary of the Company since March 1995. Together with Mr. Peters, she founded Information Express, Co. and served as its Corporate Counsel and Secretary. In 1981, she worked for a law firm in London, England and most recently was with a law firm in Jakarta, Indonesia from 1989 through 1994. She was also a counsel with Mobil Oil Corporation in New York City and Denver and handled U.S. Supreme Court and federal court matters for the U.S. Department of Justice.

     David L. Kuykendall has served as a director of the Company since 1993. He has served as Senior Vice President and Chief Financial Officer of Freedom Communications, Inc. ("Freedom") since 1993 and served as its Vice President and Chief Financial Officer from 1990 to 1993 and as its Controller from 1989 to 1990. From 1986 to 1988, Mr. Kuykendall was a Senior Manager with Deloitte & Touche LLP.

     Michael J. Marocco has served as a director of the Company since May 1996. Mr. Marocco is a Managing Director of Sandler Capital Management ("Sandler"), an investment firm that specializes in media, entertainment, telecommunications and information services industries, and has been associated with Sandler since April 1989. Prior to that, Mr. Marocco was a Vice President at Morgan Stanley & Co., Incorporated where he was involved in raising capital and merger and acquisition transactions. Mr. Marocco serves as a director of YES! Entertainment Corp. and numerous other private companies servicing the communications industries, and is a limited partner of the 21st Century partnerships.

     James L. Greenwald has served as a director of the Company since May 1996. Mr. Greenwald has served as chairman emeritus of Katz Media Corporation ("Katz"), a communications representative firm, since August 1995. Mr. Greenwald joined Katz in 1956 and has held various positions, including President of the radio division from 1965 through 1970, Executive Vice President from 1970 through 1975, President from 1975 through 1982 and Chairman of the Board of Directors and Chief Executive Officer from 1975 through 1994. Mr. Greenwald is a director of Granite Broadcasting Company and Paxson Communications Corp., an honorary trustee of the Foundation of American Women in Radio and Television and past president of the International Radio and Television Foundation and the Station Representatives Association.

     Robert H. Alter has served as a director of the Company since May 1997. Mr. Alter has served as the President of Alter Associates, Inc., a domestic and international television consulting firm, since its founding in 1992. Mr. Alter is currently Vice-Chairman and director of Cabletelevision Advertising Bureau, with which he held the position of founding President and Chief Executive Officer from 1981 to 1991. From November 1991 through December 1992, he was a senior advisor to the Board of Star TV in Hong Kong. From 1958 through 1981, he was employed with the Radio Advertising Bureau, where his last position was that of Executive Vice President. Mr. Alter is a director of International Post, Ltd., AdCom, Inc., The Taft Institute of Government, The International Council of the National Academy of Television Arts and Science and The Young Adult Institute and Mentor.

     Robert J. Cresci has served as a director of the Company since May 1997. Mr. Cresci is a Managing Director of Pecks, an investment management firm he co-founded in September 1990 that specializes in the management of convertible securities, both public and private, for pension funds. Prior to such time, Mr. Cresci was a manager of the convertible securities group at Alliance Capital Management, L.P. for a period of approximately five years; and, prior to joining Alliance, Mr. Cresci was a Senior Vice President in the investment banking division of Lehman Brothers. Mr. Cresci is a director of Bridgeport Machines, Inc., EMI, Inc., Film Roman, Garnet Resources Corporation, GeoWaste Incorporated, Hitox Corporation, Meris Laboratories, Arcadia Financial Ltd., Sepracor Inc., Vestro Natural Foods, Inc., Serv-Tech, Inc. and EIS International, Inc.

     Barry Rubenstein has served as a director of the Company since September 1997. In 1994, Mr. Rubenstein co-founded the 21st Century partnerships, of which he is presently a principal. In 1992, Mr. Rubenstein co-founded Applewood Associates, L.P., of which he is presently a principal. Prior to 1992, Mr. Rubenstein was a founder of or founding consultant to Applied Digital Data Systems, Inc., Novell, Inc., and Cheyenne Software, Inc. From 1983 to 1987, Mr. Rubenstein held various positions with Cheyenne Software, Inc., including President, Chief Executive Officer, Director and Chairman of the Board. Mr. Rubenstein is a director of or advisor to Infonautics Corporation, Millwood Press and several private technology companies.

                              CERTAIN TRANSACTIONS

     In June 1993, John Reed, President and a director of the Company, exercised an option he had received in 1989 to purchase an aggregate of 70,546 shares of Common Stock at an aggregate price of $50,000, or approximately $0.71 per share. Mr. Reed paid for the shares by delivering to the Company a nonrecourse promissory note in the original principal amount of $50,000, bearing interest at a rate of 10% per annum with all principal and interest payable in May 1995. This note was cancelled and replaced by a similar note dated December 1, 1993 in the principal amount of $52,083, and the shares of Common Stock were reissued as of such date. As of May 1995, the repayment date was extended to May 31, 1997. Effective May 15, 1997, the repayment date was extended to May 31, 1999. As of November 30, 1997, the aggregate principal and accrued interest outstanding was $72,102.

     Robert J. Cresci, a director of the Company, is a Managing Director of Pecks Management Partners Ltd., one of the lenders to the Company under the senior secured notes issued in April 1997. The balance of the senior secured notes, including accrued interest, held by Pecks Management Partners Ltd. as of October 23, 1997 was $10.7 million. The Company used proceeds from the Offering to repay Pecks Management Partners Ltd. and the other senior secured lenders.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 1, 1997, by (i) each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each named executive officer, (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that each stockholder named in this table has sole investment and voting power with respect to the shares set forth opposite such stockholder's name.

                                                                  COMMON STOCK
                                                               BENEFICIALLY OWNED
                                                              --------------------
                      BENEFICIAL OWNER                         NUMBER      PERCENT
                      ----------------                        ---------    -------
Timothy P. Peters(1)........................................    650,698      5.62
  8140 Walnut Hill Lane
  Suite 1000
  Dallas, TX 75231
21st Century Communications Partners, L.P.(2)...............    929,290      7.61
  767 Fifth Avenue
  New York, NY 10019
Freedom Communications, Inc.(3).............................    738,094      6.32
  17666 Fitch
  Irvine, CA 92714
John J. Reed(4).............................................    201,095      1.74
William S. Bedford(5).......................................    472,551      4.08
David L. Kuykendall(6)......................................    747,094      6.39
James L. Greenwald(7).......................................      6,000         *
Michael J. Marocco(8).......................................  1,398,366     11.16
Robert H. Alter(9)..........................................      3,000         *
Robert J. Cresci(10)........................................  1,253,000      9.76
Barry Rubenstein (11).......................................  1,562,267     12.38
Daniel D. Maitland(12)......................................     40,000         *
W. Thomas Oliver(13)........................................     75,000         *
Maryann Walsh...............................................    148,918      1.29
All current directors and executive officers as a group (12   5,187,411     36.69
  persons)..................................................

---------------

   * Less than one percent.

 (1) Includes 5,571 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

 (2) Includes 635,949 shares of Common Stock issuable upon exercise of exercisable warrants. See note 8 for certain information regarding Michael
     J. Marocco, a director of the Company and limited partner of 21st Century Communications Partners, L.P.

 (3) See note 6 for certain information regarding David L. Kuykendall, a director of the Company and Senior Vice President and the Chief Financial Officer of Freedom Communications, Inc. ("Freedom"). Includes 100,000 shares of Common Stock issuable upon exercise of exercisable warrants.

 (4) Includes 5,114 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

 (5) Includes 5,114 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

 (6) Includes (i) 638,094 shares of Common Stock beneficially owned by Freedom, as to which Mr. Kuykendall, a Senior Vice President and the Chief Financial Officer of Freedom, disclaims beneficial ownership (ii) 100,000 shares of Common Stock issuable upon exercise of exercisable warrants beneficially owned by Freedom, as to which Mr. Kuykendall disclaims beneficial ownership, and (iii) 9,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

 (7) Includes 6,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

 (8) Includes (i) 9,675 shares of Common Stock issuable upon exercise of exercisable warrants and (ii) 6,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days. Through an affiliate, Mr. Marocco is a general partner of Sandler, which through an affiliate is managing general partner of 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications Foreign Partners, L.P. Accordingly, also includes (iii) 293,341 shares of Common Stock and (iv) 635,949 shares of Common Stock issuable upon exercise of exercisable warrants held by 21st Century Communications Partners, L.P., (v) 99,772 shares of Common Stock and (vi) 216,374 shares of Common Stock issuable upon exercise of exercisable warrants held by 21st Century Communications T-E Partners, L.P., (vii) 39,527 shares of Common Stock, and (viii) 85,615 shares of Common Stock issuable upon exercise of exercisable warrants held by 21st Century Communications Foreign Partners, L.P.

 (9) Includes 3,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(10) Includes 1,250,000 shares of Common Stock issuable upon the exercise of exercisable warrants held by four funds of which Pecks serves as manager. Mr. Cresci is a Managing Director of Pecks, but disclaims beneficial ownership of all such shares. Also includes 3,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(11) Includes (i) 16,125 shares of Common Stock issuable upon exercise of exercisable warrants. Mr. Rubenstein is a general partner of Applewood Associates, L.P. and Woodland Partners, L.P. Accordingly, also includes
     (ii) 50,000 shares of Common Stock beneficially owned by Applewood Associates, L.P. and (iii) 101,875 shares of Common Stock issuable upon exercise of exercisable warrants held by Woodland Partners, L.P. as to which he disclaims beneficial ownership except to the extent of his pecuniary interest. Mr. Rubenstein is an officer and shareholder of Infomedia Associates, Ltd., which is one of the general partners of 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications Foreign Partners, L.P. Accordingly, also includes (iv) 293,341 shares of Common Stock and (v) 635,949 shares of Common Stock issuable upon exercise of exercisable warrants held by 21st Century Communications Partners, L.P., (vi) 99,772 shares of Common Stock and (vii) 216,374 shares of Common Stock issuable upon exercise of exercisable warrants held by 21st Century Communications T-E Partners, L.P., (viii) 39,527 shares of Common Stock, and (ix) 85,615 shares of Common Stock issuable upon exercise of exercisable warrants held by 21st Century Communications Foreign Partners, L.P.

(12) Includes 40,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(13) Includes 75,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

                        SHARES ELIGIBLE FOR FUTURE SALE

     As of November 30, 1997, the Company had a total of 11,579,990 shares of Common Stock outstanding. All of these shares outstanding after the offering are freely tradeable without restriction or registration under the Securities Act, to the extent held by persons other than "affiliates" of the Company as defined under the Securities Act.

     As of November 30, 1997, the Company had outstanding warrants, options and exchange rights entitling the holders thereof to acquire an aggregate of 8,362,900 shares of Common Stock, of which warrants, options and exchange rights covering 7,670,372 shares are currently exercisable or exchangeable, as applicable. The Company is required to file and maintain the effectiveness of a registration statement covering 2,326,500 shares of Common Stock issuable upon exercise of certain of such warrants. Any of such 2,326,500 shares other than those acquired by affiliates of the Company, would be freely tradeable following the effectiveness of such registration statement.

     An aggregate of 1,664,912 shares of Common Stock are reserved for issuance upon the exercise of options that may be granted under the Company's stock option plans and have been granted pursuant to the acquisition of ICT, of which options to purchase 1,044,088 shares have been granted and are outstanding. See "Capitalization."

     Various holders of Common Stock, warrants and Pocock Exchange Rights (as defined) have "piggyback" and demand registration rights to register such Common Stock and shares issuable upon exercise of such warrants and Pocock Exchange Rights for public sale under the Securities Act. See "Description of Capital Stock -- Registration Rights." The preparation and filing of any registration statements filed in connection with the exercise of registration rights will be at the expense of the Company.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company is authorized to issue 50,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share. As of November 30, 1997, there were outstanding 11,579,990 shares of Common Stock, held of record by 184 stockholders. In addition, as of such date there were outstanding warrants and options (including replacement options) entitling the holders thereof to purchase an aggregate of 8,156,524 shares of Common Stock and exchange rights entitling the holder to acquire 206,376 shares of Common Stock. On November 30, 1997, there were outstanding 800,000 shares of Preferred Stock.

COMMON SHARES

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to a share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the board of directors of the Company. The only preferred stock outstanding is the Preferred Stock issued by the Company in the Offering, the material terms of which are described below.

     Liquidation Preference. The liquidation preference of the Preferred Stock is $25.00 per share, plus accumulated and unpaid dividends.

     Optional Redemption. At any time and from time to time on or prior to November 1, 2000, the Company may, subject to certain requirements, redeem up to 35% of the Preferred Stock with cash proceeds from one or more equity offerings at a redemption price equal to 113.50% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption. After November 1, 2000 and prior to November 1, 2002, the Preferred Stock is not redeemable. On or after November 1, 2002, the Company may redeem the Preferred Stock, in whole or in part, at any time at the redemption prices set forth herein, together with all accumulated and unpaid dividends to the date of redemption.

     Mandatory Redemption. The Company is required, subject to certain conditions, to redeem all of the Preferred Stock outstanding on November 1, 2007 at a redemption price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption.

     Dividends. The Preferred Stock is entitled to dividends at a rate equal to 13 1/2% per annum of the liquidation preference per share, payable quarterly beginning February 1, 1998. The Company, at its option, may pay dividends on any dividend payment date occurring on or before November 1, 2002 either in cash or by the issuance of additional Preferred Stock with a liquidation preference equal to the amount of such dividends; thereafter, dividends will be paid in cash. The Indenture limits the amount of cash dividends that may be paid on the preferred stock of the Company, including the Preferred Stock.

     Dividend Payment Dates. Dividends are payable on February 1, May 1, August 1 and November 1 of each year.

     Voting. The Preferred Stock is non-voting, except as otherwise required by law and except in certain circumstances, including (i) amending certain rights of the holders of the Preferred Stock and (ii) the issuance of any class of equity securities that ranks on a parity with or senior to the Preferred Stock. In addition, if the Company (i) after November 1, 2002 fails to pay cash dividends in any dividend period, (ii) fails to make a mandatory redemption or an offer to purchase upon a change of control, or (iii) fails to comply with certain covenants or make certain payments on its indebtedness, holders of a majority of the shares of the Preferred Stock, voting as a class, will be entitled to elect two directors to the Company's board of directors.

     Ranking. The Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, ranks senior to all classes of common stock and to all other classes of preferred stock of the Company subject to certain exceptions.

     Change of Control. Upon the occurrence of a change of control, the Company will be required to make an offer to repurchase the Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of repurchase.

     Restrictive Covenants. The Certificate of Designation contains certain restrictive provisions that are substantially identical to those contained in the Indenture and that, among other things, limit (i) the incurrence of additional indebtedness by the Company and its subsidiaries, (ii) the issuance of preferred stock of the Company's subsidiaries, (iii) payment of dividends on, and redemption of, capital stock of the Company and the redemption of certain subordinated obligations of the Company, (iv) investments, including investments over a certain amount in Interactive Channel by the Company or any restricted subsidiary, (v) transactions with affiliates and (vi) consolidations, mergers and transfers of all or substantially all of the assets of the Company.

WARRANTS

     The Company has outstanding warrants to purchase an aggregate of 7,112,436 shares of Common Stock. A brief description of such warrants follows.

     Public Warrants. A total of 4,653,000 warrants (the "Public Warrants") are currently outstanding, each of which entitles the registered holder to purchase one-half of a share of Common Stock, 2,326,500 shares in the aggregate, at a price of $11.00 per share, subject to adjustment in certain circumstances, at any time until 5:00 p.m., New York City time, on June 23, 2000, at which time the Public Warrants will expire. The Company may call the Public Warrants for redemption, in whole or in part at a price of $0.01 per Public Warrant upon not less than 30 days' prior written notice, provided that the last sale price of Common Stock has been at least $20.00 ("Public Warrant Redemption Price") for the 20 consecutive trading days ending on the third business day prior to the date on which the notice of redemption is given. The holders of Public Warrants have exercise rights until the close of business on the date fixed for redemption. The holders of Public Warrants to not have the rights or privileges of holders of Common Stock prior to the exercise of the Public Warrants.

     The exercise price, number of shares of Common Stock issuable on exercise of the Public Warrants and Public Warrant Redemption Price are subject to adjustment in certain circumstances including events of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. The Public Warrants, however, are not subject to adjustment for issuances of Common Stock at a price below their exercise price.

     The Company has the right, in its sole discretion, to decrease the exercise price of the Public Warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrantholders and to extend the expiration date of the Public Warrants on five business days prior written notice to the warrantholders.

     The Public Warrants were registered with the Commission under the Securities Act and are currently traded on the OTC. The Company is required to file with the Commission a current registration statement covering the shares of Common Stock issuable upon exercise of such Public Warrants and maintain the effectiveness of such registration statement during the period the Public Warrants are exercisable. To date, the Company has not filed such a registration statement.

     The Company has also issued warrants to Hackman Baring & Co., Incorporated, entitling Hackman, Baring & Co., Incorporated to purchase 25,000 shares of Common Stock on the same terms as the Public Warrants, except that they are not registered with the Commission.

     Brenner Warrants. Pursuant to an agreement dated January 19, 1994, the Company agreed to issue to Brenner Capital Corporation ("Brenner") warrants to purchase 28,302 shares of Common Stock exercisable at a price of $10.60 per share (the "Brenner Warrants"). In October 1997, the Brenner Warrants were amended to be exercisable until June 23, 2007. The Brenner Warrants contain anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events including the issuance of shares of Common Stock or other securities convertible into or exercisable for Common Stock at a price per share less than the exercise price of the Brenner Warrants, or the market price of the Common Stock, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. Accordingly, in January 1997, the Brenner Warrants were adjusted to provide for the purchase of 68,493 shares of Common Stock exercisable at a purchase price of $4.38 per share to reflect the issuance of Common Stock in connection with the ICT purchase.

     VSD Warrants. Four individuals own warrants to purchase an aggregate of 83,085 shares of Common Stock at an exercise price of $10.80 per share, expiring on February 1, 2001.

     Smith Warrants. A revocable trust for Kevin F. Smith, Jr. and James A. Smith, III owns warrants to purchase 10,079 shares of Common Stock at an exercisable price of $18.60 per share, expiring on February 10, 1998.

     Hartford and Dublind Warrants. Dublind Partners, Inc., an affiliate of Dublind Securities, Inc., owns warrants to purchase 147,394 shares of Common Stock, and Security Insurance Company of Hartford owns warrants to purchase 105,282 shares of Common Stock expiring on December 21, 2002. Pursuant to an agreement entered into in September 1995, the exercise price of such warrants is $10.50 per share.

     Funding Warrants. In May 1995, IT Network issued warrants to purchase an aggregate of 1,034,687 shares of Common Stock at an exercise price of $7.44, exercisable until May 17, 2000 (the "Funding Warrants"). The holders of the Funding Warrants have demand and "piggyback" registration rights with respect to the securities into which the Funding Warrants are exercisable. The Funding Warrants also contain anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events including the issuance of shares of Common Stock or other securities convertible into or exercisable for Common Stock at a price per share less than the exercise price of the Funding Warrants, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. Accordingly, in April 1997, the Funding Warrants were adjusted to provide for the purchase of 1,034,687 shares of Common Stock exercisable at a purchase price of $6.00 per share to reflect the issuance of the Senior Secured Note Warrants.

     Senior Secured Note Warrants. In connection with the issuance of senior secured notes in April 1996 and 1997, the Company issued warrants to the noteholders entitling them to purchase 2,664,917 shares of Common Stock at an exercise price of $6.00 per share, expiring on March 31, 2004 (the "Senior Secured Note Warrants"). The holders of the Senior Secured Note Warrants have demand and "piggyback" registration rights with respect to the securities into which the Senior Secured Note Warrants are exercisable. The Senior Secured Note Warrants also contain anti-dilution provisions providing for adjustment of the exercise price and number of shares upon the occurrence of certain events including the issuance of shares of Common Stock or other securities convertible into or exercisable for Common Stock at a price per share less than the exercise price of the Senior Secured Note Warrants, or in the event of any recapitalization, interest payments on the existing senior secured notes may be made through the issuance of additional senior notes.

     Century and Freedom Warrants. In May 1997, the Company granted warrants to each of its local partners in Colorado Springs, Freedom and Century, to purchase 100,000 shares at an exercise price of $6.41 per share, expiring on May 21, 2000.

     October 1997 Warrants. In October 1997, as part of the Offering, the Company issued warrants (the "October 1997 Warrants") to purchase an aggregate of 447,000 shares of Common Stock at an exercise price of $0.01 per share at any time prior to November 1, 2007. The Company has agreed to file a registration statement covering resales of the Common Stock underlying the October 1997 Warrants by April 30, 1998 and to keep such registration statement effective until at least October 30, 1999.

CABLESHARE REPLACEMENT OPTIONS

     Pursuant to an agreement, each of the options for ICT Common Shares outstanding at the effective time of the Arrangement between the Company and ICT was exchanged for an option (a "Replacement Option") to purchase shares of Common Stock. The Replacement Options represent the right to purchase 72,276 shares of Common Stock at a weighted average exercise price of $4.10 per share.

POCOCK EXCHANGE RIGHTS

     In September 1992, IT Network issued certain exchange rights (the "Pocock Exchange Rights") to Terrence H. Pocock pursuant to an agreement (the "Pocock Agreement") between Mr. Pocock and IT Network and a subsidiary of IT Network ("CanSub"). Under the Pocock Agreement, Mr. Pocock exchanged 1,623,409 of Cableshare's Class A Shares and 843,818 of Cableshare's Class B Shares for 1,535,821 Class Y shares of CanSub (the "Class Y Shares"). Mr. Pocock subsequently transferred the Class Y Shares, the Pocock Exchange Rights and certain other rights to his wife. In May 1993, in accordance with the Pocock Agreement, IT Network loaned Mrs. Pocock $750,000, evidenced by a promissory note due in May 2000, bearing interest at two percent per annum, secured by a pledge of certain of the Class Y Shares and the Pocock Exchange Rights and guaranteed by Mr. Pocock. The Pocock Exchange Rights entitle Mrs. Pocock to exchange the Class Y Shares for 206,376 shares of Common Stock, without additional material consideration to the Company, at any time through February 28, 2000.

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C. at its Dallas, Texas offices. The transfer agent and registrar for the Public Warrants is Continental Stock Transfer and Trust Company at its principal office in New York, New York.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended to authorize further elimination or limitation of directors' liability, then the liability of directors of the Company shall automatically be limited to the fullest extent provided by law. The Bylaws of the Company also contain provisions to indemnify the directors, officers, employees or other agents. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

     Provisions of the DGCL prohibit "business combinations" between the Company and certain stockholders unless the established requirements are met. Consequently, the business combination provisions of the DGCL may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of the Company that are not negotiated with and approved by the Board of Directors.

     Additionally, the following provisions of the Company's Certificate of Incorporation and Bylaws may be considered to have anti-takeover implications:
(a) the ability of the board to increase the number of directors and fill (but only until the next annual meeting of stockholders) the vacancies resulting from such increase; and (b) the ability of the board of directors to establish the rights of, and to issue, substantial amounts of preferred stock without the need for stockholder approval which preferred stock, among other things, may be used to increase voting impediments with respect to changes in control of the Company or to dilute the stock ownership of holders of shares of Common Stock seeking to obtain control of the Company.

REGISTRATION RIGHTS

     Various stockholders of the Company have certain demand and "piggyback" registration rights with respect to a total of 1,949,704 shares of Common Stock. In addition, the Company has granted demand and "piggyback" registration rights to the holders of warrants and the Pocock Exchange Rights with respect to the shares of Common Stock underlying such warrants and the 206,376 shares of Common Stock underlying the Pocock Exchange rights.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

     The Outstanding Notes were, and the Exchange Notes are to be, issued under an Indenture, dated as of October 30, 1997 (the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee"), a copy of which is available upon request to the Company. The Exchange Notes and the Outstanding Notes will constitute a single series of debt securities under the Indenture. The following is a summary of certain provisions of the Indenture and the Notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Notes.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes.

     For each Outstanding Note accepted for exchange, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF NOTES

     The Notes will be senior secured obligations of the Company, limited to $100 million aggregate principal amount, and will mature on November 1, 2004. Each Note will bear interest at the rate of 12% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, and will be payable semiannually on May 1 and November 1 of each year (each an "Interest Payment Date"), commencing on May 1, 1998, to holders of record at the close of business on the April 15th or October 15th immediately preceding the Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

DISBURSEMENT OF FUNDS -- INTEREST ESCROW ACCOUNT

     The Company has placed approximately $22.6 million of the net proceeds from the Offering, representing funds sufficient to pay the first four interest payments on the Notes, in an interest escrow account (the "Interest Escrow Account") held by the Escrow Agent for the benefit of the Trustee under the Indenture in accordance with the Escrow and Disbursement Agreement. The Company has entered into the Escrow and Disbursement Agreement, which provides, among other things, that funds may be disbursed from the Interest Escrow Account only to pay interest on the Notes (or, if a portion of the Notes has been retired by the Company, funds representing the interest payment on the retired Notes may be paid to the Company) and, upon certain repurchases or redemptions thereof, to pay principal of and premium, if any, thereon. Pending such disbursement, the Company will cause all funds contained in the Interest Escrow Account to be invested in Cash Equivalents. Interest earned on these Cash Equivalents will be added to the Interest Escrow Account.

SECURITY

     The Outstanding Notes are, and the Exchange Notes will be, secured by a first priority security interest in: (i) substantially all of the assets of the Company, including all of the Capital Stock of each Subsidiary Guarantor and
(ii) pending disbursement pursuant to the Escrow and Disbursement Agreement, the Interest Escrow Account. The Guarantees are secured by substantially all of the assets of each Subsidiary Guarantor.

MANDATORY REDEMPTION

     The Company will not be required to make mandatory redemptions or sinking fund payments prior to the maturity of the Notes.

REDEMPTION

     Optional Redemption. Except as set forth below, the Notes will not be redeemable at the option of the Company prior to November 1, 2001. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing on November 1 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                                                              REDEMPTION
                           PERIOD                               PRICE
                           ------                             ----------
2001........................................................   106.00%
2002........................................................   103.00%
2003 and thereafter.........................................   100.00%

     Optional Redemption Upon Equity Offering. In addition, at any time prior to November 1, 2000, the Company may, at its option, redeem up to 35% of the Notes, with net cash proceeds of one or more Equity Offerings by the Company so long as there is a Public Market at the time of such redemption, at a redemption price equal to 112% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least $65 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

     Selection. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that if a partial redemption is made with proceeds of an Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Notes may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the date fixed for redemption to each holder whose Notes are to be redeemed at the last address for such holder then shown on the Note Register. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

RANKING

     The Outstanding Notes are, and the Exchange Notes will be, senior secured obligations of the Company and will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company and will rank senior in right of payment to all existing and future Subordinated Obligations of the Company.

SUBSIDIARY GUARANTEES

     Each Subsidiary Guarantor unconditionally guarantees, jointly and severally, to each holder and the Trustee, the full and prompt payment of principal of and interest on the Notes, and of all other obligations of the Company under the Indenture. The Guarantees are senior secured obligations of each Subsidiary Guarantor and will rank pari passu in right of payment with all existing and future Guarantor Senior Indebtedness of each Subsidiary Guarantor and will rank senior in right of payment to all future and existing Guarantor Subordinated Obligations of each Guarantor.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. In addition, the obligations of each foreign Subsidiary Guarantor are limited to the maximum amount permitted under applicable law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     The guarantee executed by IT Network contains a covenant that restricts payments of dividends on its Capital Stock to an amount sufficient to cover debt service on the Notes, redemptions or repurchases of the Notes or the Preferred Stock, dividends on the Preferred Stock and corporate overhead.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation, provided that, a Subsidiary Guarantor engaged in the interactive television business may not merge with or consolidate into a Subsidiary Guarantor engaged in the voice information services business and vice versa. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor). Upon the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture (including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock"), such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

     Subsequent to the Issue Date, separate financial information for the Subsidiary Guarantors will not be provided except to the extent required by Regulation S-X under the Securities Act.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

     Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice to each holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date), (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

     The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of the Company and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the Notes as described above.

     Future Senior Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase of the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The existence of a holder's right to require the Company to repurchase such holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

CERTAIN COVENANTS

     The Indenture contains certain covenants including, among others, the following:

  Limitation on Indebtedness

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and (ii) on the date thereof the Consolidated Coverage Ratio would be greater than 2.0:1.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness of the Company or any Restricted Subsidiary under Bank Indebtedness and under standby letters of credit or reimbursement obligations with respect thereto issued in the ordinary course of business and consistent with industry practice, provided, however, that the aggregate principal amount of any Indebtedness Incurred pursuant to this clause (i) shall not exceed $10 million at any time outstanding;

          (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii), together with Indebtedness Incurred in connection with Sale/Leaseback Transactions in accordance with the "Limitation on Sale/Leaseback Transactions" covenant, shall not exceed $5 million at any time outstanding;

          (iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (iv) Indebtedness represented by (w) the Notes, (x) the Guarantees,
     (y) Existing Indebtedness and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or Incurred pursuant to paragraph (a);

          (v) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph
     (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (v);

          (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) Incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Company) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

          (vii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (vii) when taken together with all Indebtedness Incurred pursuant to this clause (vii) and then outstanding, shall not exceed $1 million;

          (viii) Indebtedness consisting of (A) Guarantees by the Company or a Subsidiary Guarantor of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of the Indenture (so long as the Company or such Subsidiary Guarantor, as the case may be, could have Incurred such Indebtedness directly without violation of the Indenture) and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Company without violation of the Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture);

          (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Company or its Restricted Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $250,000 at any time, provided that such Indebtedness is extinguished within two business days of its incurrence; and

          (x) Indebtedness (other than Indebtedness described in clauses
     (i)-(ix)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
     (x) and then outstanding, will not exceed $4 million (it being understood that any Indebtedness Incurred under this clause (x) shall cease to be deemed Incurred or outstanding for purposes of this clause (x) (but shall be deemed to be Incurred for purposes of paragraph (a)) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under the foregoing paragraph (a) without reliance upon this clause (x)).

     (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty to at least the same extent as such Guarantor Subordinated Obligation.

     (d) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

  Limitation on Restricted Payments

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable to the Company or any of its Restricted Subsidiaries by any of its Subsidiaries (and if the Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Wholly-Owned Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (i) through (iv) being referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom); or

          (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "-- Limitation on Indebtedness"; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);
     (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to (x) a Subsidiary of the Company, (y) an employee stock ownership plan or similar trust or
     (z) management employees of the Company or any Subsidiary of the Company); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $1 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or
     (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income.

     (b) Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Restricted Subsidiaries, to make Investments in Interactive Channel, Inc. or Interactive Channel Technologies, Inc., if at the time of such
Investment:

          (1) a Default shall have occurred and be continuing (or would result therefrom); or

          (2) the aggregate amount of such Investment and all other Investments in Interactive Channel, Inc. made subsequent to the Issue Date would exceed the sum of (A) $34.0 million; (B) 50% of the Adjusted Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Investment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Adjusted Consolidated Net Income shall be a deficit, minus 100% of such deficit); and (C) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date as calculated in accordance with paragraph (a)(3)(B) above.

     (c) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary, an employee stock ownership plan or similar trust or management employees of the Company or any Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph
(a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company in compliance with the "Limitation on Indebtedness" covenant; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "-- Limitation on Sales of Assets and Subsidiary Stock" below; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and
(iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments, provided, however, that in each case, that no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

     (d) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment, provided, further that (i) in the case of any Restricted Payment made with capital stock or indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the capital stock or indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment in an aggregate amount in excess of $1 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with the "Limitation on Restricted Payments" covenant in the Indenture shall be issued by an independent investment banking firm of national standing.

     (e) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available quarterly financial statements and a copy of any required investment banker's opinion.

  Limitation on Liens

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens, except for Permitted Liens.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the

Company); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary; (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) in the case of clause (iii) above, any instrument governing or evidencing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided, however, that such Indebtedness is not Incurred in connection with or in contemplation of such acquisition; (g) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (h) encumbrances or restrictions arising or existing by reason of applicable law.

  Limitation on Sales of Assets and Subsidiary Stock

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by senior management of the Company or, if the fair market value of such assets exceeds $500,000, by the Company's Board of Directors) (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be): (A) first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), (x) to prepay, repay or purchase Senior Indebtedness or (y) to the investment in or acquisition of Additional Assets within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within 180 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Notes at 100% of their principal amount plus accrued and unpaid interest, if any, thereon; (C) third, within 180 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to prepay, repay or repurchase Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owned to the Company); and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (w) the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments, (y) the prepayment, repayment or purchase of Indebtedness of the Company (other than Indebtedness owing to any Subsidiary of the Company) or Indebtedness of any Subsidiary (other than Indebtedness owed to the

Company or any of its Subsidiaries) or (z) any other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A), (B) and (C) or the date that is one year from the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $5 million. The Company shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than $5 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption by the transferee of Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 60 days) converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(B), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clauses (a)(iii)(C) or (D) above.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

  Limitation on Affiliate Transactions

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company,
(iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 at any time, (iv) loans or advances to senior management of the Company which loans and advances are fully secured on the date of such loans or advances by shares of Common Stock of the Company owned by such senior management, in an aggregate amount outstanding not to exceed $750,000, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Offering Memorandum relating to the Offering (which are also described in this Prospectus) or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, (vii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, and (viii) the issuance of Capital Stock of the Company (other than Disqualified Stock).

  Limitation on Issuances of Capital Stock of Restricted Subsidiaries

     The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; provided, however, that this provision shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture.

  Limitation on Sale/Leaseback Transactions

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (i) the Company or such Restricted Subsidiary, as the case may be, would be entitled to pursuant to the Indenture Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (ii) the Net Cash Proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $500,000, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors), (iii) the Net Cash Proceeds of such Sale/Leaseback Transaction are applied in accordance with the provisions described under "-- Limitation on Sales of Assets and Subsidiary Stock," and (iv) the Indebtedness Incurred in connection with such Sale/Leaseback Transaction, together with Indebtedness Incurred in accordance with (ii) of paragraph (b) of the "Limitation on Indebtedness" covenant, does not exceed $5 million at any time outstanding.

  SEC Reports

     The Company will file with the Trustee and provide to the holders of the Notes, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. In the event that the Company is not required to file such reports with the Commission pursuant to the

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

Exchange Act, the Company will nevertheless deliver such Exchange Act information to the holders of the Notes within 15 days after it would have been required to file it with the Commission.

  Conduct of Business

     The Company will not permit IT Network, Inc. to directly or indirectly engage in any business other than the provision of voice information services, including the services described in this Prospectus. The Company will conduct all of its interactive television business through Interactive Channel, Inc., Interactive Channel Technologies, Inc. and any of their Wholly-Owned Subsidiaries.

  Taxes

     The Company will, and will cause its Restricted Subsidiaries to, pay and discharge when due and payable all taxes, levies, imposts, duties or other governmental charges ("Taxes") imposed on it or on its income or profits or on any of its properties except such Taxes which are being contested in good faith in appropriate proceedings and for which adequate reserves have been established with GAAP.

  Limitation on Designations of Unrestricted Subsidiaries

     The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (b) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of
     (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

          (c) the Company would be permitted to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "-- Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "-- Limitation on Restricted Payments."

     The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

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

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

  Merger and Consolidation

     The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company (A) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "-- Limitation on Indebtedness"; (iv) there has been delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the foregoing clauses (ii) and (iii), any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Indenture:
(i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under the "Merger and Consolidation" covenant described under "Certain Covenants" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above), other than "Merger and Consolidation," (v) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $3 million and such default shall not have been cured or such acceleration rescinded after a 10-day period, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $3 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee and such Default continues for 10 days. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (iv) or (v) after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above,
(v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or
(vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of any holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture (provided, however, that prior to such assumption there has been delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such assumption had not occurred), to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add further Guarantees with respect to the Notes, to secure the Notes with additional collateral, to add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guaranty provision described under "Events of Default" above and the limitations contained in clauses (iii) and (iv) under "Certain
Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (ix) under "Events of Default" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants -- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law).

TRANSFER AND EXCHANGE

     Upon any transfer of a Note, the Registrar may require a holder of Notes, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Notes selected for redemption nor is the Registrar required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note may be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

     U.S. Trust Company of Texas, N.A. is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim a security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture) it must eliminate such conflict or resign.

     The holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured) the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes issued thereunder unless they shall have offered to the Trustee security and indemnity satisfactory to it.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

     "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income minus (plus) the net income (loss) of Interactive Channel, Inc. for such period, plus an amount equal to the corporate overhead allocated to Interactive Channel, Inc., on an after-tax basis, unless otherwise included in the net income of Interactive Channel, Inc., for such period (as determined in good faith by senior management of the Company), plus an amount equal to the amortization of intangible assets relating to the Acquisitions.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities,

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

including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities Incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

     "Affiliate" of any specified person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1 million, and (v) transactions permitted under "Certain Covenants -- Merger and Consolidation" above. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with the "Limitation on Restricted Payments" covenant shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means loans made by banks, trust companies and other institutions principally engaged in the business of lending money to businesses to the Company or a Restricted Subsidiary under a credit facility, loan agreement or similar agreement.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable form either Moody's or S&P and (viii) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

     "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; or (ii) a majority of the Board of Directors of the Company or of any direct or indirect holding company thereof shall consist of Persons who are not Continuing Directors of the Company; or (iii) the acquisition by any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company or of any direct or indirect holding company thereof.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any noncash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies and (y) non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the

Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation), and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(2) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,
(3) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (4) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements,
(viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such

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

contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with the "Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a) (3) (D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of the Indenture or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

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

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the Stated Maturity of the Notes.

     "Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, plus interest accrued thereon, after application of the net proceeds of the sale of the Notes and Units as described in this Prospectus.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter issued, all Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Company and all other Indebtedness of such Subsidiary Guarantor, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of such Subsidiary Guarantor in respect of such Indebtedness are not superior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Subsidiary Guarantor.

     "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a written agreement.

     "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v) ) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses Incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; provided that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Company and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that any Investment in the interactive television business shall be made by any Person, directly or indirectly, through Interactive Channel, Inc., Interactive Channel Technologies Inc. and any of their Wholly-Owned Subsidiaries. For purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

     "Issue Date" means the date on which the Notes were originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investors Service, Inc.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition) provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Note Register" means the register of names and addresses of the holders of the Notes maintained by the Registrar.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, or any Vice-President, the Treasurer or the Secretary of the Company.

     "Officer's Certificate" shall mean a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive, financial or accounting officer of the Company.

     "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Trustee, from legal counsel who is acceptable to the Trustee.

     "Paying Agent" means U.S. Trust Company of Texas, N.A., as paying agent under the Indenture, or any successor thereto appointed pursuant to the Indenture.

     "Permitted Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture, as reasonably determined by the Company's Board of Directors; provided, that, an entity which is not an operating entity and whose primary business is to hold or maintain intellectual property or licenses shall not qualify as a "Permitted Business."

     "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company (other than Interactive Channel Technologies, Inc., 997758 Ontario, Inc., Cableshare (U.S.) Limited, Cableshare B.V., Cable Share International Inc. and 1229501 Ontario, Inc.); provided, however, that (A) the primary business of such Wholly-Owned Subsidiary is a Permitted Business and (B) in the case of Investments by the Company or any of its Restricted Subsidiaries in Interactive Channel, Inc., in an amount not to exceed the amount set forth in clause (b) of the "Limitation on Restricted Payments" covenant; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $250,000; (vii) loans or advances to senior management of the Company which loans or advances are fully secured on the date of such loans or advances by shares of Common Stock of the Company owned by such senior management in an aggregate amount outstanding not to exceed $750,000; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (ix) a Person engaged in a Permitted Business or a loan or advance to the Company the proceeds of which are used solely to make an investment in a Person engaged in a Permitted Business or a Guarantee by the Company of Indebtedness of any Person in which such Investment has been made provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (ix), exceed $3 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (ix), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (x) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with the covenant described under "Limitations on Sales of Assets and Subsidiary Stock"; (xi) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (xii) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

     "Permitted Liens" means: (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due from the Company or any Restricted Subsidiary or being contested in good faith by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or other Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary, as the case may be, will then be prosecuting an appeal or other proceedings for review; (ii) Liens for property taxes or other taxes, assessments or governmental charges of the Company or any Restricted Subsidiary not yet due or payable or subject to penalties for nonpayment or which are being contested by the Company or such Restricted Subsidiary, as the case may be, in good faith by appropriate proceedings; (iii) Liens in favor of issuers of performance bonds and surety bonds issued pursuant to clause (vii) under "-- Certain Covenants -- Limitation on Indebtedness"; (iv) survey exceptions, encumbrances, easements or, reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property of the Company or any Restricted Subsidiary incidental to the ordinary course of conduct of the business of the Company or such Restricted Subsidiary or as to the ownership of properties of the Company or any Restricted Subsidiary, which, in either case, were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary; (v) Liens outstanding immediately after the Issue Date as set forth in a schedule to the Indenture; (vi) Liens on property, assets or shares of stock of any Restricted Subsidiary at the time such Restricted Subsidiary became a Subsidiary of the Company; provided, however, that (A) if any such Lien has been Incurred in anticipation of such transaction, such property, assets or shares of stock subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company in connection with the acquisition of such Restricted Subsidiary and (2) the fair market value of all property and assets of such Restricted Subsidiary and (B) any such Lien will not extend to any other assets owned by the Company or any Restricted Subsidiary;
(vii) Liens on property or assets at the time the Company or any Restricted Subsidiary acquired such assets, including any acquisition by means of a merger or consolidation with or into the Company or such Restricted Subsidiary; provided, however, that (A) if any such Lien is Incurred in anticipation of such transaction, such property or assets subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company or such Restricted Subsidiary in connection with the acquisition thereof and of any other property and assets acquired simultaneously therewith and (2) the fair market value of all such property and assets acquired by the Company or such Restricted Subsidiary and (B) any such Lien will not extend to any other property or assets owned by the Company or any Restricted Subsidiary; (viii) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary; (ix) Liens to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (v),
(vi) and (vii); provided, however, that any such Lien will be limited to all or part of the same property or assets that secured the original Lien (plus improvements on such property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness described under clauses (v), (vi) and
(vii) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any premiums, fees and other expenses Incurred by the Company in connection with such refinancing, refunding, extension, renewal or replacement; (x) Liens on property or assets of the Company securing Interest Rate Agreements and Currency Agreements so long as the related Indebtedness is, and is permitted under "-- Certain Covenants -- Limitation on Indebtedness", secured by a Lien on the same property securing the relevant Interest Rate Agreement or Currency Agreement; (xi) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness (1) under purchase money obligation or Capital Lease Obligations permitted under "-- Limitation on Indebtedness" or (2) under Sale/Leaseback Transactions permitted under "-- Limitation on Sale/Leaseback Transactions"; provided, that (A) the amount of Indebtedness Incurred in any specific case does not, at the time such Indebtedness is Incurred, exceed the lesser of the cost or fair market value of the property or asset acquired or constructed in connection with such purchase money obligation or Capital Lease Obligation or subject to such Sale/Leaseback Transaction, as the case may be,
(B) such Lien will attach to such property or asset upon acquisition of such property or asset and or upon commencement of such Sale/Leaseback Transaction, as the case may be, and (C) no property or asset of the Company or any Restricted Subsidiary (other than the property or asset acquired or contracted in connection with such purchase money Obligation or Capital Lease obligation or subject to such Sale/Leaseback Transaction, as the case may be) are subject to any Lien securing such Indebtedness; (xii) Liens granted to the Trustee on the assets of the Company securing the Company's obligations under the Indenture;
(xiii) Liens granted to the Trustee on the assets of the Subsidiary Guarantors securing the Subsidiary Guarantors' Obligations under the Guarantees; and (xv) Liens on the Interest Escrow Account securing the Company's obligations under the Indenture.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Public Market" exists at any time with respect to the common stock of the Company if (a) the common stock of the Company is then registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least 15% of the total issued and outstanding common stock of the Company, has been distributed prior to such time by means of an effective registration statement under the Securities Act.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced and (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the accreted value) then outstanding of the Indebtedness being refinanced.

     "Registrar" means U.S. Trust Company of Texas, N.A., as registrar under the Indenture, or any successor thereto appointed pursuant to the Indenture.

     "Restricted Subsidiary" means any Subsidiary of the Company other an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

     "Secured Indebtedness" means any Indebtedness of a Subsidiary Guarantor secured by a Lien.

     "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, all Indebtedness of the Company, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), or
(4) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Subordinated Obligations.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "S&P" means Standard and Poor's Ratings Group.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

     "Subsidiary Guarantee" means the Guarantee of the Notes by a Subsidiary Guarantor.

     "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than foreign subsidiaries and Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date.

     "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated provided, however, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter create, Incur, issue, assume, guarantee or otherwise becomes liable with respect to any Indebtedness other than Non-Recourse Indebtedness and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in "Limitation on Designations of Unrestricted Subsidiaries".

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary, and shall include Interactive Channel Technologies Inc. notwithstanding the ownership by Maureen E. Pocock of 1,535,821 Class Y Shares of 997758 Ontario Inc., which owns 1,623,409 Class A Shares and 843,818 Class B Shares of Interactive Channel Technologies Inc.

                      DESCRIPTION OF THE OUTSTANDING NOTES

     The terms of the Outstanding Notes are identical in all material respects to the Exchange Notes, except that the Outstanding Notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain registration rights under the Registration Agreement (which rights terminate upon the consummation of the Exchange Offer, except under limited circumstances) (see "Description of the Exchange
Notes -- Registration Agreement"). In addition, the Registration Rights Agreement provides that if (i) within 45 days of the Issue Date (as defined herein) or a Shelf Request (as defined herein), neither an exchange offer registration statement nor a resale shelf registration statement has been filed,
(ii) within 120 days of the Issue Date or a Shelf Request, neither an exchange offer registration statement has been declared effective nor a resale shelf registration statement has been filed, (iii) within 180 days of the Issue Date or a Shelf Request, neither an exchange offer has been consummated nor a resale shelf registration statement has been declared effective or (iv) either the exchange offer registration statement or the resale shelf registration statement has been declared effective and such registration statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of Outstanding Notes during periods specified in the Registration Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), interest ("Additional Interest") will accrue on the Outstanding Notes (in addition to the stated interest on the Outstanding Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at a rate of 0.50% per annum during the 30-day period immediately following the occurrence of any Registration Default and shall increase by 0.50% per annum with respect to each subsequent 30-day period, but in no event shall such rate exceed 2.0% per annum. The Exchange Notes are not entitled to any such Additional Interest (subject to certain limited exceptions). The Outstanding Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. See "Description of the Exchange Notes."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Outstanding Notes were originally sold by the Company on October 30, 1997 to NatWest Capital Markets Limited ("NatWest") and Prudential Securities Incorporated ("Prudential", and referred to with NatWest as the "Initial Purchasers") pursuant to that certain Purchase Agreement dated October 23, 1997 among the Company and the Initial Purchasers (the "Purchase Agreement"). The Initial Purchasers and NatWest subsequently resold the Outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act, or institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act) or outside the United States in compliance with Regulation S under the Securities Act. Pursuant to the Purchase Agreement, the Company entered into that certain Exchange and Registration Rights Agreement dated as of October 30, 1997 (the "Registration Rights Agreement"), pursuant to which the Company has agreed, for the benefit of the holders of the Outstanding Notes, at the Company's cost, to use its best efforts to (i) file a registration statement with the Commission within 45 days after the date of the original issue (the "Issue Date") of the Outstanding Notes (such date of filing, the "Filing Date") with respect to the Exchange Offer for the Outstanding Notes, and (ii) cause the registration statement to be declared effective under the Securities Act within 120 days after the Issue Date. Upon the registration statement being declared effective, the Company will offer the Exchange Notes in exchange for the Outstanding Notes. The Company will keep the Exchange Offer open for no less than 30 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Outstanding Notes.

     For each Outstanding Note properly tendered and accepted pursuant to the Exchange Offer, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the Outstanding Note tendered. Interest on each Exchange Note will accrue from the last respective interest date on which interest was paid on the Outstanding Note tendered in exchange therefor or, if no interest has been paid on such Outstanding Note, from the Issue Date.

     Each holder of the Outstanding Notes who wishes to exchange the Outstanding Notes for Exchange Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company or the Subsidiary Guarantors, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days after the Issue Date, or, under certain circumstances, if the Initial Purchasers or any holder of Outstanding Notes (other than the Initial Purchasers) who is not eligible to participate in the Exchange Offer shall so request (each a "Shelf Request"), the Company will at its cost, (a) within 45 days of such Shelf Request, file a shelf registration statement covering resales of the Outstanding Notes (a "Shelf Registration Statement"), (b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 120 days following a Shelf Request and (c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of two years after the Issue Date and such time as all of the applicable Outstanding Notes have been sold thereunder. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Outstanding Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Outstanding Notes. A holder that sells its Outstanding Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     If the Company or the Subsidiary Guarantors fail to comply with the above provisions or if such Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Outstanding Notes as follows:

          (i) if the registration statement for the Exchange Offer or the Shelf Registration Statement is not filed within 45 days following the Issue Date, the Additional Interest shall accrue on the Outstanding Notes over and above the stated interest percentage at a rate of 0.50% per annum for the first 30 days commencing on the 46th day after the Issue Date, such Additional Interest increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

          (ii) if the registration statement for the Exchange Offer or the Shelf Registration Statement is not declared effective within 120 days following the Filing Date, the Additional Interest shall accrue on the Outstanding Notes over and above the stated interest percentage at a rate of 0.50% per annum for the first 30 days commencing on the 121st day after the Filing Date, such Additional Interest increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; or

          (iii) if (A) the Company has not exchanged all Outstanding Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the Filing Date or (B) the registration statement for the Exchange Offer ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Outstanding Notes have been sold thereunder or as otherwise provided herein), then the Additional Interest shall accrue on the Outstanding Notes over and above the stated interest percentage of 0.50% per annum for the first 30 days commencing on
     (x) the 181st day after the Filing Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day of the registration statement for the Exchange Offer ceases to be effective or usable for its intended purpose in the case of (B) above, or
     (z) the day the Shelf Registration Statement ceases to be effective in the case of (C) above, the rate of such Additional Interest increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; provided, however, that the Additional Interest payable on the Outstanding Notes may not exceed in the aggregate 2.0% per annum; and provided further, that (1) upon the filing of the registration statement for the Exchange Offer or the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of such registration statement for the Exchange Offer or the Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Outstanding Notes tendered (in the case of clause (iii) (A) above), or upon the effectiveness of the registration statement which had ceased to remain effective in the case of clause (iii)
     (B) above, or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (C) above), the Additional Interest accruing on the Outstanding Notes as a result of such clause (or the relevant subclause thereof) shall cease to accrue.

     Any Additional Interest due pursuant to clauses (i), (ii) or (iii) above will be payable in cash, on the same original interest payment dates as interest on the Outstanding Notes. The aggregate Additional Interest will be determined by multiplying the applicable rate of such Additional Interest by the principal amount of the Outstanding Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     The summary herein of all material provisions of the Registration Rights Agreement does not purport to be exhaustive and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

     Following the consummation of the Exchange Offer, holders of the Outstanding Notes who were eligible to participate in the Exchange Offer but who did not tender their Outstanding Notes will not have any further exchange or registration rights and such Outstanding Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Outstanding Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the Indenture.

     As of the date of this Prospectus $100,000,000 aggregate principal amount of Outstanding Notes are outstanding. The Company has fixed the close of
business             , 1998 as the record date for the Exchange Offer for
purposes of determining the person to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of the Outstanding Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Outstanding Notes from the Company.

     If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted

Outstanding Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions of the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than the transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, (i) to delay accepting any Outstanding Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

PROCEDURES FOR TENDERING

     The tender of Outstanding Notes pursuant to any of the procedures set forth in this Prospectus and in the Letter of Transmittal will constitute a binding agreement between the Tendering Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. The tender of Outstanding Notes will constitute an agreement to deliver good and marketable title to all tendered Outstanding Notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     EXCEPT AS PROVIDED IN "-- GUARANTEED DELIVERY PROCEDURES," UNLESS THE OUTSTANDING NOTES BEING TENDERED ARE DEPOSITED BY THE HOLDER WITH THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE (ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL), THE COMPANY MAY, AT ITS OPTION, REJECT SUCH TENDER. ISSUANCE OF OUTSTANDING NOTES WILL BE MADE ONLY AGAINST DEPOSIT OF TENDERED OUTSTANDING NOTES AND DELIVERY OF ALL OTHER REQUIRED DOCUMENTS. NOTWITHSTANDING THE FOREGOING, DTC PARTICIPANTS TENDERING THROUGH ATOP WILL BE DEEMED TO HAVE MADE VALID DELIVERY WHERE THE EXCHANGE AGENT RECEIVES AN AGENT'S MESSAGE (DEFINED BELOW) PRIOR TO THE EXPIRATION DATE.

     Accordingly, to properly tender Outstanding Notes, the following procedures must be followed:

     Outstanding Notes held through DTC. Each Beneficial Owner holding Outstanding Notes through a DTC Participant must instruct such DTC Participant to cause its Outstanding Notes to be tendered in accordance with the procedures set forth in this Prospectus.

     Pursuant to an authorization given by DTC to the DTC Participants, each DTC Participant holding Outstanding Notes through DTC must (i) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an Agent's Message to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "-- Guaranteed Delivery Procedures."

     The Exchange Agent will (promptly after the date of this Prospectus) establish accounts at DTC for purposes of the Exchange Offer with respect to Outstanding Notes held through DTC, and any financial institution that is a DTC Participant may make book-entry delivery of interests in Outstanding Notes into the Exchange Agent's account through ATOP. However, although delivery of interests in the Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account through ATOP, an Agent's Message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the Exchange Agent at its address set forth under "-- Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The confirmation of a book-entry transfer into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participants have received a Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC Participants.

     Cede & Co., as the Holder of the global certificates representing the Outstanding Notes (a "Global Security"), will tender a portion of each Global Security equal to the aggregate principal amount due at the stated maturity or number of shares for which instructions to tender are given by DTC Participants.

     Outstanding Notes held by Holders. Each Holder must (i) complete and sign and mail or deliver the accompanying Letter of Transmittal, and any other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Outstanding Notes, to the Exchange Agent at its address set forth under "-- Exchange Agent," or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "-- Guaranteed Delivery Procedures."

     All signatures on a Letter of Transmittal must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"); provided, however, that signatures on a Letter of Transmittal need not be guaranteed if such Outstanding Notes are tendered for the account of an Eligible Institution including (as such terms are defined in Rule 17Ad-15):
(i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;
(iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings institution that is a participant in a Securities Transfer Association recognized program.

     If a Letter of Transmittal or any Outstanding Note is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

     Holders should indicate in the applicable box in the Letter of Transmittal the name and address to which substitute certificates evidencing Outstanding Notes for amounts not tendered are to be issued or sent, if different from the name and address of the person signing the Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. If no instructions are given, such Outstanding Notes not tendered, as the case may be, will be returned to the person signing the Letter of Transmittal.

     By tendering, each Holder and each DTC Participant will make to the Company the representations set forth in the third paragraph under the heading
"-- Purpose and Effect of the Exchange Offer."

     No alternative, conditional, irregular or contingent tenders will be accepted (unless waived). By executing a Letter of Transmittal or transmitting an acceptance through ATOP, as the case may be, each Tendering Holder waives any right to receive any notice of the acceptance for purchase of its Unregistered Securities.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Outstanding Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any condition to the Exchange Offer and any irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. The Company and the Exchange Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO THE COMPANY OR DTC.

     The method of delivery of Outstanding Notes and Letters of Transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or Letters of Transmittal and, except as otherwise provided in the applicable Letter of Transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Outstanding Notes held through DTC. DTC Participants holding Outstanding Notes through DTC who wish to cause their Outstanding Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may cause a tender to be effected if:

          (a) guaranteed delivery is made by or through an Eligible Institution;

          (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided by the Company herewith; and

          (c) Book-Entry Confirmation and an Agent's Message in connection therewith (as described above) are received by the Exchange Agent within three NYSE trading days after the date of the execution of the Notice of Guaranteed Delivery.

     Outstanding Notes Held by Holders. Holders who wish to tender their Outstanding Notes and (i) whose are not immediately available, (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery

     (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three Nasdaq National Market trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer (or a confirmation or book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three Nasdaq National Market trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     Outstanding Notes held through DTC. DTC Participants holding Outstanding Notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the Expiration Date, withdraw the instruction given thereby by delivering to the Exchange Agent, at its address set forth under "-- Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC Participant, the principal amount due at the stated maturity date of the Outstanding Notes to which such withdrawal related and the signature of the DTC Participant. Withdrawal of such an instruction will be effective upon receipt of such written notice of withdrawal by the Exchange Agent.

     Outstanding Notes held by Holders. Holders may withdraw a tender of Outstanding Notes in the Exchange Offer, by a telegram, telex, letter or facsimile transmission notice of withdrawal received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"),
(ii) identify the Outstanding Notes to be withdrawn (including the certificate number(s) and principal amount due at the stated maturity of such Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

     All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Outstanding Notes being withdrawn are held for the account of an Eligible Institution.

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC Participant or a Holder, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or Letter of Transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC Participant or a Holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this Prospectus.

     A withdrawal of a tender of Outstanding Notes by a DTC Participant or a Holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new Letter of Transmittal, as the case may be, in accordance with the procedures described herein.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange securities for, any Outstanding Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Outstanding Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company upon written advice of counsel, could reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of the subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the judgment of the company and based on written advice of counsel, could reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its discretion and based on written advice of counsel, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If any of the conditions are not satisfied, the Company may (i) refuse to accept any Outstanding Notes and return all tendered Outstanding Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Outstanding Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Outstanding Notes which have not been withdrawn.

EXCHANGE AGENT

     U.S. Trust Company of Texas, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

        2001 Ross Avenue
        Suite 2700
        Dallas, Texas 75201
        Attention: Corporate Trust

     Delivery to an address other than as set forth above, or transmission of instructions via a facsimile number other than the one set forth above, will not constitute a valid delivery.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expended over the time of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Outstanding Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Outstanding Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Outstanding Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes in the ordinary course of business, whether or not such person is the holder (other than (i) a broker-dealer who purchases such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Outstanding Notes, and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Exchange Notes, where such Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF OUTSTANDING NOTES OR EXCHANGE NOTES

     The following is a general discussion of the material U.S. Federal income tax considerations applicable to a holder that exchanges Outstanding Notes for Exchange Notes pursuant to the Exchange Offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary, and proposed regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service (the "IRS") and judicial decisions currently in effect, all of which are subject to different interpretations and to change, possibly with retroactive effect. The discussion does not deal with all aspects of U.S. Federal income taxation that may be relevant to particular investors in light of their personal investment circumstances (for example, to persons holding Outstanding Notes or Exchange Notes as part of a "conversion" transaction or as a part of a "hedge" or "hedging" transaction, "integrated" transaction, or as a position in a "straddle" for U.S. Federal income tax purposes), nor does it discuss U.S. Federal income tax considerations applicable to certain types of investors subject to special treatment under the U.S. Federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions, traders or dealers in securities or currencies or persons that have a "functional currency" other than the U.S. dollar, and taxpayers subject to the alternative minimum tax). In addition, the discussion does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor. The Company has not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. The discussion assumes that investors hold Outstanding Notes and will hold Exchange Notes as capital assets within the meaning of Section 1221 of the Code.

     EACH INVESTOR CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF THE EXCHANGE NOTES, AND THE EFFECT THAT ITS PARTICULAR CIRCUMSTANCES MAY HAVE ON SUCH CONSEQUENCES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, GIFT, ESTATE, AND FOREIGN TAX LAWS.

U.S. HOLDERS

     The following discussion is limited to the U.S. Federal income tax consequences relevant to a holder of Outstanding Notes and Exchange Notes that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States or any state thereof, (ii) a corporation or partnership created or organized under the laws of the United States or any political subdivision thereof (including the District of Columbia) (including any other partnership treated as a United States person under any applicable U.S. Treasury regulations, but excluding a partnership that meets the definition contained in this clause (ii) but is not treated as a United States person under any such U.S. Treasury regulations), (iii) an estate or trust described in Section 7701(a)(30) of the Code, or (iv) a person whose worldwide income or gain is otherwise subject to U.S. Federal income taxation on a net income basis (a "U.S. Holder").

  Outstanding Notes and Exchange Notes

     The Exchange Offer. The exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Outstanding Notes and, accordingly, such exchange should not be treated as a taxable event for U.S. Federal income tax purposes. Therefore, such exchange should have no U.S. Federal income tax consequences to U.S. Holders of Outstanding Notes, and each U.S. Holder of Exchange Notes will continue to be required to include interest on the Exchange Notes in its gross income in accordance with its method of accounting for U.S. Federal income tax purposes.

     Payment of Interest and Additional Interest. Interest on an Outstanding Note or Exchange Note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. Federal income tax purposes. The Outstanding Notes were treated by the Company as issued without original issue discount ("OID") within the meaning of the Code. Additional Interest will accrue on the Outstanding Notes upon the occurrence of certain events described under "The Exchange Offer -- Purpose and Effect of the Exchange Offer." Because the Company determined that, when the Outstanding Notes were issued, there was only a remote possibility that such events would occur, the Company determined that Additional Interest should not be taken into account in concluding that the Outstanding Notes were issued without OID.

AMORTIZABLE BOND PREMIUM

     Generally, the excess of a U.S. Holder's tax basis in an Outstanding Note or Exchange Note over the amount payable at maturity is bond premium that the U.S. Holder may elect to amortize under Section 171 of the Code on a yield to maturity basis over the period from the U.S. Holder's acquisition date to the maturity date of the Outstanding Note or Exchange Note. The amortizable bond premium is treated as an offset to interest income on the Outstanding Note or Exchange Note for United States Federal income tax purposes. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the Outstanding Note or Exchange Note by the deductions allowable for amortizable bond premium. An election to amortize bond premium is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies.

     An Outstanding Note or Exchange Note may be called or submitted for redemption at a premium prior to maturity. See "Description of Exchange
Notes -- Redemption -- Optional Redemption." An earlier call date is treated as the maturity date of the Outstanding Note or Exchange Note and the amount of bond premium is determined by treating the amount payable on such call date as the amount payable at maturity, if such a calculation produces a smaller bond premium than the method described in the preceding paragraph. If a U.S. Holder is required to amortize and deduct the bond premium by reference to a certain call date, the Outstanding Note or Exchange Note will be treated as maturing on that date for the amount then payable. If the Outstanding Note or Exchange Note is not redeemed on that call date, the Outstanding Note or Exchange Note will be treated as reissued on that date for the amount of the call price on that date. If an Outstanding Note or Exchange Note purchased at a premium is redeemed prior to its maturity, a U.S. Holder who has elected to deduct the bond premium may be permitted to deduct any remaining unamortized bond premium as an ordinary loss in the taxable year of the redemption.

MARKET DISCOUNT

     The resale of Outstanding Notes or Exchange Notes may be affected by the market discount provisions of the Code. A U.S. Holder has market discount if an Outstanding Note or Exchange Note is purchased (other than at original issue) at an amount below the stated redemption price at maturity of the Outstanding Note or Exchange Note. A de minimis amount of market discount is ignored. A U.S. Holder of an Outstanding Note or Exchange Note with market discount must either elect to include market discount in income as it accrues or treat a portion of the gain recognized on the disposition or retirement of the Outstanding Note or Exchange Note as ordinary income. The amount of gain treated as ordinary income would equal the lesser of (i) the gain recognized (or the appreciation, in the case of a nontaxable transaction such as a gift) or (ii) the portion of the market discount that accrued on a ratable basis (or, if elected, on a constant interest rate basis) while the Outstanding Note or Exchange Note was held by the U.S. Holder.

     A U.S. Holder who acquires an Outstanding Note or Exchange Note at a market discount also may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such Outstanding Note or Exchange Note until the U.S. Holder disposes of the Outstanding Note or Exchange Note in a taxable transaction. Moreover, to the extent of any accrued market discount on such Outstanding Note or Exchange Note, any partial principal payment with respect to an Outstanding Note or Exchange Note will be includible as ordinary income upon receipt, as will the fair market value of the Outstanding Note or Exchange Note on certain otherwise non-taxable transfers (such as gifts).

     A U.S. Holder of Outstanding Notes or Exchange Notes acquired at a market discount may elect for United States Federal income tax purposes to include market discount in gross income as the discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a U.S. Holder of Outstanding Notes or Exchange Notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments and on any partial principal payment with respect to the Outstanding Notes or Exchange Notes, and the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

     Sale, Exchange or Redemption of the Outstanding Notes or Exchange
Notes. Subject to the discussion of the Exchange Offer above, upon the sale, exchange or redemption of an Outstanding Note or Exchange Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between
(i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest income or market discount not previously included in income which is taxable as ordinary income) and (ii) such U.S. Holder's adjusted tax basis in the Outstanding Note or Exchange Note. A U.S. Holder's adjusted tax basis in an Outstanding Note or Exchange Note generally will equal the cost of the Outstanding Note or Exchange Note to such U.S. Holder increased by the amount of interest income on the Outstanding Note or Exchange Note previously taken into income by the U.S. Holder but not yet received by the U.S. Holder and by the amount of any market discount previously taken into income by the U.S. Holder and reduced by the amount of any bond premium amortized by the U.S. Holder with respect to the Outstanding Notes or Exchange Notes and by any principal payments on an Outstanding Note or Exchange Note. Gain or loss realized by a U.S. Holder on the sale, exchange, redemption or other disposition of an Outstanding Note or Exchange Note generally will be capital gain or loss. Such capital gain will be taxed at a reduced rate for a U.S. Holder who is not a corporation and who holds an Outstanding Note or Exchange Note for greater than one year and at a further reduced rate for a U.S. Holder who is not a corporation and who holds an Outstanding Note or Exchange Note for more than eighteen months (subject to the market discount rules discussed above).

NON-U.S. HOLDERS

     The following discussion is limited to the U.S. Federal income tax consequences relevant to a holder of Outstanding Notes and Exchange Notes who is not a U.S. Holder (a "Non-U.S. Holder").

     Interest on Outstanding Notes or Exchange Notes. Payments of interest on the Outstanding Notes or the Exchange Notes by the Company or any agent of the Company to any Non-U.S. Holder will not be subject to U.S. Federal withholding tax, provided that such interest income is not effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder and provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership; (iii) either
(A) the beneficial owner of the Outstanding Notes or the Exchange Notes certifies (by submitting to the Company or its agent a Form W-8 (or a suitable substitute form)) in compliance with applicable laws and regulations to the Company or its agent, under penalties of perjury, that it is not a "United States person" as defined in the Code and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), holds the Outstanding Notes or the Exchange Notes on behalf of the beneficial owner and provides a statement to the Company or its agent in which it certifies that a Form W-8 (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; and (iv) the Non-U.S. Holder is not a bank which acquired the Outstanding Notes or the Exchange Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business. Recently promulgated Treasury regulations that will be effective January 1, 1999 (the "1999 Regulations"), provide alternative methods for establishing exemptions from withholding on payments to foreign persons. Under the 1999 Regulations, the furnishing of the names of the beneficial owners of Outstanding Notes or Exchange Notes and a copy of such beneficial owner's Form W-8 by a financial institution with respect to beneficial owners, described in clause (iii)(B) above, will not be required where the financial institution is a "qualified intermediary" which has entered into a withholding agreement with the IRS pursuant to such regulations. A Non-U.S. Holder that is not exempt from tax under these rules will be subject to U.S. Federal income tax withholding at a rate of 30% unless the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the U.S. Federal income tax on net income that applies to United States persons generally. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules, subject to compliance with certain requirements, to document entitlement to treaty benefits.

     Prior to the effective date of the 1999 Regulations, payments of interest to a Non-U.S. Holder that is a foreign partnership are subject to the rules described in the prior paragraph. The 1999 regulations will require, in the case of Outstanding Notes or Exchange Notes held by a foreign partnership, that the certification described in clause (iii) of the preceding paragraph be provided by the partners rather than by the foreign partnership unless the foreign partnership has taken on withholding tax responsibility as a "qualified intermediary" (as discussed above). A look-through rule will apply in the case of tiered partnerships.

     Except to the extent that an applicable treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder. Effectively connected interest received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the Non-U.S. Holder delivers to the payor a withholding certificate stating that the income is effectively connected with a U.S. trade or business.

     Sale of Outstanding Notes or Exchange Notes. A Non-U.S. Holder generally will not be subject to U.S. Federal income tax on gain recognized, if any, upon the sale or exchange of Outstanding Notes or Exchange Notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Outstanding Notes or Exchange Notes as a capital asset, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year and certain other circumstances are present, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting and backup withholding may apply to certain noncorporate holders with respect to (i) principal and interest payments on an Outstanding Note or Exchange Note or (ii) proceeds of a sale of an Outstanding Note or Exchange Note. Such payments generally will be subject to backup withholding at a rate of 31% unless the payee of such payments supplies the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

     The 1999 Regulations would modify certain of the rules discussed above generally with respect to payments on the Outstanding Notes and Exchange Notes made after December 31, 1998. In particular, in the case of payments to foreign partnerships (other than payments to foreign partnerships that qualify as "withholding foreign partnerships" within the meaning of such Treasury regulations and payments to foreign partnerships that are effectively connected with the conduct of a trade or business in the United States), the partners of such partnership will be required to provide the certification discussed above in order to provide an exemption from backup withholding tax and information reporting requirements.

     Any amount withheld under such backup withholding rules from a payment to a holder will be allowed as a credit against the holder's U.S. Federal income tax, provided that the holder furnishes the required information to the IRS. In addition, certain penalties may be imposed by the IRS on a holder who is required to supply information but does not do so in the proper manner.

     THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH PARTICIPANT IN THE EXCHANGE OFFER SHOULD CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH PARTICIPANT OF PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF THE EXCHANGE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Based on interpretations of the staff of the Division of Corporation Finance of the SEC set forth in no-action letters issued to third parties, the Company believes that, except as described below, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such Exchange Notes are acquired in the ordinary course of such holder's business and (ii) such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. A holder of Outstanding Notes that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased Outstanding Notes from the Company to resell pursuant to an exemption from registration under the Securities Act (a) cannot rely on such interpretations by the staff of the Division of Corporation Finance of the SEC, (b) will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, any holder who tenders Outstanding Notes in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretations by the staff of the Division of Corporation Finance of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing selling security holders information required by Item 507 of Regulation S-K under the Securities Act. To date, the staff of the Division of Corporation Finance of the SEC has taken the position that a broker-dealer that has acquired securities in exchange for securities that were acquired by such broker-dealer as a result of market-making activities or other trading activities may fulfill the prospectus delivery requirements with the prospectus contained in an exchange offer registration statement.

     Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company set forth in "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This Prospectus may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Company has agreed that, for a period of up to 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Risk Factors -- Lack of Public Market" and "The Exchange
Offer -- Resale of Exchange Notes."

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Subject to certain provisions set forth in the Registration Agreement, for a period of 180 days after the date the Exchange Offer is consummated, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay the expenses incident to the Exchange Offer, other than any discounts or commissions incurred upon the sale of the Exchange Notes. The Company will indemnify each Participating Broker-Dealer selling Exchange Notes against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes issued pursuant to the Exchange Offer will be passed upon for the Company by Thompson & Knight, P.C., Dallas, Texas.

                              INDEPENDENT AUDITORS

     The Consolidated Financial Statements of Source Media, Inc. at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein.

     The statements of assets, liabilities and divisional equity of the Electronic Publishing Division of Brite Voice Systems, Inc. as of December 31, 1995 and 1996 and the related statements of revenues and expenses, changes in divisional equity and cash flows for the years then ended included in this Prospectus and Registration Statement have been audited by Arthur Andersen, LLP, independent public accountants, as stated in their report which is included herein.

     The financial statements of Voice News Network, Inc. as of December 31, 1996 for the years then ended, included in this Prospectus and Registration Statement, have been audited by Price Waterhouse LLP, independent accountants, as stated in their report appearing herein.

                             AVAILABLE INFORMATION

     Source is subject to the informational requirements of the Exchange Act and in accordance therewith files report, proxy statements and other information with the SEC. Reports, registration statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60611. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Source, that file electronically with the Commission.

     In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a "Management's Discussion and Analysis of Pro Forma and Historical Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K if it were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

     The Outstanding Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by the Subsidiary Guarantors. The Company has not presented separate financial statements for the Subsidiary Guarantors because such information is not material to investors.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and information heretofore filed with the Commission by the Company are hereby incorporated by reference into this
Prospectus:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          3. The Company's Current Report on Form 8-K dated January 19, 1997.

          4. The Company's Current Report on Form 8-K and Current Report on Form 8-K/A, both dated October 30, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Offering Memorandum is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Company, 5400 LBJ Freeway, Suite 680, Dallas, Texas 75240, Attention: Maryann Walsh, General Counsel and Secretary. Telephone requests may be directed to Maryann Walsh, General Counsel and Secretary of the Company, at (972) 701-5400.

                        GLOSSARY OF CERTAIN DEFINITIONS

     The following is a glossary of certain defined terms appearing elsewhere in this Offering Memorandum.

     Advanced analog set-top boxes. Cable set-top boxes with capabilities that exceed those of standard analog set-top boxes by offering additional features such as addressability, electronic program guides and pay-per-view.

     Ameritech. A Regional Bell Operating Company providing telephone services and distributing Yellow Pages directories in Illinois, Indiana, Michigan, Ohio and Wisconsin.

     Analog set-tops. Cable set-top boxes with capabilities that are limited to simple de-scrambling of cable transmissions and delivering the signal to the television.

     ASIC chip set. Application-specific integrated circuits developed to work in conjunction with each other as a chip set.

     Bell Atlantic. A Regional Bell Operating Company providing telephone services and distributing Yellow Pages directories in Delaware, Maryland, New Jersey, Pennsylvania, Virginia, West Virginia and the District of Columbia.

     BellSouth. A Regional Bell Operating Company providing telephone services and distributing Yellow Pages directories in Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee.

     Cablevision. Cablevision Systems Corporation, a cable operator.

     Century. Century Communications Corporation, a cable operator.

     CSS sub. Cable Super Sites subscriber.

     CTAM. The marketing society for the cable and telecommunications industry.

     DCT 1000. A digital set-top box currently manufactured and sold by NextLevel.

     Digital set-top boxes. Set-top boxes that receive cable transmissions from the head-end in a digital format and translate them into an analog signal which is sent to the television.

     DMA. Designated Market Area.

     Donnelley. Reuben H. Donnelley, Inc., a Yellow Pages sales, marketing and publishing company.

     EBITDA. Earnings before interest, taxes, depreciation and amortization.

     FEM. Feature Expansion Module, a device inserted into an expansion slot in NextLevel advanced analog set-top boxes in order to offer additional features.

     Frame relay. A method of high speed data transmission over telephone lines.

     GTE. An independent telephone company providing telephone services and distributing Yellow Pages directories in Alabama, Connecticut, Florida, Hawaii, Idaho, Illinois, Indiana, Kentucky Minnesota, Montana, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas, Washington and Wisconsin.

     Head-end. The central distribution point for a local cable operator consisting of downlink equipment, modulators and transmission equipment.

     Kbps. Kilobytes per second.

     LSI Logic. LSI Logic Corporation, a developer and manufacturer of integrated circuits (chips).

     Marcus. Marcus Cable Corporation L.P., a cable operator.

     Motherboard. A custom microchip which is integrated into the base design of the set-top box chassis.

     NextLevel. The Broadband Network Group of NextLevel Systems, Inc. (formerly General Instruments Corporation).

     OPUS Research. A telecommunications research company based in San Francisco, California which publishes Telemedia News & Views.

     Overbuild cable companies. A cable company which installs an additional cable television infrastructure, or "overbuilds", in a market with an existing cable franchise.

     Pacific Bell. A Regional Bell Operating Company providing telephone services and distributing Yellow Pages directories in California and Nevada.

     Paul Kagan Associates. Paul Kagan Associates, Inc., a media research company.

     Publishing Partner. A Yellow Pages or newspaper publisher participating with the Company in offering voice information services.

     Premium tier. A collection of cable channels packaged together and sold as a single offering, or tier, to local cable subscribers.

     SNET. Southern New England Telephone Inc., a Yellow Pages publisher.

     Spyglass. Spyglass, Inc., a provider of software and services used to make devices work over the Internet.

     Still frame. A single image that contains a combination of text and pictures which is formatted into a frame for transmission over cable television systems.

     UHF. Ultra high frequency, a method for delivering local broadcast television for channels above the 12 allocated to the VHF spectrum.

     US West. A Regional Bell Operating Company providing telephone services and distributing Yellow Pages directories in Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Washington, Wyoming and Utah.

     Voice Information Services. A service utilizing a computer system to provide access to audio-recorded information over the telephone.

     WAN. Wide area network.

     WINK. Wink Communications, a company which offers data and graphics enhancement technology for television.

     Web TV. Web TV Networks, Inc., a company offering hardware and services to provide Internet access over televisions through phone lines.

                         INDEX TO FINANCIAL STATEMENTS

HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF SOURCE
  MEDIA, INC.
Report of Independent Auditors..............................   F-2
Consolidated Balance Sheets at December 31, 1995 and 1996,
  and September 30, 1997 (Unaudited)........................   F-3
Consolidated Statement of Operations for the Years Ended
  December 31, 1994, 1995 and 1996 and the Nine Months Ended
  September 30, 1996 and 1997 (Unaudited)...................   F-4
Consolidated Statements of Stockholders' Equity (Capital
  Deficiency) for the Years Ended December 31, 1994, 1995
  and 1996 and the Nine Months Ended September 30, 1997
  (Unaudited)...............................................   F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1994, 1995 and 1996 and the Nine Months Ended
  September 30, 1996 and 1997 (Unaudited)...................   F-7
Notes to Consolidated Financial Statements..................   F-8
HISTORICAL FINANCIAL STATEMENTS OF ELECTRONIC PUBLISHING
  DIVISION OF BRITE VOICE SYSTEMS, INC.
Report of Independent Public Accountants....................  F-22
Statements of Assets, Liabilities and Divisional Equity at
  December 31, 1996 and 1995................................  F-23
Statements of Revenues and Expenses For the Years Ended
  December 31, 1996 and 1995................................  F-24
Statements of Changes in Divisional Equity For the Years
  Ended December 31, 1996 and 1995..........................  F-25
Statements of Cash Flows For the Years Ended December 31,
  1996 and 1995.............................................  F-26
Notes to Financial Statements...............................  F-27
Statements of Assets, Liabilities and Divisional Equity at
  December 31, 1996 and September 30, 1997 (Unaudited)......  F-30
Statements of Revenues and Expenses For the Nine Months
  Ended September 30, 1997 and 1996 (Unaudited).............  F-31
Statements of Changes in Divisional Equity For the Year
  Ended December 31, 1996 and the Nine Months Ended
  September 30, 1997 (Unaudited)............................  F-32
Statements of Cash Flows For the Nine Months Ended September
  30, 1997 and 1996 (Unaudited).............................  F-33
Condensed Notes to Financial Statements.....................  F-34
HISTORICAL FINANCIAL STATEMENTS OF VOICE NEWS NETWORK, INC.
Report of Independent Accountants...........................  F-35
Balance Sheet at December 31, 1996..........................  F-36
Statement of Operations For the year ended December 29,
  1996......................................................  F-37
Statement of Cash Flows For the year ended December 29,
  1996......................................................  F-38
Statement of Owner's Equity For the year ended December 29,
  1996......................................................  F-39
Notes to Financial Statements...............................  F-40
Balance Sheet at September 29, 1997 (Unaudited).............  F-43
Statement of Operations For the nine months ended September
  29, 1997 and September 28, 1996 (Unaudited)...............  F-44
Statement of Cash Flows For the nine months ended September
  29, 1997 and September 28, 1996 (Unaudited)...............  F-45
Notes to Financial Statements...............................  F-46

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Source Media, Inc.

     We have audited the accompanying consolidated balance sheets of Source Media, Inc. (the Company) as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (capital deficiency), and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Source Media, Inc., at December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Dallas, Texas
February 7, 1997, except for Note 5 and the last paragraph of Note 6, for which the date is April 9, 1997, and the first paragraph of Note 3, for which the date is September 9, 1997.

                               SOURCE MEDIA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                      DECEMBER 31,
                                                              ----------------------------    SEPTEMBER 30,
                                                                  1995            1996            1997
                                                              ------------    ------------    -------------
                                                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $ 17,479,223    $  4,302,943    $  4,158,379
  Restricted investments....................................            --         611,182              --
  Trade accounts receivable, less allowance for doubtful
    accounts................................................     1,076,239         956,078       1,156,771
  Deferred expenses.........................................       889,393         729,819       1,039,464
  Prepaid expenses and other current assets.................       892,234       1,167,201         892,563
                                                              ------------    ------------    ------------
        Total current assets................................    20,337,089       7,767,223       7,247,177
Property and equipment:
  Production equipment......................................     2,421,816       3,951,502       4,084,751
  Computer equipment........................................       927,672       1,937,826       2,386,983
  Other equipment...........................................       960,446       2,520,885       3,886,018
  Furniture and fixtures....................................       120,544         128,235         490,580
                                                              ------------    ------------    ------------
                                                                 4,430,478       8,538,448      10,848,332
Accumulated depreciation and amortization...................     2,670,017       3,576,999       5,138,338
                                                              ------------    ------------    ------------
                                                                 1,760,461       4,961,449       5,709,994
Intangible assets:
  Patents...................................................     3,597,989       3,597,989      14,936,508
  Goodwill..................................................     3,010,137       3,010,137       3,010,137
  Contract rights...........................................            --       1,121,000       1,121,000
                                                              ------------    ------------    ------------
                                                                 6,608,126       7,729,126      19,067,645
Accumulated amortization....................................     4,510,434       5,541,770       8,310,843
                                                              ------------    ------------    ------------
                                                                 2,097,692       2,187,356      10,756,802
Other non-current assets....................................            --         980,745         974,831
                                                              ------------    ------------    ------------
        Total assets........................................  $ 24,195,242    $ 15,896,773    $ 24,688,804
                                                              ============    ============    ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Current liabilities:
  Trade accounts payable....................................  $  1,296,516    $    917,462    $    813,924
  Accrued payroll...........................................       258,734         420,926         440,760
  Other accrued liabilities.................................     1,650,091       1,483,373       1,433,305
  Amounts payable related to acquisitions...................            --       1,350,000              --
  Unearned income...........................................     4,724,957       3,976,244       3,586,328
  Current portion of capital lease obligations..............       184,175          85,683          28,861
                                                              ------------    ------------    ------------
        Total current liabilities...........................     8,114,473       8,233,688       6,303,178
Long-term debt, net of discount.............................            --       4,612,021      19,470,151
Capital lease obligations...................................        35,039          22,706          25,913
Commitments and contingencies
Minority interests in consolidated subsidiaries.............     3,618,629       3,665,104       3,839,552
Note receivable and accrued interest from minority
  stockholder, net of discount..............................      (610,175)       (666,931)       (709,436)
                                                              ------------    ------------    ------------
                                                                 3,008,454       2,998,173       3,130,116
Stockholders' equity (capital deficiency):
  Common stock, $.001 par value
  Issued shares -- 10,303,556, 10,327,041 and 11,874,578
    shares as of December 31, 1995 and 1996 and September
    30, 1997, respectively..................................        10,304          10,327          11,875
  Less treasury stock at cost -- 356,200, 381,351 and
    381,351 shares as of December 31, 1995 and 1996 and
    September 30, 1997, respectively........................    (3,515,563)     (3,757,641)     (3,757,641)
  Capital in excess of par value............................    59,955,392      60,815,785      75,152,939
  Accumulated deficit.......................................   (43,076,663)    (56,931,832)    (75,505,547)
  Foreign currency translation..............................       (34,619)          3,737         (40,248)
  Notes receivable and accrued interest from stockholders...      (301,575)       (110,191)       (101,932)
                                                              ------------    ------------    ------------
        Total stockholders' equity (capital deficiency).....    13,037,276          30,185      (4,240,554)
                                                              ------------    ------------    ------------
        Total liabilities and stockholders' equity (capital
          deficiency).......................................  $ 24,195,242    $ 15,896,773    $ 24,688,804
                                                              ============    ============    ============

                            See accompanying notes.

                               SOURCE MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               NINE MONTHS ENDED
                                       YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                              ------------------------------------------   --------------------------
                                  1994           1995           1996          1996           1997
                              ------------   ------------   ------------   -----------   ------------
                                                                                  (UNAUDITED)
Monetary revenues...........  $  9,194,068   $  9,341,720   $  8,574,823   $ 6,405,778   $  7,988,259
Nonmonetary revenues........    21,748,976     15,944,656      9,944,082     8,041,541      4,927,961
                              ------------   ------------   ------------   -----------   ------------
     Total revenues.........    30,943,044     25,286,376     18,518,905    14,447,319     12,916,220
Monetary cost of sales......     5,247,685      4,936,729      3,485,045     2,707,457      4,944,983
Nonmonetary cost of sales...    21,748,976     15,944,656      9,944,082     8,041,541      4,927,961
                              ------------   ------------   ------------   -----------   ------------
     Total cost of sales....    26,996,661     20,881,385     13,429,127    10,748,998      9,872,944
Gross profit................     3,946,383      4,404,991      5,089,778     3,698,321      3,043,276
Selling, general, and
  administrative expenses...     8,987,438      7,951,837     11,747,155     8,081,441     13,803,350
Amortization of intangible
  assets....................     1,684,353      1,031,337      1,031,337       773,503      2,769,073
Research and development
  expenses..................     2,705,557      3,750,244      6,330,745     4,414,119      2,681,587
Write-down of intangible
  assets....................     1,900,000             --             --            --             --
                              ------------   ------------   ------------   -----------   ------------
                                15,277,348     12,733,418     19,109,237    13,269,063     19,254,010
                              ------------   ------------   ------------   -----------   ------------
Operating loss..............   (11,330,965)    (8,328,427)   (14,019,459)   (9,570,742)   (16,210,734)
Interest expense............       417,587        354,333        614,037       360,617      2,661,647
Interest income.............      (122,011)      (217,284)      (788,629)     (661,931)      (238,578)
Other (income) expense......     1,463,571        (24,782)       (36,173)      (32,207)       (51,119)
Minority interests in
  earnings (losses) of
  consolidated
  subsidiaries..............      (232,891)      (252,689)        46,475       (68,823)        (8,970)
Charges related to financing
  incentives................            --      1,581,250             --            --             --
                              ------------   ------------   ------------   -----------   ------------
Net loss....................   (12,857,221)    (9,769,255)   (13,855,169)   (9,168,398)   (18,573,714)
Preferred stock dividends...     1,621,240        832,651             --            --             --
                              ------------   ------------   ------------   -----------   ------------
Net loss attributable to
  common stockholders.......  $(14,478,461)  $(10,601,906)  $(13,855,169)  $(9,168,398)  $(18,573,714)
                              ------------   ------------   ------------   -----------   ------------
Net loss per common share...  $      (3.22)  $      (1.65)  $      (1.39)  $     (0.92)  $      (1.64)
                              ============   ============   ============   ===========   ============
Weighted average common
  shares outstanding........     4,498,298      6,412,690      9,935,455     9,932,528     11,292,655
                              ============   ============   ============   ===========   ============

                            See accompanying notes.

                               SOURCE MEDIA, INC.

      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

                                                                                                                         NOTES
                                         COMMON STOCK                      CAPITAL IN                     FOREIGN      RECEIVABLE
                                     ---------------------    TREASURY      EXCESS OF    ACCUMULATED     CURRENCY         FROM
                                       SHARES      AMOUNT       STOCK       PAR VALUE      DEFICIT      TRANSLATION   STOCKHOLDERS
                                     ----------   --------   -----------   -----------   ------------   -----------   ------------
BALANCE AT DECEMBER 31, 1993.......   4,509,922   $  4,510   $   (10,000)  $12,242,740   $(20,450,187)   $ 63,012      $ (52,513)
Issuance of common stock upon
  exercise of stock options........       4,583          5            --         3,460            --           --             --
Issuance of common stock to acquire
  patents..........................       6,324          6            --        99,994            --           --             --
Issuance of warrants for services
  provided.........................          --         --            --       456,250            --           --             --
Nonmonetary employee compensation
  related to stock options.........          --         --            --       231,250            --           --             --
Dividend-in-kind ($0.20 per Series
  A preferred share)...............          --         --            --    (1,117,957)           --           --             --
Dividend-in-kind ($0.21 per Series
  B preferred share)...............          --         --            --      (503,283)           --           --             --
Accrued interest on note receivable
  from stockholder.................          --         --            --            --            --           --         (5,000)
Net loss...........................          --         --            --            --   (12,857,221)          --             --
Foreign currency translation.......          --         --            --            --            --      (70,533)            --
                                     ----------   --------   -----------   -----------   ------------    --------      ---------
BALANCE AT DECEMBER 31, 1994.......   4,520,829      4,521       (10,000)   11,412,454   (33,307,408)      (7,521)       (57,513)
Issuance of common stock upon
  exercise of stock options........      84,639         85            --       254,685            --           --       (225,000)
Nonmonetary employee compensation
  related to stock options.........          --         --            --        46,875            --           --             --
Dividend-in-kind ($0.10 per Series
  A preferred share)...............          --         --            --      (564,022)           --           --             --
Dividend-in-kind ($0.13 per Series
  B preferred share)...............          --         --            --      (268,629)           --           --             --
Issuance of warrant on
  bridge financings................          --         --            --     1,581,250            --           --             --
Conversion of notes payable to
  common stock.....................      67,570         68            --       329,932            --           --             --
Conversion of preferred stock to
  common stock in the Merger.......   2,109,516      2,109            --    17,553,869            --           --             --
Company common stock deemed issued
  in the Merger....................   1,184,440      1,184            --     8,905,898            --           --             --
Redemption of Merger
  dissenting shares................          --         --      (527,220)           --            --           --             --
Merger expenses....................          --         --            --    (1,135,099)           --           --             --
Cancellation of treasury stock in
  the Merger.......................     (13,438)       (13)       10,000        (9,987)           --           --             --
Accrued interest on notes
  receivable from stockholders.....          --         --            --            --            --           --        (19,062)
Issuance of common stock in
  secondary offering...............   2,350,000      2,350            --    21,848,166            --           --             --
Purchase of treasury stock.........          --         --    (2,988,343)           --            --           --             --
Net loss...........................          --         --            --            --    (9,769,255)          --             --
Foreign currency translation.......          --         --            --            --            --      (27,098)            --
                                     ----------   --------   -----------   -----------   ------------    --------      ---------
BALANCE AT DECEMBER 31, 1995.......  10,303,556     10,304    (3,515,563)   59,955,392   (43,076,663)     (34,619)      (301,575)

                                          TOTAL
                                      STOCKHOLDERS'
                                     EQUITY (CAPITAL
                                       DEFICIENCY)
                                     ---------------
BALANCE AT DECEMBER 31, 1993.......   $ (8,202,438)
Issuance of common stock upon
  exercise of stock options........          3,465
Issuance of common stock to acquire
  patents..........................        100,000
Issuance of warrants for services
  provided.........................        456,250
Nonmonetary employee compensation
  related to stock options.........        231,250
Dividend-in-kind ($0.20 per Series
  A preferred share)...............     (1,117,957)
Dividend-in-kind ($0.21 per Series
  B preferred share)...............       (503,283)
Accrued interest on note receivable
  from stockholder.................         (5,000)
Net loss...........................    (12,857,221)
Foreign currency translation.......        (70,533)
                                      ------------
BALANCE AT DECEMBER 31, 1994.......    (21,965,467)
Issuance of common stock upon
  exercise of stock options........         29,770
Nonmonetary employee compensation
  related to stock options.........         46,875
Dividend-in-kind ($0.10 per Series
  A preferred share)...............       (564,022)
Dividend-in-kind ($0.13 per Series
  B preferred share)...............       (268,629)
Issuance of warrant on
  bridge financings................      1,581,250
Conversion of notes payable to
  common stock.....................        330,000
Conversion of preferred stock to
  common stock in the Merger.......     17,555,978
Company common stock deemed issued
  in the Merger....................      8,907,082
Redemption of Merger
  dissenting shares................       (527,220)
Merger expenses....................     (1,135,099)
Cancellation of treasury stock in
  the Merger.......................             --
Accrued interest on notes
  receivable from stockholders.....        (19,062)
Issuance of common stock in
  secondary offering...............     21,850,516
Purchase of treasury stock.........     (2,988,343)
Net loss...........................     (9,769,255)
Foreign currency translation.......        (27,098)
                                      ------------
BALANCE AT DECEMBER 31, 1995.......     13,037,276

                               SOURCE MEDIA, INC.

      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
                                  (CONTINUED)

                                                                                                                         NOTES
                                         COMMON STOCK                      CAPITAL IN                     FOREIGN      RECEIVABLE
                                     ---------------------    TREASURY      EXCESS OF    ACCUMULATED     CURRENCY         FROM
                                       SHARES      AMOUNT       STOCK       PAR VALUE      DEFICIT      TRANSLATION   STOCKHOLDERS
                                     ----------   --------   -----------   -----------   ------------   -----------   ------------
Issuance of common stock upon
  exercise of stock options........      23,485         23            --       141,777            --           --             --
Issuance of warrant with First
  Tranche Note.....................          --         --            --       745,830            --           --             --
Repayment of notes receivable and
  accrued interest from stockholder
  through surrender of common
  stock............................          --         --      (242,078)           --            --           --        242,078
Other..............................          --         --            --       (27,214)           --           --        (50,694)
Net loss...........................          --         --            --            --   (13,855,169)          --             --
Foreign currency translation.......          --         --            --            --            --       38,356             --
                                     ----------   --------   -----------   -----------   ------------    --------      ---------
BALANCE AS OF DECEMBER 31, 1996....  10,327,041   $ 10,327   $(3,757,641)  $60,815,785   $(56,931,832)   $  3,737      $(110,191)
                                     ==========   ========   ===========   ===========   ============    ========      =========
Issuance of common stock upon
  exercise of stock options........     124,814        125            --       551,183            --           --             --
Acquisition of remaining minority
  interest in ICT..................   1,389,723      1,390            --    10,384,280            --           --             --
Issuance of warrants for services
  provided.........................          --         --            --       279,571            --           --             --
Issuance of warrants with Aggregate
  Tranche Notes....................          --         --            --     2,823,090            --           --             --
Other..............................      33,000         33            --       299,030            --           --          8,259
Net loss...........................          --         --            --            --   (18,573,715)          --             --
Foreign currency translation.......          --         --            --            --            --      (43,985)            --
                                     ----------   --------   -----------   -----------   ------------    --------      ---------
BALANCE AS OF SEPTEMBER 30, 1997
  (UNAUDITED)......................  11,874,578   $ 11,875   $(3,757,641)  $75,152,939   $(75,505,547)   $(40,248)     $(101,932)
                                     ==========   ========   ===========   ===========   ============    ========      =========

                                          TOTAL
                                      STOCKHOLDERS'
                                     EQUITY (CAPITAL
                                       DEFICIENCY)
                                     ---------------
Issuance of common stock upon
  exercise of stock options........        141,800
Issuance of warrant with First
  Tranche Note.....................        745,830
Repayment of notes receivable and
  accrued interest from stockholder
  through surrender of common
  stock............................             --
Other..............................        (77,908)
Net loss...........................    (13,855,169)
Foreign currency translation.......         38,356
                                      ------------
BALANCE AS OF DECEMBER 31, 1996....   $     30,185
                                      ============
Issuance of common stock upon
  exercise of stock options........        551,308
Acquisition of remaining minority
  interest in ICT..................     10,385,670
Issuance of warrants for services
  provided.........................        279,571
Issuance of warrants with Aggregate
  Tranche Notes....................      2,823,090
Other..............................        307,322
Net loss...........................    (18,573,715)
Foreign currency translation.......        (43,985)
                                      ------------
BALANCE AS OF SEPTEMBER 30, 1997
  (UNAUDITED)......................   $ (4,240,554)
                                      ============

                            See accompanying notes.

                               SOURCE MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                                 -----------------------------------------   --------------------------
                                                     1994          1995           1996          1996           1997
                                                 ------------   -----------   ------------   -----------   ------------
                                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Net loss......................................   $(12,857,221)  $(9,769,255)  $(13,855,169)  $(9,168,398)  $(18,573,714)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation................................        732,049       801,339        906,982       645,323      1,561,339
  Amortization of intangible assets...........      1,684,332     1,031,337      1,031,337       773,502      2,769,073
  Non-cash interest expense...................             --            --        589,990            --      2,630,392
  Provision for losses on accounts
    receivable................................         32,353       108,123         82,269        86,983         32,712
  Minority interests in net earnings
    (losses)..................................       (232,891)     (252,689)        46,475       (68,823)        (8,970)
  Charges relating to financing incentives....             --     1,581,250             --            --        315,068
  Write-down of intangible assets.............      1,900,000            --             --            --             --
  Warrants issued for services provided.......        456,250            --             --            --        279,571
  Issuance of common stock in litigation
    settlement................................             --            --             --            --        299,063
  Other, net..................................        172,036       (28,903)       (59,453)     (157,152)       (34,246)
Changes in operating assets and liabilities:
  Trade accounts receivable...................        327,849      (198,983)        37,892       (59,353)      (233,405)
  Prepaid expenses and other current assets...        254,004      (193,754)      (274,967)      146,733        274,638
  Deferred expenses...........................       (397,245)      159,168        159,574       121,226       (309,645)
  Trade accounts payable......................        568,058      (263,017)      (379,054)     (387,145)      (103,538)
  Accrued payroll.............................       (313,149)       69,651        162,192       (45,685)        19,834
  Other accrued liabilities...................        558,461       502,025       (339,781)      (70,786)       122,995
  Other accrued liabilities to related
    parties...................................       (268,685)     (204,880)            --            --             --
  Unearned income.............................      1,030,799      (648,722)      (748,713)     (217,434)      (389,916)
                                                 ------------   -----------   ------------   -----------   ------------
Net cash used in operating activities.........     (6,353,000)   (7,307,310)   (12,640,426)   (8,401,009)   (11,348,749)
INVESTING ACTIVITIES
Capital expenditures..........................       (412,438)     (257,888)    (2,678,970)   (1,449,213)    (1,675,544)
Acquisitions of equipment and contract
  rights......................................             --            --     (1,200,000)           --     (1,350,000)
ICT acquisition costs.........................             --            --       (645,984)           --             --
Restricted investments........................             --            --       (611,182)           --             --
Other.........................................             --            --        (47,998)           --             --
                                                 ------------   -----------   ------------   -----------   ------------
Net cash used in investing activities.........       (412,438)     (257,888)    (5,184,134)   (1,449,213)    (3,025,544)
FINANCING ACTIVITIES
Net proceeds from issuance of debt and
  warrant.....................................      1,000,000     3,050,000      4,606,163     4,606,109     13,922,625
Payments on debt..............................       (200,000)   (4,050,000)            --            --             --
Payments on capital lease obligations.........       (164,800)     (176,503)      (110,825)     (151,466)       (76,773)
Proceeds from issuance of common stock upon
  exercise of stock options...................          3,465        29,770        141,800        79,712        551,308
Proceeds from issuance of common stock in
  secondary offering, net of fees and
  expenses....................................             --    21,850,516             --            --             --
Purchase of treasury stock....................             --    (2,988,343)            --            --             --
Proceeds from issuance of preferred stock net
  of fees and expenses........................      5,054,787            --             --            --             --
Cash acquired in the Merger...................             --     8,891,389             --            --
Payment of fees and expenses associated
  with Merger.................................             --    (1,135,099)            --            --
Redemption of Merger dissenter shares.........             --      (527,220)            --            --             --
Other.........................................             --            --        (27,214)      (30,043)      (123,446)
                                                 ------------   -----------   ------------   -----------   ------------
Net cash provided by financing activities.....      5,693,452    24,944,510      4,609,924     4,504,312     14,273,714
Effect of exchange rate changes on cash and
  cash equivalents............................        (35,859)      (27,099)        38,356        26,112        (43,985)
                                                 ------------   -----------   ------------   -----------   ------------
Net increase (decrease) in cash and cash
  equivalents.................................     (1,107,845)   17,352,213    (13,176,280)   (5,319,798)      (144,564)
Cash and cash equivalents at beginning of
  period......................................      1,234,855       127,010     17,479,223    17,479,223      4,302,943
                                                 ------------   -----------   ------------   -----------   ------------
Cash and cash equivalents at end of period....   $    127,010   $17,479,223   $  4,302,943   $12,159,425   $  4,158,379
                                                 ============   ===========   ============   ===========   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
Cash paid during the period for:
  Interest on long-term debt, notes payable,
    and capital leases........................   $    417,587   $   354,333   $     24,047   $    35,617   $     31,255
                                                 ============   ===========   ============   ===========   ============

                            See accompanying notes.

                               SOURCE MEDIA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. COMPANY HISTORY AND DESCRIPTION

     Source Media, Inc. (Source or the Company), through its wholly-owned subsidiary IT Network, Inc., is a provider of information and services to consumers through the television and telephone. In September 1996, in Colorado Springs, Colorado, the Company commercially introduced the Interactive Channel, its television programming service which provides a range of on-demand information and services to consumers utilizing cable television and telephone lines. In November 1996, the Company also commercially introduced the Interactive Channel in Denton, Texas. The Interactive Channel offers over 60 interactive programs including on demand local and national news, sports and weather, home shopping with companies such as J.C. Penney, Hallmark Connections and Waldenbooks, interactive Yellow Pages, television and movie guides, travel information and games. Since 1988, the Company has been delivering audiotext information to consumers through the touch-tone telephone. Through its IT Network telephone business, the Company provides consumers with information on demand, such as news, weather and sports, together with topical information for health, legal and other matters of consumer interest.

     IT Network was incorporated on July 19, 1988, as a Colorado corporation and subsequently, on July 23, 1991, reincorporated in Texas. On June 23, 1995, IT Network merged (the Merger) into a wholly-owned subsidiary of HB Communications Acquisition Corp. (HBAC). Pursuant to the Merger agreement, IT Network's outstanding common stock and preferred stock were converted into an aggregate 6,696,992 shares of the Company's common stock. In connection with the Merger, HBAC changed its name to Source Media, Inc. Because the Merger resulted in IT Network's stockholders having a majority ownership in Source, the Merger was accounted for as an issuance of IT Network's shares in exchange for the net assets of Source. In connection with the Merger, Source paid $527,000 to redeem 50,500 HBAC common shares held by dissenting stockholders and repaid $4,100,000 of IT Network debt and related accrued interest. For accounting and financial reporting purposes, the Company has reflected in its consolidated financial statements the assets, liabilities, and equity of IT Network at their historical book values. Accordingly, the results of operations and financial position of the Company, for periods and dates prior to the Merger, are the historical results of operations and financial position of IT Network for such period and dates.

     The Company has authorized for issuance up to 1,000,000 shares of $.001 par value preferred stock and 50,000,000 shares of $.001 par value common stock.

2. SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company; its wholly-owned subsidiary IT Network; and IT Network's majority-owned Canadian subsidiaries, Interactive Channel Technologies Inc., a publicly traded company
(ICT), and 997758 Ontario Inc. (997758). All material intercompany amounts and transactions have been eliminated. Certain amounts from prior years have been reclassified to conform with the current year presentation.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Minority Interests

     Minority interests represent the minority stockholders' proportionate shares of the equity of both ICT and 997758. At December 31, 1995 and 1996, the Company owned approximately 51% of ICT's capital stock, representing approximately 74% voting control. At December 31, 1995 and 1996, the Company owned 100%

                               SOURCE MEDIA, INC.

of the voting Class X shares of 997758, while an individual owned 100% of the Class Y nonvoting shares of 997758, as more fully discussed in Note 6 -- Stock Options, Warrants and Employee Stock Purchase Plan. In January 1997, the Company completed an arrangement whereby it acquired the remaining shares of ICT, as more fully discussed in Note 4 -- Acquisitions.

  Cash and Cash Equivalents

     The Company classifies all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Restricted Investments

     On December 12, 1996, the Company entered into a letter of credit which was collateralized by a deposit of $611,182. This deposit matures on May 6, 1997 in the amount of $624,000 and will be used to pay an overseas supplier for goods expected to be shipped to the Company at that time.

  Monetary Revenue Recognition

     The Company earns monetary revenues through advertising sponsorships of its IT Network telephone business. Monetary revenues are recognized on a straight-line basis over the term of the respective contracts, beginning at the time of the annual distribution of the applicable local Yellow Pages directory, or at the applicable contract start date, if later, and continuing to the end of the term of the respective contracts, which is typically from 3 to 12 months. As the Company typically bills the sponsorship fees before the end of the contracts, unearned income represents cumulative amounts billed under monetary contracts in excess of cumulative revenues earned under the same contracts.

     The Company has entered into agreements with certain Regional Bell Operating Companies or their affiliates or other Yellow Pages publishers (collectively, "Directory Publishers") whereby the Company agreed to share certain revenues and the Directory Publisher agreed to bear certain costs. Under the terms of certain of these agreements, the Company's sales force sells certain advertising sponsorships for the Company's interactive telephone programming. In these cases, the Company recognizes the full amount of revenues received, pursuant to sponsorships sold by the Company's sales personnel, as revenue on a straight-line basis and recognizes the Directory Publisher's costs under such agreements as cost of sales. In other agreements, the Directory Publisher's sales force sells such sponsorships. In these cases, the Company recognizes as revenues only its share of the contract amount as these services are provided.

     Under its agreements with certain Directory Publishers, the Company pays the Directory Publisher fees equal to a percentage of cash collected under monetary contracts with advertisers, as discussed above. Such fees are paid to the Directory Publisher prior to the end of the contracts with the advertisers, while the related expenses are recognized on a straight-line basis over the length of the advertising contracts. Accordingly, deferred expense represents cumulative fees paid to the Directory Publishers, under revenue and cost-sharing agreements, in excess of cumulative expenses recognized under the same contracts.

     To date, the majority of revenues generated by the Interactive Channel have been associated with trials related to Interactive Channel technology. The Company anticipates the majority of future Interactive Channel revenues will be generated by subscribers and advertisers and recognized as revenues on a monthly basis as the services are provided.

  Nonmonetary Revenue Recognition

     In each of its markets, the Company has entered into nonmonetary barter agreements with local television and radio stations. These media sponsors provide the Company with advertising time on their stations and update local news, weather and sports programming on the IT Network telephone service in

                               SOURCE MEDIA, INC.

exchange for promotional messages provided in connection with the IT Network telephone business and print advertisements in the Company's printed Network Guide. Revenues and cost of sales associated with these nonmonetary barter transactions are included in the Company's consolidated statements of operations at the estimated fair value of the on-air advertisements and information content provided to the Company by media sponsors.

     Nonmonetary revenues and cost of sales are recognized on a straightline basis over the terms of the respective contracts. The Company was obligated to provide future services and was entitled to receive future advertising and information content of $9,430,099 and $3,507,507 at December 31, 1995 and 1996, respectively.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization, including the amortization of assets recorded under capital lease obligations (which is included in depreciation expense), are computed by the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over a three-year period. Production and other equipment are depreciated over a five-year period. Furniture and fixtures are depreciated over a seven-year period.

  Intangible Assets

     Goodwill and patents are related to the acquisition of the ICT interest in 1992 and are amortized using the straight-line method over an estimated useful life of five years. Contract rights, which relate to the 1996 IT Network telephone business acquisitions discussed in Note 4 -- Acquisitions, are amortized over the minimum contract period of three years.

     The Company continually reevaluates the propriety of the carrying value of intangible assets, as well as the amortization periods, to determine whether current events and circumstances warrant adjustment to the carrying value or revisions to estimates of useful lives. To measure any potential impairment of goodwill and patents, the Company periodically compares the carrying value of its investment in ICT to its equity ownership percentage of the fair market value of ICT. As a result of this periodic evaluation, effective December 31, 1994, the Company recorded a write-down of its patents and goodwill in the amount of $1,900,000.

  Advertising Costs

     The Company expenses the costs of advertising as incurred. Advertising expense was $1,315,286 for the year ended December 31, 1996. Advertising expenses were not material for the years ended December 31, 1995 and 1994.

  Translation of Foreign Currencies

     The financial positions and results of operations of ICT and 997758 are measured using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year-end. Statement of operations accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in the foreign currency translation account in stockholders' equity.

  Computation of Net Loss Per Common Share

     The computation of net loss per common share in each period is based on the weighted average number of common shares outstanding for each period, after the retroactive adjustment to reflect shares issued to the former IT Network common stockholders as part of the Merger. Convertible securities and stock options are

                               SOURCE MEDIA, INC.

not included in the net loss per common share calculation for each period because they are anti-dilutive. The common stock held by HBAC stockholders and the common stock issued upon the conversion of the preferred stock of IT are included in the computation from the date of the Merger.

  Stock Options

     The Company accounts for employee and director stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting For Stock Issued to Employees (APB 25) and related Interpretations. Under APB 25, no compensation expense is recognized for stock option grants to employees and directors if the exercise price of the Company's stock option grants is at or above the fair market value of the underlying stock on the date of grant.

  Expenses Related to Discontinued Public Offering

     Included in Other (Income) Expense for the year ended December 31, 1994 are expenses of $1,479,000 associated with a discontinued public offering.

  Unaudited Interim Information

     The interim consolidated financial information as of September 30, 1997 and for the periods ended September 30, 1996 and 1997, is unaudited. However, in the opinion of management, these interim consolidated financial statements include all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations and cash flows for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997.

3. COMMITMENTS AND CONTINGENCIES

     On January 17, 1997, William T. Little, a stockholder and former director of the Company, and a trust of which Mr. Little is the trustee, commenced a legal proceeding in the United States District Court, Western District of Michigan, against the Company, IT Network and certain of its executive officers and directors, alleging that he and various convertible noteholders converted their notes into common stock of the Company based upon misrepresentations by the Company and those officers and directors. The plaintiff claims that he suffered damages in excess of $26 million because an alleged promise was made that IT Network would engage in a public offering of its stock for approximately $56 per share, which did not occur. The plaintiff further claims that the Company also offered to issue to him, during the time he was serving as a director of the Company, an unspecified number of shares of the common stock of the Company in consideration for his release of any claims related to such alleged misrepresentations and that the Company agreed to pay him and other noteholders an unspecified amount in equivalent interest relating to the conversion of notes. Although the ultimate outcome of this action cannot be determined at this time, the Company disputes all of the plaintiff's claims as meritless and intends to vigorously assert its position in this litigation. In addition, management believes the ultimate outcome of this action will not have a material impact on the consolidated financial condition or results of operations of the Company. The Company and each of the defendants have filed answers denying the plaintiff's allegations as well as including counterclaims against Mr. Little for breach of fiduciary duty during his tenure as a director of the Company and seeking exemplary and punitive damages. On September 9, 1997, the parties entered into a settlement agreement and release under which the Company will provide registered stock of the Company to the plaintiff. The expense of the settlement, which will be recorded in the third quarter of 1997, will not have a material impact on the result of operations of the Company.

     On December 15, 1993, Marvin Lerch, the former Chief Executive Officer and a former shareholder of ICT and certain of his relatives, who are also former ICT shareholders, commenced a legal proceeding in

                               SOURCE MEDIA, INC.

Ontario, Canada in the Ontario Court (General Division) against the Company and certain executive officers of the Company and a director of ICT on the grounds that the defendants took actions intended to depress the value of ICT to allow the Company to acquire shares of ICT at a favorable price. The plaintiffs seek, among other things, orders that certain actions by ICT's board were invalid; a declaration that ICT's board was incapable of managing its affairs due to conflicts of interest; an injunction against the Company from voting its ICT shares for three years, purchase by the defendants of the plaintiffs' ICT shares for Cdn$20 per share or exchange of the plaintiffs' ICT shares for common shares of the Company of equal value; and damages in the amount of Cdn$8 million to compensate the plaintiffs for the reduced value of their ICT shares and damages in the amount of Cdn$6 million to compensate Mr. Lerch for the loss of certain ICT stock options. ICT disputes all of the claims, and no trial date has as yet been set. On October 21, 1996, the plaintiffs advised that they intended to move to amend their statement of claim for punitive damages in the amounts of Cdn$1 million against the Company and an aggregate of Cdn$2 million against certain officers of the Company. A date has not been set for the plaintiffs' motion to amend the statement of claim. Although the ultimate outcome of this action cannot be determined at this time, management believes the claims are without merit and intends to vigorously defend its positions. In addition, management believes the ultimate outcome of these actions will not have a material impact on the consolidated financial condition or results of operations of the Company.

     The Company is party to ordinary routine litigation and other claims incidental to its business, none of which is expected to have a material adverse effect on the Company's results of operations or financial position. The costs of defending litigation and other claims are expensed as incurred.

4. ACQUISITIONS

     In October 1996, the Company acquired certain audiotext servicing assets from The Reuben H. Donnelly Corporation ("Donnelly") for an aggregate purchase price of $750,000, of which $600,000 was paid in October 1996 and $150,000 is due in June 1997. In connection therewith, the Company executed a services agreement with a three year minimum term under which Donnelly is obligated to pay the Company a minimum of $3.2 million over the term of the agreement and the Company is assuming Donnelly's operating responsibilities for its audiotext business. The Donnelly asset acquisition has been accounted for as the purchase of equipment and contract rights and the purchase price allocated to the assets acquired based on the estimated fair values at the date of acquisition.

     In December 1996, the Company acquired certain audiotext servicing assets from GTE Directories Corporation ("GTE") for an aggregate purchase price of $1,800,000, of which $600,000 was paid in December 1996 and $600,000 is due in both June and August 1997. In connection therewith, the Company executed both sales agency and services agreements with a three year minimum term under which the parties have agreed to share revenues and the Company is assuming GTE's operating responsibilities for its audiotext business. Of the shared revenues which the Company expects to generate pursuant to the sales agency agreement, the Company has guaranteed GTE a minimum of approximately $3.7 million over the term of the agreement. If the Company pays the minimum required amount to GTE in each of the years under the sales agency agreement, then pursuant to the services agreement, GTE has agreed to pay the Company a minimum of approximately $2.8 million for services rendered over the term of the agreement. The GTE asset acquisition has also been accounted for as the purchase of equipment and contract rights and the purchase price allocated to the assets acquired based on the estimated fair values at the date of acquisition.

     In January 1997, the Company acquired all of the outstanding shares of ICT held by minority interest shareholders in exchange for 1,390,000 shares of the Company's common stock, making ICT a wholly-owned subsidiary of the Company. The Company also issued options to purchase 177,000 shares of the Company's common stock at exercise prices ranging from $1.43 to $4.96 per share to certain employees and directors of ICT in exchange for their outstanding options to purchase ICT common shares, and incurred cash expenses

                               SOURCE MEDIA, INC.

related to the acquisition of approximately $675,000. The aggregate purchase price for the acquisition of the ICT minority interest was approximately $11.2 million, and the acquisition will be accounted for by the purchase method of accounting. The purchase price will be allocated primarily to patents, which will be amortized over a five year period.

5. LONG-TERM DEBT

     On April 3, 1996, the Company issued a senior note (the First Tranche Note) in the principal amount of $5.0 million and a warrant (the First Tranche Warrant) which entitled the holder thereof to purchase 500,000 shares of the Company's common stock at a purchase price of $10.21 per share. On September 30, 1996 and March 31, 1997, the Company issued additional senior notes in the amount of $326,806 and $350,090, respectively, for the payment of interest on the First Tranche Note. The First Tranche Note and the additional senior notes (collectively, the "Aggregate First Tranche Notes") were due on March 31, 2001 and bore interest at the rate of 13% per annum through March 31, 1998 and 12% thereafter. The estimated fair market value of the First Tranche Warrant was credited to capital in excess of par value and the First Tranche Note was recorded at a corresponding discount. The discount on the First Tranche Note was being amortized to interest expense using the effective interest rate method over the stated term of the First Tranche Note, resulting in an effective interest rate of 16.2%. As of December 31, 1996, the carrying value of the Aggregate First Tranche Notes, which had no public market, approximated their fair market value, which was estimated using a discounted cash flow analysis.

     On April 9, 1997, the Company received cash proceeds of $15.0 million upon the issuance of additional senior notes (the Second Tranche Notes) in the principal amount of $15.0 million and warrants (the Second Tranche Warrants) entitling the holders thereof to purchase in the aggregate 2,000,000 shares of the Company's common stock at a purchase price of $6.00 per share at any time until their expiration on March 31, 2004. Additionally, in connection with the issuance of the Second Tranche Notes and the Second Tranche Warrants, the Aggregate First Tranche Notes and the First Tranche Warrant were amended and restated to terms identical to those of the Second Tranche Notes and the Second Tranche Warrants, respectively. The amended Aggregate First Tranche Notes and the Second Tranche Notes are due on March 31, 2002 and bear interest at the rate of either: (i) 12% per annum through March 31, 1999 if paid in cash, or (ii) 13% per annum through March 31, 1999 if paid through the issuance of additional notes, and 12% thereafter. At the option of the Company, interest payments may be made through the issuance of additional senior notes; however, to the extent interest payments are made through the issuance of additional senior notes, additional warrants to purchase .125 shares of the Company's common stock at a purchase price of $6.00 per share must also be issued to the holders of the Aggregate First and Second Tranche Notes for each dollar of principal amount of such senior notes. On March 31, 2001, the Company must make a prepayment of the notes equal to 33.33% of the then outstanding principal (together with interest accrued to date on such principal amount). The notes are secured by a lien on all of the Company's assets. Except for the required prepayment described above, the note agreement provides for a prepayment penalty and customary covenants and events of default.

     The amendment of the Aggregate First Tranche Notes and First Tranche Warrant will be accounted for as the extinguishment and replacement of the existing senior notes and the cancellation of the existing warrants and issuance of new warrants due to the significance of the modification to the terms of the senior notes and warrant.

     Following the issuance of the Second Tranche Notes, the Company believes its current resources will be sufficient to meet the Company's anticipated cash needs for working capital and capital expenditures through the end of 1997. However, if cash generated by operations is insufficient to satisfy the Company's liquidity requirements, the Company may attempt to sell additional equity securities or incur additional indebtedness.

                               SOURCE MEDIA, INC.

6. STOCK OPTIONS, WARRANTS AND EMPLOYEE STOCK PURCHASE PLAN

  Stock Options

     During 1995, the Company adopted the 1995 Performance Equity Plan (the Equity Plan). The Equity Plan provides for the grant of options to purchase shares of the Company's common stock to employees, officers, directors, and consultants of the Company and its subsidiaries, including IT Network. Options granted pursuant to the Equity Plan have a term of ten years from the date of grant and vest over a five year period. The Equity Plan authorizes the granting of awards (stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and/or other stock-based awards, as defined), the exercise of which would allow up to an aggregate of 900,000 shares of the Company's common stock to be acquired. As of December 31, 1996, there were options outstanding under the Equity Plan to purchase 900,000 shares of Common Stock at an average exercise price of $9.42 per share.

     During 1989, the Company established a qualified incentive employee stock option plan. Options granted in 1989 and 1990 have a term of ten years from the date of grant and vest over a three year period. During 1991 and 1993, the Company established additional qualified incentive employee stock option plans whereby granted options have a term of ten years from the date of grant and vest over a five year period. The Company does not intend to grant any additional options under these plans and, accordingly, all remaining options available for grant under such plans are assumed to be canceled.

     Stock option activity under the employee stock option plans during the years ended December 31, 1994, 1995, and 1996 was as follows:

                                   OPTIONS     SHARES                                       WEIGHTED
                                  AVAILABLE     UNDER      AGGREGATE      OPTION OR         AVERAGE
 EMPLOYEE STOCK OPTION ACTIVITY   FOR GRANT    OPTION        PRICE      EXERCISE PRICE   EXERCISE PRICE
 ------------------------------   ---------   ---------   -----------   --------------   --------------
Balance at December 31, 1993....   227,134      247,837   $ 3,205,147    $ 0.74-26.79        $12.93
  Options authorized............        --           --            --
  Options granted...............   (70,816)      70,816     1,897,200           26.79         26.79
  Options exercised.............        --       (4,583)       (3,465)     0.74-26.79          0.76
  Options canceled..............    45,324      (45,324)     (679,675)          26.79         15.00
                                  --------    ---------   -----------
Balance at December 31, 1994....   201,642      268,746     4,419,207      0.74-26.79         16.44
  Options authorized............   500,000           --            --
  Options repriced..............        --           --    (2,449,709)
  Options granted...............  (220,586)     220,586     2,247,607      9.77-11.50         10.19
  Options exercised.............        --      (84,688)     (261,353)      0.74-3.72          3.09
  Options canceled..............    56,035      (56,035)     (684,034)     9.77-26.79         12.21
  Options assumed canceled......  (178,092)          --            --
                                  --------    ---------   -----------
Balance at December 31,1995.....   358,999      348,609     3,271,718      0.74-11.50          9.39
  Options authorized............   400,000           --            --
  Options granted...............  (775,224)     775,224     7,181,190      8.25-10.50          9.26
  Options exercised.............        --      (23,485)     (141,796)      0.74-9.77          6.04
  Options canceled -- 1995
     Plan.......................    16,225      (16,225)     (169,731)     8.25-11.12         10.46
  Options canceled -- Other
     plans......................        --      (22,379)     (217,980)      3.72-9.77          9.74
                                  --------    ---------   -----------
Balance at December 31, 1996....         0    1,061,744   $ 9,923,401    $0.74-$11.50        $ 9.35
                                  ========    =========   ===========

     In March 1995 the Board of Directors approved a reduction in the exercise price of certain of the Company's outstanding employee stock options. In total, 145,783 options with exercise prices of $14.88 and $26.79 per share were revised to an exercise price of $9.77 per share, which represented fair market value.

                               SOURCE MEDIA, INC.

     Certain additional information as of December 31, 1996, is being presented based on a range of exercise prices as follows:

                                                              $0.74-$3.72    $8.25-$11.50
                                                              -----------    ------------
Number of shares outstanding................................      17,016      1,044,728
Weighted average exercise price of shares outstanding.......   $    1.64      $    9.47
Weighted average remaining contractual life.................   3.3 years      8.9 years
Number of shares exercisable................................      17,016        196,398
Weighted average exercise price of shares exercisable.......   $    1.64      $   10.19

     During 1995, the Company adopted the 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the Directors' Plan). The Directors' Plan provides for the automatic annual grant to each non-employee director of the Company an option to purchase 3,000 shares of Common Stock. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable at any time from the date of grant until the fifth anniversary thereof. The Directors' Plan provides for the grant of options to purchase up to 90,000 shares of Common Stock. During 1995, options to purchase a total of 12,000 shares at a price of $10.89 per share were granted from the Directors' Plan. During 1996, options to purchase a total of 18,000 shares at a price of $10.43 per share were issued from the Directors' Plan. As of December 31, 1996, there were options outstanding under the Directors' Plan to purchase 30,000 shares of Common Stock at an average exercise price of $10.61 per share.

     The Company has adopted the pro forma disclosure provisions of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). As required by FAS 123, pro forma information regarding net loss and loss per share has been determined as if the Company had accounted for employee stock options granted subsequent to December 31, 1994 under the fair value method provided for under FAS 123. The fair value for the stock options granted to officers and key employees of the Company after January 1, 1995 was estimated at the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                1995         1996
                                                              ---------    ---------
Risk-free interest rate.....................................      6.55%        6.39%
Expected dividend yield.....................................      0.00%        0.00%
Expected volatility.........................................        30%          30%
Expected lives..............................................  4.0 years    4.0 years

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     The weighted-average fair value of stock options granted during the years ended December 31, 1995 and 1996 was $2.85 and $2.34, respectively. For purposes of the pro forma disclosures, the estimated fair value of

                               SOURCE MEDIA, INC.

stock options granted during 1995 and 1996 has been amortized to expense over the vesting period. The Company's pro forma information is as follows (in thousands, except for loss per common share information):

                                                                            1995       1996
                                                                           -------    -------
Net loss attributable to common stockholders................  As reported  $10,602    $13,855
                                                              Pro forma    $10,912    $14,411
Net loss per common share...................................  As reported  $  1.65    $  1.39
                                                              Pro forma    $  1.70    $  1.45

     Because FAS 123 is applicable only to options and stock-based awards granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1999.

  Warrants

     The Company has issued warrants for the purchase of shares of its common stock from time to time in connection with various financing transactions and for advisory and consulting services provided to the Company. As of December 31, 1996, warrants for the purchase of common stock of the Company were outstanding as follows:

SHARES ISSUABLE
 UPON EXERCISE    EXERCISE PRICE   EXPIRATION DATE
---------------   --------------   ---------------
   1,903,302      $10.60 -- 11.00  June 1998
   1,034,687                7.44   May 2000
     500,000(1)            10.21   March 2001
     476,500(2)            11.00   June 2000
     252,676               10.50   December 1998
      83,085               10.79   February 2001
      10,079               18.60   February 1998
   ---------
   4,260,329(3)
   =========

---------------

(1) First Tranche Warrants. See Note 5 -- Long-Term Debt.

(2) 451,500 of which are redeemable by the Company at a purchase price of $0.01 per warrant upon 20 days notice at any time in the event the sales price of the Company's common stock is at least $20.00 per share for 20 consecutive trading days.

(3) The majority of the warrants provide for registration rights.

     During the year ended December 31, 1995, the Company incurred charges related to financing incentives of $1,581,250 as a result of the issuance of certain of the above warrants in connection with interim financings. During the year ended December 31, 1994, the Company recorded approximately $456,000 in selling, general and administrative expenses upon the issuance of warrants for certain advisory and consulting services provided to the Company.

  997758 Class Y Stock Put Rights

     On September 24, 1992, the Company's subsidiary, 997758, entered into an agreement with an individual to issue shares of 997758's nonvoting Class Y shares in exchange for Class A Subordinate Voting Shares and Class B Multiple Voting Shares of ICT owned by such individual. The individual has the right at any time through February 14, 2000, to exchange any or all of the Class Y shares of 997758 for up to an aggregate of 206,376 shares of the Company's common stock. Each exercise of the exchange rights shall include at least Cdn $150,000 in value of Class Y shares of 997758 being exchanged for the Company's common stock.

                               SOURCE MEDIA, INC.

  Shares Reserved for Future Issuance

     As of December 31, 1996, 5,618,449 common shares were reserved for future issuance, as follows:

                                                                 NUMBER OF
                          SECURITY                            RESERVED SHARES
                          --------                            ---------------
Stock Warrants..............................................     4,260,329
Employee and director stock options.........................     1,151,744
997758 Class Y Stock put rights.............................       206,376
                                                                 ---------
                                                                 5,618,449
                                                                 =========

  Employee Stock Purchase Plan

     During July 1996, the Board of Directors of the Company adopted the Employee Stock Purchase Plan (the Plan), subject to approval by the Company's stockholders at the 1997 annual meeting. Under the Plan, eligible employees may purchase shares of the Company's common stock at a discount through voluntary monthly payroll deductions, beginning in September 1996. In connection with the Plan, the Company has set aside 100,000 shares of common stock held in treasury.

  Anti-Dilution Provisions

     Certain of the stock warrants contain anti-dilution provisions whereby the exercise price and the number of shares exercisable pursuant to the warrants may be adjusted from time to time upon the occurrence of certain events. In connection with such provisions, warrants to purchase 1,034,687 shares of the Company's common stock at a purchase price of $7.44 per share were adjusted to provide for the purchase of the same number of shares at a purchase price of $6.00 per share, and warrants to purchase 28,302 shares of the Company's common stock at a purchase price of $10.60 per share were adjusted to provide for the purchase of 68,498 shares at a purchase price of $4.38 per share upon the issuance of common stock in connection with the ICT acquisition discussed in
Note 4 -- Acquisitions and the amendment to the First Tranche Warrant and issuance of the Second Tranche Warrants discussed in Note 5 -- Long-Term Debt.

7. NOTES RECEIVABLE FROM STOCKHOLDERS

     On May 20, 1993, the Company loaned $750,000 to the individual holding Class Y shares of 997758, which note is secured by the individual's holdings in 997758 and bears interest at a rate per annum of 2%, payable quarterly. The unpaid principal and interest become due on May 20, 2000. The Company recorded a discount of $292,000 to reflect the difference between the actual interest rate and a reasonable market rate (10%) and increased goodwill accordingly. The note and accrued interest, net of the unamortized discount of $178,866 and $137,152 as of December 31, 1995 and 1996, respectively, are reflected as a reduction of minority interests in the accompanying consolidated balance sheet.

     On June 30, 1993, the Company loaned $50,000 to an officer, director, and stockholder. This loan bears interest at the rate of 10% per annum, with the principal amount and accrued interest due and payable on May 31, 1997. Payment of the note is secured by a pledge of 6,719 shares of common stock. Amounts outstanding, including accrued interest, are included in stockholders' equity (capital deficiency) in the accompanying consolidated balance sheets.

     In May 1995, the Company loaned $225,000 to an officer and stockholder. Such loan bore interest at the rate of 10% per annum, with principal and accrued interest due May 31, 1997. In February 1996, the officer and stockholder repaid the note and all accrued interest through a surrender of common stock with a fair market value equal to the outstanding note and accrued interest as of the date of repayment.

                               SOURCE MEDIA, INC.

8. LEASES

     The Company leases office space and various office equipment under operating leases. Rent expense was $522,093, $508,349, and $485,221 for the years ended December 31, 1994, 1995, and 1996, respectively. The Company has non-cancelable operating lease commitments of $610,809 and $235,699 in the years ending December 31, 1997 and 1998, respectively.

     The Company leases certain production equipment under capital leases having effective interest rates ranging from 3.7% to 21%, with lease terms that expire through 1998. Assets recorded under capital leases, which are included in property and equipment, were $454,198 and $502,071 at December 31, 1995 and 1996, respectively. Accumulated amortization related to these assets was $197,561 and $297,404 at December 31, 1995 and 1996, respectively.

9. INCOME TAXES

     For the years ended December 31, 1994, 1995 and 1996, the Company had no provision or benefit for income taxes because the deferred benefit from the operating losses was offset by an increase in the valuation allowance of $2.9 million, $3.2 million and $5.6 million, respectively. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                              1995            1996
                                                          ------------    ------------
Deferred tax liabilities:
Tax over book depreciation..............................  $    (92,502)   $   (220,134)
Other...................................................      (302,394)       (204,589)
                                                          ------------    ------------
Total deferred tax liabilities..........................      (394,896)       (424,723)
Deferred tax assets:
  Net operating loss carryforwards......................    12,386,189      18,191,157
  Investment tax credits................................     3,431,000       3,304,758
  Unearned income.......................................     1,555,418       1,471,210
  Accrued compensation..................................       342,160         432,362
  Accrued expenses......................................        53,754          56,540
  Other.................................................        37,729          26,886
                                                          ------------    ------------
Total deferred tax assets...............................    17,806,250      23,482,913
Valuation allowance for deferred tax assets.............   (17,411,354)    (23,058,190)
                                                          ------------    ------------
  Net of valuation allowance............................       394,896         424,723
                                                          ------------    ------------
Net deferred tax asset..................................  $         --    $         --
                                                          ============    ============

     At December 31, 1996, the Company had net operating loss carryforwards of approximately $42.2 million for United States income tax purposes, that expire in 2003 through 2011, which may be used to reduce future United States taxable income. The Tax Reform Act of 1986 imposes limitations on the use of net operating loss carryforwards if certain stock ownership changes occur. As a result of the Merger, an ownership change occurred that will cause the Company's utilization of pre-Merger net operating losses to be limited to approximately $3.5 million in a given year.

     At December 31, 1996, ICT had net operating loss carryforwards for Canadian income tax purposes of approximately Cdn $9.3 million, expiring in 1997 through 2003, which may be used to reduce future Canadian taxable income of ICT. ICT also has available at December 31, 1996 investment tax credits totaling Cdn $4.5 million, expiring in 1997 through 2003.

                               SOURCE MEDIA, INC.

     At December 31, 1996, ICT had net operating loss carryforwards for Ontario Provincial income tax purposes of approximately Cdn $9.8 million, expiring in 1998 through 2003, which may be used to reduce future Ontario taxable income of ICT.

10. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

     The Company performs ongoing credit evaluations of its customers and does not require collateral. Overall, concentrations of credit risk with respect to receivables, except for the customers discussed below, are limited because of the large number of customers in the Company's customer base, the relatively small dollar amount of individual customer balances and their dispersion across many different industries and geographic areas. The Company maintains an allowance for doubtful accounts, which was $110,199 and $62,504 as of December 31, 1995 and 1996, respectively, to reserve for potential credit losses, which have historically been within management's expectations.

     During the years ended December 31, 1995 and 1996, the Company generated approximately $1,898,000 and $1,466,000 in monetary revenues, or 20% and 17%, respectively, of total monetary revenues for 1995 and 1996, and approximately $5,975,000 and $3,179,000 in nonmonetary revenues, or 37% and 32%, respectively, of total nonmonetary revenues for 1995 and 1996, through contracts with advertisers and media sponsors related to sponsorships of the Company's printed menu of audiotext topics distributed in the yellow pages of Ameritech Advertising Services (Ameritech). Subsequent to year end, Ameritech and the Company agreed to enter into a definitive agreement pursuant to which the Company will be the exclusive audiotext sales and service provider in up to 38 Ameritech Yellow Pages directories for a three year period commencing in January 1998.

     During 1995 and 1996, the Company also generated approximately $1,084,000 and $213,000 in monetary revenues, or 12% and 2%, respectively, of total monetary revenues for 1995 and 1996, through sales of services called Consumer Tips to Ameritech.

     As of December 31, 1995 and 1996, balances due from Ameritech represented 24% and 30% of the Company's accounts receivable, respectively. Additionally, as of December 31, 1996, The Reuben H. Donnelly Corporation accounted for 38% of accounts receivable pursuant to its service agreement with the Company, effective in October 1996. All such receivables have since been collected. No other customer represented more than 10% of the Company's accounts receivable or accounted for greater than 10% of monetary revenues as of December 31, 1996, or for either of the two years then ended.

11. SEGMENT REPORTING

     For financial reporting purposes, the Company operates in two business segments:

          On-demand telephone services -- The Company's IT Network telephone business provides advertiser-sponsored interactive programming via the telephone in markets throughout the United States.

          On-demand television services -- The Company's on-demand television product, the Interactive Channel, is designed to provide a broad range of interactive programming via the television.

     Corporate assets consist primarily of cash and cash equivalents and deferred debt issuance costs.

                               SOURCE MEDIA, INC.

     The following are operating results and certain other information by business segment:

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1994       1995        1996
                                                      --------    -------    --------
                                                              (IN THOUSANDS)
Net revenues:
  On-demand telephone...............................  $ 30,093    $25,283    $ 17,487
  On-demand television..............................       850          3       1,032
                                                      --------    -------    --------
                                                      $ 30,943    $25,286    $ 18,519
                                                      ========    =======    ========
Operating loss:
  On-demand telephone...............................  $ (2,633)   $  (756)   $   (301)
  On-demand television..............................    (6,659)    (5,819)    (10,311)
  Corporate expenses................................    (2,039)    (1,753)     (3,407)
                                                      --------    -------    --------
                                                      $(11,331)   $(8,328)   $(14,019)
                                                      ========    =======    ========
Identifiable assets:
  On-demand telephone...............................  $  4,363    $ 4,120    $  6,482
  On-demand television..............................     3,729      2,596       4,166
  Corporate assets..................................       127     17,479       5,249
                                                      --------    -------    --------
                                                      $  8,219    $24,195    $ 15,897
                                                      ========    =======    ========
Depreciation and amortization:
  On-demand telephone...............................  $    470    $   458    $    361
  On-demand television..............................     1,946      1,374       1,577
                                                      --------    -------    --------
                                                      $  2,416    $ 1,833    $  1,938
                                                      ========    =======    ========
Capital expenditures:
  On-demand telephone...............................  $    195    $    17    $    591
  On-demand television..............................       217        241       2,088
                                                      --------    -------    --------
                                                      $    412    $   258    $  2,679
                                                      ========    =======    ========

                               SOURCE MEDIA, INC.

     Foreign net revenues, operating loss, and identifiable assets of all consolidated foreign subsidiaries located outside the United States and its territories, and possessions as of and for the years ended December 31, 1994, 1995, and 1996, are as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1994       1995        1996
                                                      --------    -------    --------
                                                              (IN THOUSANDS)
Net revenues:
  United States.....................................  $ 30,098    $25,286    $ 17,806
  Canada............................................       845         --         713
  Transfers between geographic areas................       665      2,423       3,945
  Adjustments and eliminations......................      (665)    (2,423)     (3,945)
                                                      --------    -------    --------
                                                      $ 30,943    $25,286    $ 18,519
                                                      ========    =======    ========
Operating income (loss):
  United States.....................................  $ (6,955)   $(7,069)   $(12,659)
  Canada............................................    (2,940)      (508)        128
  Adjustments and eliminations......................    (1,436)      (751)     (1,488)
                                                      --------    -------    --------
                                                      $(11,331)   $(8,328)   $(14,019)
                                                      ========    =======    ========
Identifiable assets:
  United States.....................................  $  5,150    $21,402    $ 15,029
  Canada............................................     3,069      2,793         868
                                                      --------    -------    --------
                                                      $  8,219    $24,195    $ 15,897
                                                      ========    =======    ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Brite Voice Systems, Inc.:

     We have audited the accompanying statements of assets, liabilities and divisional equity of the Electronic Publishing Division of Brite Voice Systems, Inc. (the Division -- Note 2), as of December 31, 1996 and 1995, and the related statements of revenues and expenses, changes in divisional equity, and cash flows for the years then ended. These statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the statements referred to above present fairly, in all material respects, the assets and liabilities of the Electronic Publishing Division of Brite Voice Systems, Inc., as of December 31, 1996 and 1995, and its revenues and expenses, changes in divisional equity and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            /s/ Arthur Andersen LLP

Kansas City, Missouri,
September 10, 1997

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

            STATEMENTS OF ASSETS, LIABILITIES AND DIVISIONAL EQUITY
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996           1995
                                                              -----------    ----------
CURRENT ASSETS:
  Accounts receivable, less allowance for doubtful accounts
     of $214,671 and $164,263 for 1996 and 1995.............  $ 3,085,364    $2,522,993
  Prepaid expenses and other................................           --         3,700
                                                              -----------    ----------
          Total current assets..............................    3,085,364     2,526,693
PROPERTY AND EQUIPMENT:
  Furniture and equipment...................................    1,427,482     1,338,202
  Less-Accumulated depreciation.............................   (1,053,584)     (768,316)
                                                              -----------    ----------
          Total property and equipment......................      373,898       569,886
GOODWILL....................................................      338,291            --
                                                              -----------    ----------
          Total assets......................................  $ 3,797,553    $3,096,579
                                                              ===========    ==========

                           LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $   317,502    $   77,497
  Accrued salaries and wages................................       89,959        72,186
  Deferred revenue..........................................       12,001        46,360
  Customer deposits.........................................       24,830        26,150
                                                              -----------    ----------
          Total current liabilities.........................      444,292       222,193
                                                              -----------    ----------
COMMITMENTS AND CONTINGENCIES
DIVISIONAL EQUITY...........................................    3,353,261     2,874,386
                                                              -----------    ----------
          Total liabilities and divisional equity...........  $ 3,797,553    $3,096,579
                                                              ===========    ==========

   The accompanying notes are an integral part of these financial statements.

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                      STATEMENTS OF REVENUES AND EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              ----------    ----------
NET REVENUES................................................  $9,412,006    $7,273,221
COSTS AND EXPENSES:
  Costs of sales/services...................................   4,685,011     3,148,626
  Sales and marketing.......................................     250,638       396,635
  General and administrative................................     163,750       141,385
  Allocation of general overhead............................   1,377,614     1,084,161
                                                              ----------    ----------
                                                               6,477,013     4,770,807
                                                              ----------    ----------
REVENUES IN EXCESS OF EXPENSES..............................  $2,934,993    $2,502,414
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996           1995
                                                              -----------    -----------
BALANCE, beginning of year..................................  $ 2,874,386    $ 2,487,948
  Revenues in excess of expenses............................    2,934,993      2,502,414
  Cash transfers to parent, net.............................   (2,456,118)    (2,115,976)
                                                              -----------    -----------
BALANCE, end of year........................................  $ 3,353,261    $ 2,874,386
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Revenues in excess of expenses............................  $2,934,993    $2,502,414
  Items not requiring cash --
     Depreciation and amortization..........................     306,794       295,629
     Loss on disposal of fixed assets.......................           4           491
  Changes in --
     Accounts receivable....................................    (562,371)     (492,831)
     Accounts payable and accrued expenses..................     257,778        47,376
     Other current assets and liabilities...................     (31,979)      (40,540)
                                                              ----------    ----------
          Net cash provided by operating activities.........   2,905,219     2,312,539
                                                              ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................    (110,810)     (196,563)
  Increase in other assets..................................    (338,291)           --
                                                              ----------    ----------
          Net cash used in investing activities.............    (449,101)     (196,563)
                                                              ----------    ----------
NET CASH TRANSFERS TO PARENT................................  $2,456,118    $2,115,976
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1. SALE OF THE BUSINESS:

     Brite Voice Systems, Inc., has entered into an agreement in principle to sell the net assets of its Electronic Publishing Division to Source Media, Inc.
(SMI), for approximately $35,000,000, subject to post-closing adjustments, as agreed. Closing of the transaction is contingent on many factors including, among other things, the success of SMI obtaining funds to close the transaction and any waiting periods imposed by the Hart Scott Rodino Antitrust Improvements Act of 1976.

2. ORGANIZATION:

  Basis of Presentation

     The accompanying financial statements include the accounts of certain products sold and delivered by the Electronic Publishing Division (the Division) of Brite Voice Systems, Inc. (the Parent), the Parent company of the Division. These financial statements reflect the assets, liabilities, revenues and expenses related to: (i) the management of audiotex systems installed on the premises of newspaper and yellow pages publishers, including daily programming changes and the production of monthly reports reflecting system usage, messages played and advertisements heard; (ii) the creation and transmission by satellite of a wide variety of general information suitable for dissemination in any location for access by telephone callers through audiotex systems owned or operated by newspaper and yellow pages publishers, broadcasters and network operators; (iii) the creation and provision to yellow pages publishers over the Internet of a variety of information; (iv) the sale of advertising sponsorships to various categories of audiotex information made available through yellow pages publishers' audiotex systems, including creation of printed material designed for inclusion in the publishers' directories, and (v) advertiser management services provided on behalf of yellow pages publishers whereby advertising entities are contacted from an outbound call center for periodic updating of their audiotex sponsorships and advertisements.

     These financial statements reflect the revenues and expenses of the Division, including direct and indirect expenses of the Division that are paid by the Parent and charged directly to the Division. Allocation of the general overhead from the Parent includes charges for marketing, general corporate management, accounting and payroll services, legal services and certain communication functions. In addition, the taxable income of the Division is included in the consolidated tax return of the Parent. No income tax expense or related current or deferred tax assets or liabilities have been allocated to the Division by the Parent as the Division is not an income tax reporting entity nor does it have a tax sharing agreement with the Parent.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to ten years.

  Goodwill

     Goodwill of $338,291 at December 31, 1996 (none at December 31, 1995), represents the cost in excess of net tangible assets acquired in a business combination accounted for as a purchase, and is being amortized over five years. (See Note 4.)

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Divisional Equity

     The Parent utilizes a centralized cash management system for certain of its operations, including the Division. Cash distributed to or advanced from the Parent has been reflected as a decrease or increase in divisional equity in the accompanying statements.

  Revenue Recognition

     Revenues are generally recognized when the services are provided. Billings in advance of the service being provided are recorded as deferred revenues in the accompanying financial statements.

  Credit Risk

     The Division extends unsecured credit to customers throughout the United States and Canada and in certain foreign countries.

4. ACQUISITIONS:

     On December 13, 1996, the Parent issued 15,000 shares of its common stock and paid $195,000 in cash for certain assets of Harrison & Associates, L.L.C. The terms of the Asset Purchase Agreement provide for additional consideration of up to 55,000 shares of the Parent's common stock provided certain operating results are achieved. The contingent consideration has not been recorded as of December 31, 1996, as there is no assurance that the operating results will be achieved.

     Had the acquisition occurred on January 1 of 1996 and 1995, revenues and division net income would not differ materially from the amounts included in the accompanying statements of revenue and expenses.

     In the event that the transaction contemplated with SMI is consummated, the Parent will be required to issue the remainder of the shares reserved for issuance under the Asset Purchase Agreement.

5. EMPLOYEE BENEFITS:

     The Parent sponsors various benefit programs which cover substantially all of its employees, including those of the Division. Benefits under these programs include medical, dental, vision and pharmaceutical coverage, life and accidental death and dismemberment insurance, vacation and sick pay programs, and a 401(k) plan, under which the Parent contributes a percentage of employee contributions at rates determined by the Board of Directors of the Parent.

     Expenses related to these programs are allocated to all of the Parent's operations, including the Division, based on a percentage of base salary. The Division recorded expenses of $422,803 and $331,283 for the years ended December 31, 1996 and 1995, respectively, relating to these programs.

     Management of the Parent believes that the expenses charged to the Division are not materially different from the costs that would have been incurred had the Division borne such expenses on a direct basis.

6. COMMITMENTS AND CONTINGENCIES:

     The Parent leases office space under noncancellable agreements expiring at various times in future years. The Division is not a party to any of these agreements, but is allocated expenses based on the costs incurred by the Parent for rent, utilities, maintenance, property taxes and insurance. The Division was allocated $350,238 and $267,996 for the years ended December 31, 1996 and 1995, respectively. The facilities allocation is based on the number of employees employed by the Division, and the management of the Parent believes that the

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

expenses charged to the Division are not materially different from the costs that would have been incurred had the Division borne such expenses on a direct basis.

     The Division is subject to claims and litigation from time to time arising in the normal operation of its business. Management believes that the ultimate resolution of any pending claim will not be material to the results of operations or the financial position of the Division.

7. SIGNIFICANT CUSTOMERS:

     For the years ended December 31, 1996 and 1995, one customer and its affiliates accounted for revenues of $2,624,161 and $1,528,775, respectively.

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

            STATEMENTS OF ASSETS, LIABILITIES AND DIVISIONAL EQUITY
                                  (UNAUDITED)

                                     ASSETS

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  1997             1996
                                                              -------------    ------------
CURRENT ASSETS:
  Accounts receivable, less allowance for doubtful accounts
     of $271,289 and $214,671 for 1997 and 1996,
     respectively...........................................   $ 3,225,572     $ 3,085,364
  Prepaid expenses and other................................         9,800              --
                                                               -----------     -----------
          Total current assets..............................     3,235,372       3,085,364
PROPERTY AND EQUIPMENT:
  Furniture and equipment...................................     1,410,817       1,427,482
  Less- Accumulated depreciation............................    (1,169,846)     (1,053,584)
                                                               -----------     -----------
          Total property and equipment                             240,971         373,898
GOODWILL                                                           285,836         338,291
                                                               -----------     -----------
          Total Assets......................................   $ 3,762,179     $ 3,797,553
                                                               ===========     ===========
                             LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................   $   394,304     $   317,502
  Accrued salaries and wages................................       151,202          89,959
  Deferred revenue..........................................        80,038          12,001
  Customer deposits.........................................        23,430          24,830
                                                               -----------     -----------
          Total current liabilities.........................       648,974         444,292
                                                               -----------     -----------
COMMITMENT AND CONTINGENCIES
DIVISIONAL EQUITY                                                3,113,205       3,353,261
                                                               -----------     -----------
          Total liabilities and divisional equity...........   $ 3,762,179     $ 3,797,553
                                                               ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                      STATEMENTS OF REVENUES AND EXPENSES
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997         1996
                                                              ----------   ----------
NET REVENUES................................................  $9,804,254   $7,022,786
COSTS AND EXPENSES
  Costs of sales/services...................................   4,818,421    3,412,268
  Sales and marketing.......................................   1,109,967      159,625
  General and administrative................................     105,251      122,813
  Allocation of general overhead............................   1,471,768    1,033,210
                                                              ----------   ----------
                                                               7,505,407    4,727,916
                                                              ----------   ----------
REVENUES IN EXCESS OF EXPENSES..............................  $2,298,847   $2,294,870
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
                                  (UNAUDITED)

BALANCE, December 31, 1995..................................  $ 2,874,386
  Revenues in excess of expenses............................    2,934,993
  Cash transfers to parent, net.............................   (2,456,118)
                                                              -----------
BALANCE, December 31, 1996..................................    3,353,261
  Revenues in excess of expenses............................    2,298,847
  Cash transfers to parent, net.............................   (2,538,903)
                                                              -----------
BALANCE, September 30, 1997.................................  $ 3,113,205
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997          1996
                                                              ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Revenues in excess of expenses............................  $2,298,847    $2,294,870
  Items not requiring cash-
     Depreciation and amortization..........................     225,347       235,057
     Loss on disposal of fixed assets.......................      13,704            --
  Changes in-
     Accounts receivable....................................    (140,208)     (497,492)
     Accounts payable and accrued expenses..................     138,045       122,291
     Other current assets and liabilities...................      56,837       (43,480)
                                                              ----------    ----------
          Net cash provided by operating activities.........   2,592,572     2,111,246
                                                              ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (53,669)     (104,807)
                                                              ----------    ----------
          Net cash used in investing activities.............     (53,669)     (104,807)
                                                              ----------    ----------
NET CASH TRANSFERS TO PARENT................................  $2,538,903    $2,006,439
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                       ELECTRONIC PUBLISHING DIVISION OF
                           BRITE VOICE SYSTEMS, INC.

                    CONDENSED NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the statements of assets, liabilities and divisional equity as of September 30, 1997, and the statements of revenues and expenses, changes in divisional equity, and cash flows for the nine months ended September 30, 1997 and 1996. Such adjustments made to the financial statements are of a normal, recurring nature. Although management believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). These financial statements should be read in conjunction with the audited financial statements of Electronic Publishing Division of Brite Voice Systems, Inc. for the year ended December 31, 1996. The revenues and expenses for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year.

     On October 30, 1997, Brite Voice Systems, Inc. completed the sale of its Electronic Publishing Division to Source Media, Inc. (SMI), for approximately $35,550,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

October 1, 1997

To the Board of Directors and
Shareholders of Tribune Company

     In our opinion, the accompanying balance sheet and the related statement of operations, of cash flows and of owner's equity present fairly, in all material respects, the financial position of Voice News Network, Inc. at December 29, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
------------------------------------
Price Waterhouse LLP
Chicago, Illinois

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                                 BALANCE SHEET

ASSETS

                                                              DECEMBER 29,
                                                                  1996
                                                              ------------
Current assets:
  Accounts receivable (net of allowance for doubtful
     accounts of $33,704)...................................    $299,117
  Deferred income taxes.....................................      25,737
  Other current assets......................................      16,897
                                                                --------
          Total current assets..............................     341,751
                                                                --------
Properties:
  Leasehold improvements....................................      57,319
  Furniture and equipment...................................     732,160
  Construction in progress..................................     160,769
                                                                --------
                                                                 950,248
Accumulated depreciation....................................    (386,167)
                                                                --------
          Net properties....................................     564,081
                                                                --------
          Total assets......................................    $905,832
                                                                ========
LIABILITIES AND OWNER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $ 81,613
  Accrued compensation......................................      61,999
  Subscriber deposits.......................................      16,025
                                                                --------
          Total current liabilities.........................     159,637
Deferred income taxes.......................................      59,748
Commitments and contingencies (Note 5)......................
                                                                --------
          Total liabilities.................................     219,385
                                                                --------
  Owner's equity............................................     686,447
                                                                --------
          Total liabilities and owner's equity..............    $905,832
                                                                ========

   The accompanying notes are an integral part of these financial statements.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                            STATEMENT OF OPERATIONS

                                                                FOR THE
                                                               YEAR ENDED
                                                              DECEMBER 29,
                                                                  1996
                                                              ------------
Operating revenues..........................................   $2,424,875
Operating expenses:
  Cost of sales.............................................    1,592,334
  General and administrative................................      271,613
                                                               ----------
          Total operating expenses..........................    1,863,947
                                                               ----------
Operating income............................................      560,928
Provision for income taxes..................................      222,969
                                                               ----------
Net income..................................................   $  337,959
                                                               ==========

   The accompanying notes are an integral part of these financial statements.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                            STATEMENT OF CASH FLOWS

                                                                FOR THE
                                                               YEAR ENDED
                                                              DECEMBER 29,
                                                                  1996
                                                              ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................   $ 337,959
  Adjustments to reconcile net income to cash provided by
     operating activities:
     Depreciation...........................................     148,228
     Deferred income taxes..................................     (10,381)
     Changes in assets and liabilities:
       Accounts receivable, net.............................    (103,640)
       Other current assets.................................      (5,567)
       Accounts payable.....................................      12,068
       Accrued compensation.................................      21,094
       Other liabilities....................................       3,888
                                                               ---------
  Net cash provided by operating activities.................     403,649
                                                               ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (205,717)
                                                               ---------
  Net cash used for investing activities....................    (205,717)
                                                               ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net distribution to owner.................................    (197,932)
                                                               ---------
  Net cash used for financing activities....................    (197,932)
                                                               ---------
Net increase in cash and cash equivalents...................          --
Cash and cash equivalents, beginning of period..............          --
                                                               ---------
Cash and cash equivalents, end of period....................   $      --
                                                               =========

   The accompanying notes are an integral part of these financial statements.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                          STATEMENT OF OWNER'S EQUITY

                                                                FOR THE
                                                               YEAR ENDED
                                                              DECEMBER 29,
                                                                  1996
                                                              ------------
Owner's equity at January 1, 1996...........................   $ 546,420
Net income..................................................     337,959
Net cash distributions to owner.............................    (197,932)
                                                               ---------
Owner's equity at December 29, 1996.........................   $ 686,447
                                                               =========

   The accompanying notes are an integral part of these financial statements.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 29, 1996

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     Voice News Network (VNN or the Company) is owned and operated by Tribune Media Services, a wholly owned subsidiary of Tribune Company (Tribune).

     VNN produces and distributes, via satellite or telephone line transmission, daily audiotex programs containing news, entertainment and consumer information to its subscribers, primarily newspaper and other media companies. VNN's subscribers generally sell and attach voice advertisements at the beginning and end of the audiotex messages and provide customers access to these programs through local phone service. Audiotex programs are provided to subscribers based primarily on annual service agreements.

     Certain corporate general and administrative expenses of Tribune have been allocated to the Company (Notes 3 and 4) on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the Company operated as a stand-alone company.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue is recognized on a straight line basis over each subscriber's service agreement term.

  Properties

     Properties (including transmission equipment, office and studio equipment and leasehold improvements) are stated at cost. Depreciation is computed using the straight-line method over the properties' estimated useful lives, which range from three to ten years. Expenditures for maintenance and repairs are charged to expense as incurred.

  Income Taxes

     The Company's operations are included in Tribune's consolidated United States federal and state income tax returns. Based on Tribune's tax-sharing policy, the Company computes taxes as if it were filing separate tax returns. Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The liability method measures the expected tax impact of future taxable income or deductions resulting from differences in the tax and financial reporting bases of assets and liabilities reflected in the balance sheet and the expected tax impact of carryforwards for tax purposes.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates. Actual results could differ from those estimates.

  Statement of Cash Flows

     Information related to cash paid for taxes has been omitted since these costs are charged to the Company by Tribune.

  Fiscal Year

     The Company's fiscal year ends on the last Sunday in December. The 1996 fiscal year included 52 weeks.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- RELATED PARTY TRANSACTIONS

     VNN is dependent on Tribune for financing. The Company participates in Tribune's centralized cash management program with respect to accounts receivable, accounts payable, payroll and employee benefits. All disbursements and receipts related to the cash management program are recorded as owner contributions/distributions in the accompanying financial statements. Interest is not recorded on these balances.

     Tribune also provides the Company with certain information systems, insurance and administrative services. Charges for these services are based on allocations of Tribune's actual direct and indirect costs using varying allocation bases as appropriate (e.g., payroll, headcount, etc.) designed to estimate the actual cost incurred by Tribune to render these services to the Company. This allocation process is consistent with the methodology used by Tribune to allocate the cost of similar services provided to its other business units. The allocated costs of these services are included in the accompanying statement of operations and totaled $82,792 in 1996.

     Tribune Media Services leases certain office space from Tribune Properties, Inc., a wholly owned subsidiary of Tribune. Tribune Media Services allocates a portion of the lease expense to VNN. The 1996 expense related to allocated office lease expense included in the statement of operations is $57,959.

     Certain Tribune subsidiaries are VNN subscribers. Revenues from these related parties totaled $61,827 in 1996.

     Treasury, legal and tax services provided by Tribune are not allocated to the Company because these costs are not significant.

NOTE 4 -- EMPLOYEE BENEFIT PLANS

     VNN participates in several Tribune-sponsored benefit plans, including an employee stock ownership plan with annual allocations based on payroll, an employee share purchase plan and a qualified savings incentive plan. The savings incentive plan provides for uniform employer contributions to eligible employees of $.25 for each $1.00 contributed by participants up to 4 percent of the participants' compensation. VNN also participates in certain Tribune-sponsored medical and life insurance plans and certain VNN employees are participants in various Tribune incentive and deferred compensation plans. The total 1996 expense related to these employee benefits included in the statement of operations is $90,393.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     The Company has entered into a contract with a satellite uplink provider through November, 1998. Future commitments under this non-cancelable contract are $30,000 and $27,500 in 1997 and 1998, respectively.

     The Company is involved in litigation from time to time incidental to the conduct of its business; however, the Company is not currently a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the financial position or results of operations of the Company.

NOTE 6 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the current assets and liabilities approximate fair value because of the short maturity of these instruments.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- INCOME TAXES

     The provision for income taxes (all currently payable) for the year ended December 29, 1996 was $208,261. The provision for income taxes approximates 39.8% of pre-tax income and is higher than Tribune's federal statutory tax rate of 35% due to state income taxes. Significant components of VNN's net deferred tax liability as of December 26, 1996 are as follows:

Accounts receivable................................  $13,396
Accrued employee compensation......................   12,341
                                                     -------
  Deferred tax assets..............................   25,737
Net properties.....................................   59,748
                                                     -------
  Deferred tax liabilities.........................   59,748
                                                     -------
  Net deferred tax liability.......................  $34,011
                                                     =======

NOTE 8 -- SUBSEQUENT EVENT -- PROPOSED SALE OF VNN

     On October 1, 1997, the Company entered into an agreement with Source Media, Inc. (Source) whereby Source will acquire VNN for approximately $9 million.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                                 BALANCE SHEET

ASSETS
                                                              SEPTEMBER 29,
                                                                  1997
                                                               (UNAUDITED)
                                                              -------------
Current assets:
  Accounts receivable (net of allowance for doubtful
     accounts of $42,705)...................................    $ 389,348
  Deferred income taxes.....................................       26,704
  Other current assets......................................       12,579
                                                                ---------
          Total current assets..............................      428,631
                                                                ---------
Properties:
  Leasehold improvements....................................       57,319
  Furniture and equipment...................................      852,289
  Construction in progress..................................       83,146
                                                                ---------
                                                                  992,754
  Accumulated depreciation..................................     (502,287)
                                                                ---------
          Net properties....................................      490,467
                                                                ---------
          Total assets......................................    $ 919,098
                                                                =========

LIABILITIES AND OWNER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $  42,458
  Accrued compensation......................................       37,971
  Subscriber deposits.......................................       10,635
                                                                ---------
          Total current liabilities.........................       91,064
  Deferred income taxes.....................................       57,771
  Commitments and contingencies.............................           --
                                                                ---------
          Total liabilities.................................      148,835
                                                                ---------
  Owner's equity............................................      770,263
                                                                ---------
          Total liabilities and owner's equity..............    $ 919,098
                                                                =========

   The accompanying notes are an integral part of these financial statements.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                            STATEMENT OF OPERATIONS

                                                                FOR THE NINE          FOR THE NINE
                                                                MONTHS ENDED          MONTHS ENDED
                                                             SEPTEMBER 29, 1997    SEPTEMBER 28, 1996
                                                             ------------------    ------------------
                                                                (UNAUDITED)           (UNAUDITED)
Operating revenues.........................................      $1,922,912            $1,771,737
Operating expenses:
  Cost of sales............................................       1,131,336             1,197,814
  General and administrative...............................         214,932               173,914
                                                                 ----------            ----------
          Total operating expenses.........................       1,346,268             1,371,728
                                                                 ----------            ----------
Operating income...........................................         576,644               400,009
Provision for income taxes.................................         230,658               160,004
                                                                 ----------            ----------
Net income.................................................      $  345,986            $  240,005
                                                                 ==========            ==========

   The accompanying notes are an integral part of these financial statements.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                            STATEMENT OF CASH FLOWS

                                                                FOR THE NINE          FOR THE NINE
                                                                MONTHS ENDED          MONTHS ENDED
                                                             SEPTEMBER 29, 1997    SEPTEMBER 28, 1996
                                                                (UNAUDITED)           (UNAUDITED)
                                                             ------------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................      $ 345,986             $ 240,005
  Adjustments to reconcile net income to cash provided by
     operating activities:
     Depreciation..........................................        122,699               101,524
     Deferred income taxes.................................         (2,944)               (5,320)
     Changes in assets and liabilities:
       Accounts receivable, net............................        (90,231)             (112,515)
       Other current assets................................          4,318               (15,691)
       Accounts payable....................................        (39,155)                4,963
       Accrued compensation................................        (24,028)               (3,167)
       Other liabilities...................................         (5,390)                3,917
                                                                 ---------             ---------
  Net cash provided by operating activities................        311,255               213,716
                                                                 ---------             ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................................        (49,085)             (123,661)
                                                                 ---------             ---------
  Net cash used for investing activities...................        (49,085)             (123,661)
                                                                 ---------             ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net distribution to owner................................       (262,170)              (90,055)
                                                                 ---------             ---------
  Net cash used for financing activities...................       (262,170)              (90,055)
                                                                 ---------             ---------
Net increase in cash and cash equivalents..................             --                    --
Cash and cash equivalents, beginning of period.............             --                    --
                                                                 ---------             ---------
Cash and cash equivalents, end of period...................      $      --             $      --
                                                                 =========             =========

   The accompanying notes are an integral part of these financial statements.

                            VOICE NEWS NETWORK, INC.
                       (WHOLLY OWNED BY TRIBUNE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

     Voice News Network, Inc. (VNN or the Company) is owned and operated by Tribune Media Services, a wholly owned subsidiary of Tribune Company (Tribune).

     VNN produces and distributes, via satellite or telephone line transmission, daily audiotex programs containing news, entertainment and consumer information to its subscribers, primarily newspaper and other media companies. VNN's subscribers generally sell and attach voice advertisements at the beginning and end of the audiotex messages and provide customers access to these programs through local phone service. Audiotex programs are provided to subscribers based primarily on annual service agreements.

     Certain corporate general and administrative expenses of Tribune have been allocated to the Company on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the Company operated as a stand-alone company.

NOTE 2 -- BASIS OF PRESENTATION

     Unaudited interim financial period -- The accompanying financial information as of September 29, 1997 and September 28, 1996 and for the nine months ended September 29, 1997 and September 28, 1996 is unaudited. The interim financial statements have been prepared on the same basis as the annual financial statements. In the opinion of management, such interim financial information reflects adjustments consisting only of normal and recurring adjustments necessary for a fair presentation of such financial information. The unaudited results of operations for the interim periods ended September 29, 1997 and September 28, 1996 are not necessarily indicative of the results of operations to be expected for any other period or for the full year.

NOTE 3 -- SUBSEQUENT EVENT -- SALE OF VNN

     On October 30, 1997, Source Media, Inc. acquired VNN for approximately $9 million.

             ======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................     1
Risk Factors..........................    18
Use of Proceeds.......................    25
Capitalization........................    25
Unaudited Pro Forma Condensed
  Consolidated Financial Statements...    26
Selected Consolidated Financial
  Data................................    33
Forward-Looking Statements............    35
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    35
Business..............................    42
Management............................    59
Certain Transactions..................    61
Principal Stockholders................    62
Shares Eligible For Future Sale.......    63
Description of Capital Stock..........    64
Description of Exchange Notes.........    69
Description of the Outstanding
  Notes...............................    97
The Exchange Offer....................    97
Certain U.S. Federal Income Tax
  Consequences........................   106
Plan of Distribution..................   111
Legal Matters.........................   112
Independent Auditors..................   112
Available Information.................   112
Incorporation of Certain Documents by
  Reference...........................   113
Glossary of Certain Definitions.......   114
Index to Financial Statements.........   F-1

             ======================================================
             ======================================================
                                  $100,000,000
                                 EXCHANGE OFFER

                              [SOURCE MEDIA LOGO]
                               SOURCE MEDIA, INC.
                 $100,000,000 12% SENIOR SECURED NOTES DUE 2004
                          ----------------------------

                                   PROSPECTUS
                          ----------------------------
                                                                          , 1997
             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of members of its Board of Directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Such provision does not eliminate or limit the liability of a director (1) for any breach of a director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) for paying an unlawful dividend or approving an illegal stock purchase or redemption (as provided in Section 174 of the DGCL) or (4) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. In a derivative action (i.e., one brought by or in the right of the corporation), indemnification may be made for expenses actually and reasonably incurred by any officer or director in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

     Certain provisions of the Company's Certificate of Incorporation and Bylaws generally provide for the indemnification of and advancement of litigation expenses to the Company's directors and officers and such other persons designated by the Board of Directors of the Company as entitled to the benefits of indemnification against all liabilities, losses and expenses incurred in connection with any claim, action, suit or proceeding in which any of them become involved by reason of their service rendered to the Company or, at its request, to another entity; provided, however, that no such right to indemnification shall exist with respect to an action brought by an indemnitee against the Company unless certain conditions set forth in such provisions are satisfied. The provisions of the Company's Certificate of Incorporation and Bylaws are not exclusive of any other indemnification rights to which an indemnitee may be entitled, whether by contract or otherwise. The Company may also purchase liability insurance on behalf of its directors and officers, whether or not it would have the obligation or power to indemnity any of them under the terms of its Certificate of Incorporation.

     In addition, each of the control persons, officers and directors of each of the Subsidiary Guarantors is generally provided indemnification to the fullest extent allowed by the law of such Subsidiary Guarantor's respective jurisdiction of organization.

ITEM 21(a). EXHIBITS

     The information required by this Item 21(a) is set forth in the Index to Exhibits accompanying this Registration Statement and is incorporated herein by reference.

ITEM 22. UNDERTAKINGS

     The undersigned Co-Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Co-Registrants pursuant to the provisions described under Item 20 above, or otherwise, the Co-Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Co-Registrants of expenses incurred or paid by a director, officer or controlling person of the Co-Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Co-Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Co-Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement when it became effective.

     The undersigned Co-Registrants undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 10th day of December, 1997.

                                            SOURCE MEDIA, INC.

                                            By:    /s/ TIMOTHY P. PETERS

                                              ----------------------------------
                                                Timothy P. Peters
                                              Chairman of the Board and Chief
                                                Executive Officer

                                            SMI HOLDINGS, INC.

                                            By:    /s/ TIMOTHY P. PETERS

                                              ----------------------------------
                                                Timothy P. Peters
                                              Chairman of the Board and Chief
                                                Executive Officer

                                            INTERACTIVE CHANNEL TECHNOLOGIES
                                            INC.

                                            By:    /s/ TIMOTHY P. PETERS

                                              ----------------------------------
                                                Timothy P. Peters
                                              President

                                            IT NETWORK, INC.

                                            By:   /s/ DANIEL D. MAITLAND

                                              ----------------------------------
                                                Daniel D. Maitland
                                              President

                                            INTERACTIVE CHANNEL, INC.

                                            By:    /s/ W. THOMAS OLIVER

                                              ----------------------------------
                                                W. Thomas Oliver
                                              President

                                            997758 ONTARIO INC.

                                            By:     /s/ TIMOTHY P. PETERS

                                                --------------------------------
                                                Timothy P. Peters
                                              President

                                            1229501 ONTARIO INC.

                                            By:    /s/ TIMOTHY P. PETERS
                                              ----------------------------------
                                              Timothy P. Peters
                                              President

                                            CABLESHARE INTERNATIONAL INC.

                                            By:      /s/ MARYANN WALSH
                                              ----------------------------------
                                              Maryann Walsh
                                              Director and Secretary

                                            CABLESHARE (U.S.) LIMITED

                                            By:    /s/ TIMOTHY P. PETERS
                                              ----------------------------------
                                              Timothy P. Peters
                                              President

                               SOURCE MEDIA, INC.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ TIMOTHY P. PETERS                    Chief Executive Officer     December 10, 1997
-----------------------------------------------------      and Chairman of the
                  Timothy P. Peters                        Board (principal
                                                           executive officer)

                /s/ W. SCOTT BEDFORD                     Chief Operating Officer,    December 10, 1997
-----------------------------------------------------      Chief Financial
                  W. Scott Bedford                         Officer and Treasurer
                                                           (principal financial
                                                           and accounting
                                                           officer)

                          *                              President and Director      December 10, 1997
-----------------------------------------------------
                    John J. Reed

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                 David L. Kuykendall

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                 Michael J. Marocco

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                 James L. Greenwald

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                   Robert H. Alter

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                  Robert J. Cresci

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                  Barry Rubenstein

              *By: /s/ W. SCOTT BEDFORD
  ------------------------------------------------
                  W. Scott Bedford
                  attorney-in-fact

                               SMI HOLDINGS, INC.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ TIMOTHY P. PETERS                    Chief Executive Officer     December 10, 1997
-----------------------------------------------------      and Chairman of the
                  Timothy P. Peters                        Board (principal
                                                           executive officer)

                /s/ W. SCOTT BEDFORD                     Chief Operating Officer,    December 10, 1997
-----------------------------------------------------      Chief Financial
                  W. Scott Bedford                         Officer and Treasurer
                                                           (principal financial
                                                           and accounting
                                                           officer)

                          *                              President and Director      December 10, 1997
-----------------------------------------------------
                    John J. Reed

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                 David L. Kuykendall

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                 Michael J. Marocco

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                 James L. Greenwald

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                   Robert H. Alter

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                  Robert J. Cresci

                          *                              Director                    December 10, 1997
-----------------------------------------------------
                  Barry Rubenstein

              *By: /s/ W. SCOTT BEDFORD
  ------------------------------------------------
                  W. Scott Bedford
                  attorney-in-fact

                     INTERACTIVE CHANNEL TECHNOLOGIES INC.
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Interactive Channel Technologies Inc., an Ontario, Canada corporation, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Timothy
P. Peters, W. Scott Bedford and Maryann Walsh, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

                /s/ TIMOTHY P. PETERS                   President and Director (principal   December 10, 1997
-----------------------------------------------------     executive officer)
                  Timothy P. Peters

                /s/ W. SCOTT BEDFORD                    (principal financial and            December 10, 1997
-----------------------------------------------------     accounting officer)
                  W. Scott Bedford

                                IT NETWORK, INC.
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of IT Network, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Timothy P. Peters, W. Scott Bedford and Maryann Walsh, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

               /s/ DANIEL D. MAITLAND                   President (principal executive      December 10, 1997
-----------------------------------------------------     officer)
                 Daniel D. Maitland

                /s/ W. SCOTT BEDFORD                    Chief Operating Officer, Chief      December 10, 1997
-----------------------------------------------------     Financial Officer and Treasurer
                  W. Scott Bedford                        (principal financial and
                                                          accounting officer)

                /s/ TIMOTHY P. PETERS                   Chairman of the Board               December 10, 1997
-----------------------------------------------------
                  Timothy P. Peters

                  /s/ MARYANN WALSH                     Director                            December 10, 1997
-----------------------------------------------------
                    Maryann Walsh

                           INTERACTIVE CHANNEL, INC.
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Interactive Channel, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Timothy P. Peters,
W. Scott Bedford and Maryann Walsh, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ W. THOMAS OLIVER                   President (principal          December 10, 1997
-----------------------------------------------------    executive officer)
                  W. Thomas Oliver

                /s/ W. SCOTT BEDFORD                   Chief Operating Officer,      December 10, 1997
-----------------------------------------------------    Chief Financial Officer
                  W. Scott Bedford                       and Treasurer (principal
                                                         financial and accounting
                                                         officer)

                /s/ TIMOTHY P. PETERS                  Chairman of the Board         December 10, 1997
-----------------------------------------------------
                  Timothy P. Peters

                  /s/ MARYANN WALSH                    Director                      December 10, 1997
-----------------------------------------------------
                    Maryann Walsh

                              997758 ONTARIO INC.
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of 997758 Ontario Inc., an Ontario, Canada corporation, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Timothy P. Peters,
W. Scott Bedford and Maryann Walsh, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ TIMOTHY P. PETERS                  President and Director          December 10>,
-----------------------------------------------------    (principal executive              1997
                  Timothy P. Peters                      officer)

                /s/ W. SCOTT BEDFORD                   (principal financial and      December 10, 1997
-----------------------------------------------------    accounting officer)
                  W. Scott Bedford

                  /s/ TERRY POCOCK                     Director                      December 10, 1997
-----------------------------------------------------
                    Terry Pocock

                              1229501 ONTARIO INC.
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of 1229501 Ontario Inc., an Ontario, Canada corporation, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Timothy P. Peters,
W. Scott Bedford and Maryann Walsh, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ TIMOTHY P. PETERS                  President and Director        December 10, 1997
-----------------------------------------------------    (principal executive
                  Timothy P. Peters                      officer)

                /s/ W. SCOTT BEDFORD                   (principal financial and      December 10, 1997
-----------------------------------------------------    accounting officer)
                  W. Scott Bedford

                  /s/ TERRY POCOCK                     Director                      December 10, 1997
-----------------------------------------------------
                    Terry Pocock

                         CABLE SHARE INTERNATIONAL INC.
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Cable Share International Inc., a Barbados corporation, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Timothy P. Peters,
W. Scott Bedford and Maryann Walsh, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                  /s/ MARYANN WALSH                    Secretary and Director        December 10, 1997
-----------------------------------------------------    (principal executive
                    Maryann Walsh                        officer)

                /s/ W. SCOTT BEDFORD                   (principal financial and      December 10, 1997
-----------------------------------------------------    accounting officer)
                  W. Scott Bedford

                  /s/ TERRY POCOCK                     Director                      December 10, 1997
-----------------------------------------------------
                    Terry Pocock

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------

          3.1            -- Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on
                            Form S-1, as amended (No. 33-97564), and incorporated
                            herein by reference).

          3.2            -- Bylaws (filed as Exhibit 3.2 to HBAC's Registration
                            Statement on Form S-1, as amended (No. 33-62606), and incorporated herein by reference).

          4.1            -- Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No.
                            33-97564), and incorporated herein by reference).

          4.2            -- Certificate of Designation for Senior PIK Preferred Stock
                            (filed as Exhibit 4.2 to the Company's current report on
                            Form 8-K dated October 30, 1997, and incorporated herein
                            by reference).

          4.3            -- Indenture dated as of October 30, 1997 between Source
                            Media, Inc. and U.S. Trust Company of Texas, N.A. (filed
                            as Exhibit 4.1 to the Company's current report on Form
                            8-K dated October 30, 1997, and incorporated herein by
                            reference).

          4.4            -- Warrant Agreement dated as of October 30, 1997 between
                            Source Media, Inc. and ChaseMellon Shareholder Services
                            (filed as Exhibit 4.3 to the Company's current report on
                            Form 8-K dated October 30, 1997, and incorporated herein
                            by reference).

          5.1+           -- Opinion of Thompson & Knight, P.C.

         10.1            -- Master Agreement between IT Network, Inc. and Pacific
                            Bell Directory, dated December 16, 1992, as amended
                            (filed as Exhibit 10.18 to HBAC's Registration Statement
                            on Form S-4 (No. 33-90482), and incorporated herein by
                            reference).

         10.2            -- Master AudioText Agreement between IT Network, Inc. and
                            BellSouth, dated May 1, 1993 (filed as Exhibit 10.22 to
                            HBAC's Registration Statement on Form S-4 (No. 33-90482),
                            and incorporated herein by reference).

         10.3            -- Sales Agency Agreement by and between US West Marketing
                            Resources Group, Inc. and IT Network, Inc., dated July 6,
                            1995 (filed as Exhibit 10.1 to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1995,
                            and incorporated herein by reference).

         10.4            -- Development and Licensing Agreement dated as of April 1,
                            1995 between IT Network, Inc., Source Media, Inc., ICT
                            Inc., Cable Share International Inc., ICT (U.S.) Limited
                            and ICT B.V. (filed as Exhibit 10.22 to the Company's
                            Annual Report on Form 10-K for the Year Ended December
                            31, 1995, and incorporated herein by reference).

         10.5            -- Interactive Television License Agreement between IT
                            Network, Inc., ICT (U.S.) Limited and ICT Inc., dated
                            June 11, 1992 (filed as Exhibit 10.40 to HBAC's
                            Registration Statement on Form S-4 (No. 33-90482), and incorporated herein by reference).

         10.6            -- Interactive Channel Distribution Agreement dated November
                            16, 1995 between IT Network, Inc. and Cablevision Systems
                            Corporation (filed as Exhibit 99.2 to the Company's
                            Current Report on Form 8-K filed January 30, 1996, and as
                            amended on March 19, 1996, and incorporated herein by
                            reference).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.7            -- Interactive Cable Agreement between IT Network, Inc. and
                            Sammons Communications, Inc., dated June 4, 1993 (filed
                            as Exhibit 10.53 to HBAC's Registration Statement on Form
                            S-4 (No. 33-90482), and incorporated herein by
                            reference).

         10.8            -- Contribution Agreement between National Research Council
                            Canada and ICT Inc. (filed as Exhibit 10.54 to HBAC's
                            Registration Statement on Form S-4 (No. 33-90482), and
                            incorporated herein by reference).

         10.9            -- Letter of Understanding between IT Network, Inc. and
                            Pacific Bell Directory dated August 25, 1994 (filed as
                            Exhibit 10.55 to HBAC's Registration Statement on Form
                            S-4 (No. 33-90482), and incorporated herein by reference).

         10.10           -- Stock Purchase Warrant dated April 13, 1996 between
                            Northstar Advantage High Total Return Fund and the
                            Company (filed as Exhibit 10.3 to the Company's Quarterly
                            Report on Form 10-Q for the Quarter Ended March 31, 1996,
                            and incorporated herein by reference).

         10.11           -- Sales Agency Agreement dated May 20, 1996 between The
                            Reuben H. Donnelley Corporation and IT Network, Inc.
                            (filed as Exhibit 10.1 to the Company's Quarterly Report
                            on Form 10-Q for the Quarter Ended June 30, 1996, and
                            incorporated herein by reference).

         10.12           -- License Agreement dated June 6, 1996 between WinStar New
                            Media Co., Inc. and the Company (filed as Exhibit 10.2 to
                            the Company's Quarterly Report on Form 10-Q for the
                            Quarter Ended June 30, 1996, and incorporated herein by
                            reference).

         10.13           -- Charter Affiliation Agreement between Century
                            Communications Corporation and the Company (filed as
                            Exhibit 10.1 to the Company's Current Report on Form 8-K
                            filed April 23, 1996, and incorporated herein by
                            reference).

         10.14           -- Services Agreement dated October 21, 1996 between The
                            Reuben H. Donnelley Corporation and IT Network, Inc.
                            (filed as Exhibit 10.1 to the Company's Quarterly Report
                            on Form 10-Q for the Quarter Ended September 30, 1996,
                            and incorporated herein by reference).

         10.15           -- Arrangement Agreement dated November 13, 1996 between the
                            Company and ICT. (filed as Exhibit 10.18 to the Company's
                            Registration Statement on Form S-1 (No. 33-16883),
                            subsequently withdrawn, and incorporated herein by
                            reference).

         10.16           -- Form of Plan of Arrangement. (filed as Exhibit 10.19 to the Company's Registration Statement on Form S-1 (No.
                            33-16883), subsequently withdrawn, and incorporated
                            herein by reference).

         10.17           -- Stock Purchase Warrant dated as of April 9, 1996 between the Company and Northstar (filed as Exhibit 10.29 to the
                            Company's Annual Report on Form 10-K for the Year Ended
                            December 31, 1996, and incorporated herein by reference).

         10.18           -- Amended and Restated Stock Purchase Warrant dated as of
                            April 9, 1997 between the Company and Northstar (filed as
                            Exhibit 10.30 to the Company's Annual Report on Form 10-K
                            for the Year Ended December 31, 1996, and incorporated
                            herein by reference).

         10.19           -- Stock Purchase Warrant dated as of April 9, 1997 between the Company and Zeneca (filed as Exhibit 10.31 to the
                            Company's Annual Report on Form 10-K for the Year Ended
                            December 31, 1996, and incorporated herein by reference).
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

             10.20           -- Stock Purchase Warrant dated as of April 9, 1997 between the Company and Delaware
                                (filed as Exhibit 10.32 to the Company's Annual Report on Form 10-K for the Year Ended
                                December 31, 1996, and incorporated herein by reference).

             10.21           -- Stock Purchase Warrant dated as of April 9, 1997 between the Company and ICI (filed as
                                Exhibit 10.33 to the Company's Annual Report on Form 10-K for the Year Ended December
                                31, 1996, and incorporated herein by reference).

             10.22           -- Stock Purchase Warrant dated as of April 9, 1997 between the Company and McConnell
                                (filed as Exhibit 10.34 to the Company's Annual Report on Form 10-K for the Year Ended
                                December 31, 1996, and incorporated herein by reference).

             10.23           -- Amended and Restated Registration Rights Agreement dated as of April 9, 1997 among the
                                Company and Northstar, Zeneca, McConnell, ICI and Delaware (filed as Exhibit 10.35 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996, and
                                incorporated herein by reference).

             10.24           -- Asset Purchase Agreement dated September 23, 1997 between IT Network, Inc. and Brite
                                Voice Systems, Inc. (filed as Exhibit 2.1 to the Company's current report on Form 8-K dated October 30, 1997, and incorporated herein by reference).

             10.25           -- Amendment dated October 7, 1997 between IT Network, Inc. and Brite Voice Systems, Inc.
                                to Asset Purchase Agreement dated September 23, 1997 between IT Network, Inc. and Brite
                                Voice Systems, Inc. (filed as Exhibit 2.2 to the Company's current report on Form 8-K dated October 30, 1997, as amended, and incorporated herein by reference).

             10.26           -- Asset Purchase Agreement dated September 30, 1997 between Source Media, Inc. and IT
                                Network, Inc. and Voice News Network, Inc. (filed as Exhibit 2.3 to the Company's current report on Form 8-K dated October 30, 1997, and incorporated herein by reference).

             10.27           -- Exchange and Registration Rights Agreement for Senior Secured Notes dated as of October
                                30, 1997 between Source Media, Inc. and certain of its subsidiaries and Natwest Capital
                                Markets Limited and Prudential Securities Incorporated (filed as Exhibit 10.1 to the
                                Company's current report on Form 8-K dated October 30, 1997, and incorporated herein by reference).

             10.28           -- Preferred Stock Registration Rights Agreement dated as of October 30, 1997 between
                                Source Media, Inc. and Natwest Capital Markets Limited and Prudential Securities
                                Incorporated. (filed as Exhibit 10.2 to the Company's current report on Form 8-K dated
                                October 30, 1997, and incorporated herein by reference).

             23.1*           -- Consent of Ernst & Young LLP.

             23.2*           -- Consent of Arthur Andersen LLP.

             23.3*           -- Consent of Price Waterhouse LLP.

             23.4+           -- Consent of Thompson & Knight, P.C. (included as Part I of Exhibit 5.1).

             24.1*           -- Powers of Attorney.

            25*              -- Statement of eligibility of Trustee.

            27*              -- Financial Data Schedule.
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---------------

+ To be filed by amendment.

* Filed herewith.